Exhibit 10.122

AMENDED AND RESTATED LOAN AGREEMENT

Between

KBSIII DOMAIN GATEWAY, LLC,

KBSIII 1550 WEST MCEWEN DRIVE, LLC,

KBSIII 155 NORTH 400 WEST, LLC

KBSIII TOWER AT LAKE CAROLYN, LLC, and

KBSIII 201 SPEAR STREET, LLC,

each a Delaware limited liability company,

as Borrowers,

U.S. BANK NATIONAL ASSOCIATION,

a national banking association,

as Agent, lead arranger and book manager,

and

U.S. BANK NATIONAL ASSOCIATION,

a national banking association,

as a Lender,

FIFTH THIRD BANK,

an Ohio banking corporation,

as a Lender,

REGIONS BANK,

as Syndication Agent and as a Lender,

and

UNION BANK, N.A.,

a national banking association,

as a Lender

-i-

	4.5	Financial and Other Information	30
	4.6	No Defaults under Loan Documents or Other Agreements	30
	4.7	Boundary Lines; Conformance with Governmental Requirements and Restrictions	31
	4.8	Utilities, Etc	31
	4.9	Personal Property	31
	4.10	Condemnation	31
	4.11	Governmental Regulations	31
	4.12	Employee Benefit Plans	31
	4.13	Brokers	31
	4.14	Defects and Hazards	31
	4.15	Permits	31
	4.16	No Consumer Purpose	32

V.	COVENANTS OF BORROWER		32
	5.1	Paying Costs of Property and Loan	32
	5.2	Using Loan Proceeds	33
	5.3	Keeping of Records	33
	5.4	Providing Financial Information	33
	5.5	Providing Operating Budgets and Operating Statements	33
	5.6	Providing Leasing Information	34
	5.7	Maintaining Insurance Coverage	34
	5.8	Complying with Other Documents	34
	5.9	Lease Approval Rights	34
	5.10	Compliance with Laws	35
	5.11	Ownership of Personal Property	35
	5.12	Representations and Warranties	35
	5.13	Trade Names	36
	5.14	No Distributions	36
	5.15	Future Development	.36
	5.16	Further Assurances	36
	5.17	Notice of Litigation, Etc.	36
	5.18	USA Patriot Act Compliance Covenant	36
	5.19	Maintenance of Existence	37
	5.20	Borrower Operating Account	37
	5.21	Single Purpose Entity Provisions	37
	5.22	No Other Debt	38
	5.23	Mandatory Principal Payments	38
	5.24	Affiliate Transactions	38
	5.25	Borrower and Guarantor Covenants	38
	5.26	EIN	38
	5.27	Lease Termination Account	38
	5.28	Required Minimum Funded Amount	39

VI.	DEFAULTS		40
	6.1	Events of Default	40
	6.2	Rights and Remedies	41

-ii-

VII.	MISCELLANEOUS		42
	7.1	Binding Effect; Waivers; Cumulative Rights and Remedies	42
	7.2	Survival	42
	7.3	Governing Law; Waiver of Jury Trial	42
	7.4	Counterparts	43
	7.5	Notices	43
	7.6	Agent’s Sign	44
	7.7	No Third Party Reliance	44
	7.8	Time of the Essence	44
	7.9	Entire Agreement; No Oral Modifications	44
	7.10	Captions	45
	7.11	Joint and Several Liability	45
	7.12	Borrowers’ Relationship with Agent and the Lenders	45
	7.13	Swap Transactions	45
	7.14	Automatic Deduction and Credit	46
	7.15	Borrower Waiver	46
	7.16	Reduction of Committed Amount	46
	7.17	USA Patriot Act Notice	47
	7.18	Statute of Frauds	47
	7.19	Joint Borrower Provisions	47
	7.20	Possible Increase in the Committed Amount	51
	7.21	Additional Property Collateral	53
	7.22	Releases of Properties	57
	7.23	Collateral Documents	58
	7.24	Intentionally Deleted	59
	7.25	Limited Recourse Provision	59
	7.26	Release of a Borrower	59

VIII.	AGENCY PROVISIONS		60
	8.1	Agency	60
	8.2	Resignation of Agent; Removal	61
	8.3	Administration	61
	8.4	Actions by Agent; Required Consents	62
	8.5	Payments	64
	8.6	Management of Acquired Collateral	66
	8.7	Defaulting Lender	68
	8.8	Representations, Warranties and Acknowledgments	70
	8.9	Assignments; Participation	71
	8.10	Other Business	73
	8.11	Consents	74
	8.12	Agent as Lender	74
	8.13	Notification of Defaults and Events of Default	74
	8.14	No Reliance by Borrower	74
	8.15	Reliance	74
	8.16	Pledge to Federal Reserve Bank	74
	8.17	Confidentiality	75

-iii-

LIST OF EXHIBITS

EXHIBIT A	-	Assignment and Assumption Agreement

EXHIBIT B	-	Description of Improvements

EXHIBIT C-1	-	Legal Description of the KBS Domain Gateway Land

EXHIBIT C-2	-	[Intentionally Omitted]

EXHIBIT C-3	-	Legal Description of the KBS West McEwen Land

EXHIBIT C-4	-	Legal Description of the KBS 155 North 400 West Land

EXHIBIT C-5	-	Legal Description of the KBS Tower at Lake Carolyn Land

EXHIBIT C-6	-	Legal Description of the KBS 201 Spear Street Land

EXHIBIT D	-	Permitted Encumbrances

EXHIBIT E	-	Appraised Value of Each Property

EXHIBIT F	-	Title Insurance Requirements

EXHIBIT G	-	Insurance Requirements

EXHIBIT H	-	Notices and Wire Instructions

EXHIBIT I	-	Commitments and Commitment Percentages of Lenders

EXHIBIT J	-	Form of Draw Request

EXHIBIT K	-	Borrower EIN Numbers

EXHIBIT L	-	Form of Joinder Agreement

-iv-

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of March 10, 2014, by and between (i) KBSIII DOMAIN GATEWAY, LLC, a Delaware limited liability company, KBSIII 1550 WEST MCEWEN DRIVE, LLC, a Delaware limited liability company, KBSIII 155 NORTH 400 WEST, LLC, a Delaware limited liability company, KBSIII TOWER AT LAKE CAROLYN, LLC, a Delaware limited liability company, and KBSIII 201 SPEAR STREET, LLC, a Delaware limited liability company, (collectively, “Initial Borrowers”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent, lead arranger and book manager (in such capacity, “Agent”), and (iii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender, FIFTH THIRD BANK, an Ohio banking corporation, as a Lender, REGIONS BANK, as Syndication Agent and as a Lender, and UNION BANK, N.A., a national banking association, as a Lender, and any other bank that becomes a “Lender” after the Closing Date (each, a “Lender” and collectively, the “Lenders”). This Amended and Restated Loan Agreement amends and restates that certain Loan Agreement dated as of April 30, 2012, by and between the Initial Borrowers, U.S. Bank National Association, a national banking association, as Agent and the other “Lenders” described therein, as amended (the “Original Loan Agreement”). From and after the Closing Date hereunder, this Amended and Restated Loan Agreement shall amend, restate and supersede in its entirety the Original Loan Agreement, and all “Loan Documents” executed in connection herewith and described herein shall supersede and control over the “Loan Documents” described in and executed in connection with the Original Loan Agreement (other than any original loan documents executed in connection with the Original Loan Agreement which have not been modified or amended in connection herewith, if any).

WITNESSETH THAT,  in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following respective meanings, unless the context hereof clearly requires otherwise:

Accordion Option:  Has the meaning set forth in Section 7.20.

Additional Property:  Has the meaning set forth in Section 7.21, and shall be deemed to include all Land, Improvements, Equipment and other “Trust Estate” or “Mortgaged Property” described in the Deed of Trust encumbering such property.

Advance:  Any portion of the Loan advanced to or for the benefit of Borrower in accordance with the terms hereof.

Advance Date:  Has the meaning set forth in Section 3.5.

Affiliate:  Means, as to any Person, (a) any corporation in which such Person or any partner, shareholder, director, officer, member, or manager of such Person, at any level, directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which such Person or any partner, shareholder, director, officer, member, or manager of such Person, at any level, is a partner, joint venturer or member, (c) any trust in which such Person or any partner, shareholder, director, officer, member or manager of such Person, at any level, or any individual related by birth, adoption or marriage to such Person, is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by (or is under common control with) such Person or any partner, shareholder, director, officer, member or manager of such Person, at any level, (e) any partner, shareholder, director, officer, member, manager or employee of such Person, or (f) any individual related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of such Person. Controls (which includes the correlative meanings of “controlled by” and “under common control with”) means effective power, directly or indirectly, to direct or cause the direction of the management and policies of such Person.

Agent:  U.S. Bank National Association, as agent for itself and for other financial institutions which are now or may in the future become parties to this Agreement.

Agreement:  This Amended and Restated Loan Agreement, including any amendments hereof and supplements hereto executed by Borrower and Agent.

Annualized Net Operating Income:  Means annualized Net Operating Income before payment of debt service from the Properties securing the Loan as of the date of calculation, calculated by annualizing the Net Operating Income for the immediately preceding prior two calendar quarters, provided that if the Debt Service Coverage Ratio is being calculated within 45 days after the end of a calendar quarter, the Net Operating Income shall be calculated by looking at the Net Operating Income during the two calendar quarters preceding the immediately prior calendar quarter; e.g., if the Debt Service Coverage Ratio is being calculated on January 10, 2015, the six-month period would be the period commencing on April 1, 2014 and ending on September 30, 2014, and if the Debt Service Coverage Ratio is being calculated on February 20, 2015, the six-month period would be the period commencing on July 1, 2014, and ending on December 31, 2014). Notwithstanding the foregoing, if any Property has been owned by a Borrower for less than the entire applicable foregoing period, then Net Operating Income for such Property shall be calculated by annualizing the Net Operating Income for such Property for the portion of such period during which a Borrower owned such Property. In addition, until a Property has secured the Loan for one full calendar quarter, the Net Operating Income for that Property shall be calculated using the Agent’s underwritten projected year one Rental Income and Operating Expenses for such Additional Property based on the Appraisal obtained for such Additional Property in accordance with Section 7.21 (e.g., if an Additional Property is added on June 15, 2014, this sentence would apply to such Additional Property until September 30, 2014).

Applicable Interest Rate:  Has the meaning set forth in Section 1.2.

Applicable Margin:  Means one and three quarters percent (1.75%) per annum.

Appraisal:  A written appraisal of each Property prepared by an Appraiser and requested by or delivered to Agent, in each case in form, content and methodology satisfactory to Agent and Majority Lenders, each in their reasonable discretion, and in compliance with all applicable legal and regulatory requirements (including the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, 12 U.S.C. §§ 3331, et seq., as amended (or any successor statute thereto), and the regulations promulgated thereunder); provided, no new appraisals are required to be provided for any Initial Property or after a Property constitutes an Additional Property under the Loan except (i) in connection with the extension of the Maturity Date, (ii) after and during the occurrence of an Event of Default if required by Agent, and (iii) as expressly requested by Borrower (in its sole discretion) under the terms of the Loan Documents.

Appraiser:  Any independent appraiser selected by Agent who meets all regulatory requirements applicable to Agent, who is a member of the Appraisal Institute with a national practice and who has experience with real estate of the same type as the Property to be appraised.

Assignee Lender:  Has the meaning set forth in Section 8.9.

Assignment and Assumption Agreement:  An instrument in the form of Exhibit A, duly completed and executed and delivered.

Availability Amount:  Means the lesser of (a) the Committed Amount (as such amount may from time-to-time be increased and/or decreased in accordance with the terms of this Agreement), or (b) the Borrowing Base Amount.

Availability Period:  Has the meaning set forth in Section 3.5.

Borrower or Borrowers:  Shall mean, individually or collectively as the context may require, each Initial Borrower and each New Borrower that executes a Joinder Agreement and thereby becomes a Borrower hereunder pursuant to the provisions of Section 7.21. Unless otherwise specified, as used herein, the term “Borrower” shall mean each Borrower individually and all Borrowers collectively, and jointly and severally, using an interpretation most favorable to Agent and Lenders.

Borrowing Base Amount:  Shall mean the lesser of (a) the product obtained by multiplying the Maximum Borrowing Base Leverage Ratio by the Borrowing Base Value (provided that such amount determined under this subparagraph (a) may not exceed $35,000,000 with respect to any one Property at the time it is being added as collateral to the Loan, unless otherwise approved by Agent), and (b) the Loan balance resulting in a Debt Service Coverage Ratio equal to the Minimum Borrowing Base DSCR, calculated by dividing (i) Annualized Net Operating Income for the Properties then securing the Loan by (ii) the product obtained by multiplying (A) the Minimum Borrowing Base DSCR by (B) the Borrowing Base Loan Constant.

Borrowing Base Loan Constant:  Shall mean the greater of (i) a loan constant of 0.0798 (which is based on an interest rate of seven percent (7.00%) per annum and principal amortization based on a 30-year amortization schedule), and (ii) a loan constant, expressed as a decimal, based on an interest rate of two and one-quarter percent (2.25%) per annum in excess of the Treasury Note Rate as of the date of calculation, and principal amortization based on a 30-year amortization schedule, as reasonably determined by Agent.

Borrowing Base Value:  Shall mean the aggregate value of the Properties securing the Loan as of the date of calculation, subject to the adjustments set forth below in this definition. The value of each Property shall be (a) as to Properties owned by Borrower for twelve (12) months or more, the then-current “As-Is” appraised value of the Property, based on the most recent Appraisal for such Property, and (b) as to Properties owned by Borrower for less than twelve (12) months, the lesser of (i) the Cost Basis of such Property as of the date of calculation or (ii) the then-current “As-Is” appraised value of the Property, based on the most recent Appraisal for such Property. Borrower may request (in its sole discretion) that Agent reappraise any Property and in connection therewith order new Appraisals from time to time (but in no event more than once in any six-month period). Borrower shall pay the costs of any and all such Appraisals within ten days of written demand by Agent. In addition to any of the rights of Agent or Lenders hereunder to order Appraisals, Agent may at any time and from time to time order new Appraisals of the Properties during the existence of an Event of Default, and Borrower shall pay the costs of any and all such Appraisals within ten days of written demand by Agent. In addition, the Borrowing Base Value shall be subject to the following adjustments:

(a)        If the aggregate value of Properties with Improvements consisting of a single tenant building exceeds thirty-five percent (35%) of the Borrowing Base Value, then the aggregate value attributed to such Properties for purposes of calculating the Borrowing Base Value shall be reduced to an amount so that the aggregate value of such single-tenant Properties used in determining the Borrowing Base Value does not exceed thirty-five percent (35%) of the Borrowing Base Value.

(b)        If the Borrowing Base Value (prior to adjustment pursuant to this subparagraph (b)) exceeds $200,000,000.00 and the aggregate value of Properties located within the same Metropolitan Statistical Area (“MSA”), based on the then-current delineation of MSAs as designated by the United States Office of Management and Budget, exceeds fifty percent (50%) of the Borrowing Base Value, then, unless otherwise approved by Agent, the aggregate value attributed to such Properties for purposes of calculating the Borrowing Base Value shall be reduced to an amount equal to the aggregate value of all other Properties then securing the Loan (i.e., so that the aggregate value of the Properties located in the same MSA used in determining the Borrowing Base Value does not exceed 50% of the Borrowing Base Value).

(c)        If the Borrowing Base Value exceeds two hundred million dollars ($200,000,000) and if the aggregate value of Leasehold Properties exceeds twenty percent (20%) of the Borrowing Base Value, then, unless otherwise approved by Agent, the aggregate value attributed to such Leasehold Properties for purposes of calculating the Borrowing Base Value shall be reduced by a sufficient amount such that the aggregate value of the Leasehold Properties used in determining the Borrowing Base Value does not exceed 20% of the Borrowing Base Value).

Business Day:  Any day other than a Saturday, a Sunday, or a legal holiday on which Agent is not open for business.

Change:  Has the meaning set forth in Section 1.9.

Closing Date:  The date upon which all of the conditions set forth in Section 2 are satisfied and the Deeds of Trust are recorded in the official records of the counties in which the Initial Properties are located, which date must, in no event, be later than the Termination Date.

Committed Amount:  A single aggregate commitment of $200,000,000, consisting of the Revolving Portion plus the Non-Revolving Portion (subject to possible increase in accordance with the exercise of the Accordion Option under Section 7.20 hereof) less the amount of undisbursed Loan proceeds, if any, that have been cancelled by the Borrower in writing in accordance with the terms and conditions of this Agreement including, without limitation, the provisions set forth in Section 7.16.

Commitment Percentage:  Means, as to each Lender, such Lender’s pro rata share of all right, title and interest in the Loan and the Loan Documents, as set forth on Exhibit I attached hereto, as amended and modified by unilateral action of Agent from time to time to reflect the sale or assignment of a portion of the Loan or any exercise of the Accordion Option. Unless otherwise specified, each Lender’s Commitment Percentage shall be the amount of such Lender’s commitment divided by the aggregate amount of the commitments of all Lenders.

Consultants:    Third party experts retained by Agent to assist it in connection with closing, advancing, disbursing or administering the Loan.

Cost Basis:  Means, for each Property, the undepreciated cost basis of such Property as determined by GAAP (provided such basis shall include any applicable acquisition and financing costs incurred at the time of initial acquisition and in connection with any financing provided under the Loan Agreement from time to time), the amount of which as of the Closing Date shall be as set forth in Exhibit E hereto.

Debt Service Coverage Ratio:  Shall mean a fraction, the numerator of which is the Annualized Net Operating Income and the denominator of which is the product obtained by multiplying (a) the outstanding Principal Balance as of the date of calculation by (b) the Borrowing Base Loan Constant.

Deed of Trust:  Each first priority deed of trust, mortgage or deed to secure debt executed by a Borrower in favor of Agent, creating a first lien on a Property and securing the Note and the other obligations specified therein, to be recorded in the official records of the county in which the Property is located, including any amendments to such Deed of Trust and supplements thereto executed by Borrower and Agent.

Default Rate:  Has the meaning set forth in Section 1.11.

Defaulting Lender:  Any Lender, as determined by the Agent, who for any reason shall fail or refuse to abide by its obligations under the Loan Documents or this Agreement within the time periods specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days, including, but not limited to any Lender that has (a) failed to fund any portion of its Loan within one Business Day of the date required to be funded by it hereunder, (b) notified the Borrower, the Agent, or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within one Business Day after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund its prospective Loan, (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment. Nothing contained in the foregoing shall be deemed to constitute a waiver by the Borrower of any of its rights or remedies (whether in equity or law) against any Lender which fails to fund any portion of its Loan hereunder at the time or in the amount required to be funded under the terms of this Agreement.

Draw Request:  A written request by Borrower, in the form attached hereto as Exhibit J, for an advance of Loan proceeds under this Agreement.

Environmental Indemnity:  That certain Unsecured Environmental Indemnity of even date herewith, executed by Borrowers in favor of Agent, setting forth certain indemnification obligations relating to “Hazardous Substances” (as defined therein), as the same may be amended, modified, replaced or substituted from time to time.

Environmental Insurance Policy:  Means, collectively, the environmental insurance policy or policies covering any or all of the Properties, in form and substance reasonably acceptable to Agent, naming Agent (on behalf of Lenders) as additional insured.

Equipment:  All fixtures, equipment and personal property owned by any Borrower and located or to be located in or on, and used in connection with the construction, development, management, maintenance or operation of any or all of the Properties.

Event of Default:  Any event set forth in Section 6.1.

Excluded Taxes:  Means, in the case of each Lender or applicable Lending Installation and Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or Agent is incorporated or organized or (b) the jurisdiction in which Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

Federal Funds Rate:  As of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such date opposite the caption “Federal Funds (Effective)”. If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any

successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotation”) for such date under the caption “Federal Funds Effective Rate”. If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotation, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by Agent.

Fee Letter:  That certain Fee Letter between Borrower and U.S. Bank dated as of March 10, 2014.

GAAP:    Generally accepted accounting principles as set forth in the Statement of Financial Accounting Principles No. 162: The Hierarchy of Generally Accepted Accounting Principles, as such may be subsequently revised, or in any successor pronouncement issued by the Financial Accounting Standard Board or Securities and Exchange Commission.

Governmental Authority:    Means any governmental or quasi-governmental entity, including any court, department, commissions, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

Governmental Requirements:  All laws, statutes, codes, ordinances, and governmental rules, regulations and requirements applicable to any Borrower, Agent and/or any Property.

Gross Operating Income:  Shall mean the sum of any and all Rental Income, and all other normal and recurring (but not extraordinary) cash income actually received by Borrowers during the applicable time period in question (the “Calculation Period”) from the ownership, use and operation of the Properties that continue to then be encumbered by the Deeds of Trust and contribute to the Borrowing Base Amount. In calculating Gross Operating Income, Agent shall include in Rental Income the base rent payable under any lease which is in a free rent period during the Calculation Period, subject to the following conditions: (i) the tenant under such lease is not in default, (ii) Agent has approved the terms of the lease in its reasonable discretion, (iii) as of the end of the Calculation Period the number of months remaining prior to the date rent commences under such lease does not exceed six months, and (iv) Agent shall make such positive adjustment to Rental Income for the amount which equals the product of (a) the number of months of free rent during the Calculation Period provided such months are during the six-month period prior to the date rent commences under such lease multiplied by (b) the actual monthly rent collections anticipated on the date rent commences under such lease. The preceding sentence shall not be deemed to modify Section 5.9 hereof and shall provide Agent with approval rights only with respect to including base rent payable under leases in a “free rent” period in the calculation of Net Operating Income.

Guarantor:  Means Properties REIT.

Guaranty:  The Repayment Guaranty of even date herewith executed by Guarantor in favor of Agent and Lenders, as the same may be amended, modified, replaced or substituted from time to time.

Improvements:  The buildings and other improvements located on one or more of the Properties, including all sitework, utilities, infrastructure, paving, striping, signage, curb and gutter, landscaping and installation of all “common area” improvements required under any covenants encumbering a Property, required by applicable law, or required by zoning approvals entered into by Borrower, or improvements required to be constructed by any Borrower pursuant to leases entered into by such Borrower.

Initial Advance:  The first advance of Loan proceeds to be made on or about the Closing Date in the amount of $ 0.

Initial Borrowers:     Has the meaning assigned in the opening paragraph of this Agreement.

Initial Properties:    Shall mean, collectively, the KBS Domain Gateway Property, the KBS West McEwen Property, the KBS 155 North 400 West Property, the KBS Tower at Lake Carolyn Property and the KBS 201 Spear Street Property.

Interest Differential:    That sum equal to the greater of zero (0) or the financial loss incurred by the Lenders resulting from prepayment, calculated as the difference between the amount of interest the Lenders would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Period) had prepayment not occurred and the interest the Lenders will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. The Interest Differential shall (i) be calculated by Agent on behalf of Lenders in accordance with Agent’s customary underwriting practices and (ii) not be charged for any portion of the Loan prepaid that is accruing interest at the Monthly Reset LIBOR Rate.

Internal Revenue Code:  The Internal Revenue Code of 1986, as amended.

Joinder Agreement:  Means an Assumption and Joinder Agreement substantially in the form of Exhibit L hereto, executed by a New Borrower in favor of Agent for itself and the Lenders, and any amendments, supplements and other modifications thereto.

KBS Domain Gateway Improvements:  Shall mean the Improvements located on the KBS Domain Gateway Land, including without limitation those described on Exhibit B hereto.

KBS Domain Gateway Land:  Shall mean the land described on Exhibit C-1 hereto.

KBS Domain Gateway Property:    Shall mean the KBS Domain Gateway Land, the KBS Domain Gateway Improvements, the Equipment pertaining thereto and all other “Trust Estate” or “Mortgaged Property” described in the Deed of Trust encumbering such property.

KBS West McEwen Improvements:  Shall mean the buildings and other improvements located on the KBS West McEwen Land, including without limitation those described on Exhibit B hereto.

KBS West McEwen Land:  Shall mean the land described on Exhibit C-3 hereto.

KBS West McEwen Property:    Shall mean the KBS West McEwen Land, the KBS West McEwen Improvements, the Equipment pertaining thereto and all other “Trust Estate” or “Mortgaged Property” described in the Deed of Trust encumbering such property.

KBS 155 North 400 West Improvements:  Shall mean the Improvements located on the KBS 155 North 400 West Land, including without limitation those described on Exhibit B hereto.

KBS 155 North 400 West Land:  Shall mean the land described on Exhibit C-4 hereto.

KBS 155 North 400 West Property:  Shall mean the KBS 155 North 400 West Land, the KBS 155 North 400 West Improvements, the Equipment pertaining thereto and all other “Trust Estate” or “Mortgage Property” described in the Deed of Trust encumbering such property.

KBS Tower at Lake Carolyn Improvements:  Shall mean the Improvements located on the KBS Tower at Lake Carolyn Land, including without limitation those described on Exhibit B hereto.

KBS Tower at Lake Carolyn Land:  Shall mean the land described on Exhibit C-5 hereto.

KBS Tower at Lake Carolyn Property:  Shall mean the KBS Tower at Lake Carolyn Land, the KBS Tower at Lake Carolyn Improvements, the Equipment pertaining thereto and all other “Trust Estate” or “Mortgage Property” described in the Deed of Trust encumbering such property.

KBS 201 Spear Street Improvements:  Shall mean the Improvements located on the KBS 201 Spear Street Land, including without limitation those described on Exhibit B hereto.

KBS 201 Spear Street Land:  Shall mean the land described on Exhibit C-6 hereto.

KBS 201 Spear Street Property:  Shall mean the KBS 201 Spear Street Land, the KBS 201 Spear Street Improvements, the Equipment pertaining thereto and all other “Trust Estate” or “Mortgage Property” described in the Deed of Trust encumbering such property.

Land:  Shall mean, individually or collectively as the context shall require, the KBS Domain Gateway Land, the KBS West McEwen Land, the KBS 155 North 400 West Land, the KBS Tower at Lake Carolyn Land and the KBS 201 Spear Street Land and, for each Additional Property, the land described in Exhibit A to the Deed of Trust encumbering such Additional Property.

Leasehold Property:  Shall mean any Additional Property in which a Borrower holds a leasehold interest and which becomes a Property in accordance with Section 7.21.

Lenders:  Each Lender that is a party to this Agreement and which hereafter becomes party to this Agreement, collectively, and each of their respective permitted successors and assigns.

Lending Installation:  Means, with respect to a Lender or Agent, the office, branch, subsidiary or affiliate of such Lender or Agent listed on the signature pages hereof (in the case of Agent) or on its Administrative Questionnaire (in the case of a Lender) or otherwise selected by such Lender or Agent.

LIBOR:  With respect to each LIBOR Rate Period applicable to any requested LIBOR Rate Advance, a per annum rate of interest (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the rate which appears on the Reuters Screen LIBOR01 (or any successor or substitute thereto selected by Agent in its sole discretion) as of 11:00 a.m., London time, two (2) New York Banking Days prior to the first day of the applicable LIBOR Rate Period selected by Borrower, for United States dollar deposits having a term coinciding with the LIBOR Rate Period selected by Borrower, adjusted for any reserve requirements and any subsequent costs arising from a change in government regulation.

LIBOR Rate:  An annual rate of interest equal to the Applicable Margin plus LIBOR. Agent’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

LIBOR Rate Advance:  Any portion of the Principal Balance which bears interest at a LIBOR Rate; provided, however, that any LIBOR Rate Advance must be in the aggregate principal amount of at least $1,000,000 and in minimum increments of $250,000 thereafter.

LIBOR Rate Notice:  A written notice from Borrower to Agent, received by Agent prior to 10:00 o’clock a.m. (California time) on a New York Banking Day at least two (2) New York Banking Days prior to the commencement date of any LIBOR Rate Period hereunder referred to therein (or the expiration of a previous LIBOR Rate Period with respect thereto), whereby Borrower elects to have an advance or a portion of the principal balance of the Note, as specified in said notice, be a LIBOR Rate Advance.

LIBOR Rate Period:  The period commencing on the date any LIBOR Rate Advance is made and ending one (1) month, three (3) months, or six (6) months thereafter as selected by Borrower in its LIBOR Rate Notice pertaining thereto; provided, however, that (a) if any LIBOR Rate Period would end on a day that is not a New York Banking Day, such LIBOR Rate Period shall extend to the next New York Banking Day, unless, in the case of said LIBOR Rate Advance, such New York Banking Day would fall in the next calendar month, in which event such LIBOR Rate Period shall end on the immediately preceding New York Banking Day, (b) any LIBOR Rate Period that begins on the last New York Banking Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Rate Period) shall end on the last New York Banking Day of the calendar month at the end of such LIBOR Rate Period, and (c) no LIBOR Rate Period shall end later than the then applicable Maturity Date.

Loan:  The loan of the proceeds of the Note (consisting of both the Revolving Portion and the Non-Revolving Portion) by Agent and the Lenders to Borrower in advances to be made pursuant to the terms of this Agreement. During the Availability Period, Borrower may repay principal amounts outstanding under the Revolving Portion and reborrow them up to the then maximum amount of the Revolving Portion, subject to the terms and conditions of this

Agreement. Amounts borrowed under the Non-Revolving Portion and repaid may not be subsequently reborrowed.

Loan Documents:  The documents described in this Agreement, which evidence and secure the Loan, including, but not limited to, the Note, the Deeds of Trust, this Agreement, each Joinder Agreement, the Environmental Indemnity, the Guaranty and including any amendments thereof and supplements thereto executed by Borrower, Guarantor and/or and Agent.

Majority Lenders:  Lenders holding, in the aggregate, not less than sixty-six and two-thirds of one percent (66 2⁄3%) of the Committed Amount or, if no such principal amount is then outstanding, not less than sixty-six and two-thirds of one percent (66 2⁄3%) of the Commitment Percentages; provided, notwithstanding the foregoing, if at any time there are two or more Lenders, at least two Lenders holding an aggregate of not less than 66 2⁄3% of the Committed Amount shall be required to constitute the Majority Lenders.

Maturity Date:  April 1, 2018, as such date may be extended in accordance with the provisions of Section 1.4.

Maximum Borrowing Base Leverage Ratio:  Shall mean sixty-five percent (65%).

Minimum Borrowing Base DSCR:  Shall mean 1.25 to 1.

Money Markets:  One or more wholesale funding markets available to Agent and Lenders, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds and interest rate swaps, or others.

Monthly Reset LIBOR Rate.  Shall mean an annual rate of interest equal to the Applicable Margin plus the one-month LIBOR rate quoted by Agent from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the beginning of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset at the beginning of each succeeding month. Notwithstanding the immediately preceding sentence, if on any date for determining the one-month LIBOR rate, Agent shall determine (which determination shall be conclusive in the absence of manifest error) that (a) because of circumstances affecting the Money Markets, adequate and fair means do not exist for ascertaining the one-month LIBOR rate, or (b) it is unlawful to maintain any advance of the Loan at a rate based on the one-month LIBOR rate, Agent shall promptly give to Borrower telephonic notice (confirmed as soon as practicable in writing) of the nature and effect of such circumstances and/or illegality. After receipt of such notice and during the existence of such circumstances and/or illegality, the interest rate shall be determined based upon an alternate index selected by Agent, in its sole discretion, reasonably comparable to that of one-month LIBOR, intended to generate a return substantially the same as that generated by the one-month LIBOR rate, and all references in the Loan Documents to the one-month LIBOR rate shall be deemed to be references to such alternate rate while such rate is in effect.

Monthly Reset LIBOR Rate Advance.  Any portion of the Principal Balance which bears interest at a Monthly Reset LIBOR Rate.

Net Operating Income:  Shall mean the amount of (a) Gross Operating Income for the applicable period of time in question, less (b) the amount of Operating Expenses for such period of time, less (c) a replacement reserve equal to $0.25 per square foot for all of the Improvements consisting of office buildings and $0.10 per square foot for all Improvements consisting of industrial buildings.

Net Worth:  Has the meaning set forth in the Guaranty.

New Borrower:  Has the meaning set forth in Section 7.21.

New York Banking Day:  A Business Day which is also a day on which commercial banks are open for international business (including dealings in dollar deposits) in New York, New York and London, England.

Non-Revolving Portion:  Shall mean, at any time, and from time to time, sixty-five percent (65%) of the then Committed Amount (as such Committed Amount may increase or decrease pursuant to the terms of this Agreement).

Note:  The Promissory Note(s) executed and delivered by Borrower to the order of a Lender in the aggregate maximum principal amount of up to the Committed Amount, to evidence the Loan, as the same may be amended, modified, replaced or substituted from time to time (including any replacements or substitutions pursuant to Section 8.9(b) hereof, and including any additional or new Notes executed in connection with any increase in the Committed Amount and/or the addition of Lenders in accordance with the provisions of Section 7.20 or other applicable provisions hereof).

Obligations:  The obligations of Borrower to Agent and the Lenders described in the Loan Documents or arising under or in connection with any Swap Transaction between Borrower (or its Affiliate) and any one or more of the Lenders (or their respective Affiliates) in connection with the Loan, including any termination or breakage fees, or other amounts owing, in connection with any termination of a Swap Contract.

Operating Budget:  A detailed listing of all anticipated annual income and expenses from and for managing, maintaining and operating each Property, prepared by Borrower or its agent and in form and substance acceptable to Agent.

Operating Expenses:  Shall mean any and all costs and expenses incurred in connection with the Properties then remaining encumbered by the Deeds of Trust during the applicable time period in question, including without limitation (a) taxes and assessments imposed upon the Property payable by Borrower which are reasonably allocable to such time period, (b) bond assessments which are reasonably allocable to such time period, (c) insurance premiums for casualty insurance and liability insurance carried in connection with the Property which are reasonably allocable to such time period, and (d) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property which are reasonably allocable to such time period. Operating Expenses shall not include any interest, principal, loan fees, extension fees or other payments on the Loan or capital expenditures (such as building improvements, tenant improvements or leasing costs).

Operating Statement:  A current, detailed statement of income and expenses from and for managing, maintaining and operating each Property, in form and substance acceptable to Agent, certified as true, correct and complete by the Borrower’s advisor’s account controller or any other authorized agent, and expressly showing all variations from the Operating Budget for the period covered thereby.

Other Taxes:  Means any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

Parent REIT:  KBS Real Estate Investment Trust III, Inc., a Maryland corporation.

Permitted Encumbrances:  The liens, charges and encumbrances on title to the Property listed on Exhibit D hereto, if any.

Person:  Any natural person, corporation, limited liability company, partnership (general or limited), limited liability partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

Principal Balance:    The outstanding principal balance of the Loan that has been advanced and remains unpaid from time to time.

Properties:  Shall mean, collectively, the Initial Properties and all Additional Properties.

Properties REIT:  KBS REIT Properties III, LLC, a Delaware limited liability company.

Protective Advances:    Any amount advanced or expended by the Agent and/or the Lenders to preserve or protect the Lenders’ rights with respect to the Loan, or the Property or other collateral for the Loan.

Regulation D:  Regulation D (or any substitute regulations) of the Board of Governors of the Federal Reserve System (or any successor thereto), together with all amendments from time to time thereto.

Rental Income:  Shall mean the rental income received by Borrower for the applicable period of time in question from the tenant leases of the Improvements which are then in effect (and as to which the tenants thereunder are paying rent).

Revolving Portion:  Shall mean, at any time, and from time to time, that portion of the then Committed Amount that is not the Non-Revolving Portion.

Swap Contract:  Means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between Swap Counterparty and Borrower (or its Affiliate) in connection with the Loan, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time, relating to or governing any Swap Transaction.

Swap Counterparty:  Means any of the Lenders or an Affiliate of any of the Lenders, in its capacity as counterparty under any Swap Contract, in each case subject to Agent’s reasonable approval.

Swap Transaction:  Means (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement, or (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of Master Agreement (as such agreement may be amended, restated, extended, supplemented or otherwise modified in writing from time to time), including any such obligations or liabilities under any Master Agreement, entered into between Swap Counterparty and Borrower (or its Affiliate) in connection with the Loan.

Taxes:  Means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

Termination Date:    The date that is thirty (30) days following the date of this Agreement.

Tests:  Such soil tests, chemical tests, materials tests and other tests and analyses as are reasonably required to confirm, with relative certainty, the absence of toxic or hazardous substances from any Property.

Title Company:  Commonwealth Land Title Insurance Company.

Title Policy:    A loan policy of title insurance in favor of Agent issued by the Title Company and complying with the requirements of Exhibit F attached hereto and hereby made a part hereof.

Treasury Note Rate:  The yields reported, as of 10:00 a.m. (New York time) on any Business Day (hereinafter defined), on the display designated as “Page 678” on the Telerate Data Service (or such other display as may replace Page 678 on the Telerate Data Service) for actively traded U.S. Treasury securities having a maturity equal to ten (10) years, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations from bond-equivalent yields in accordance with accepted financial practice, and (ii) interpolating linearly between reported yields. The term “Business Day” as used in this paragraph means a day on which banks are open for business in New York, New York.

U.S. Bank:    U.S. Bank National Association, a national banking association, in its capacity as a Lender, and not as Agent.

I. LOAN

1.1        Principal. Subject to the terms, provisions and conditions of this Agreement, each Lender severally, but not jointly, agrees to lend to Borrower, pro rata in accordance with its Commitment Percentage, and Borrower agrees to borrow from the Lenders, the proceeds of the Loan, from time to time, in accordance with the terms hereof until the Maturity Date (as may be extended pursuant to the terms of Section 1.4 below). All advances of Loan proceeds shall be evidenced by the Note. In no event shall the Lenders be obligated hereunder to lend to Borrower more than Borrower has qualified to receive under the terms of Article III hereof. As of the date hereof, the Committed Amount is $200,000,000, the Principal Balance is $140,000,000, the Revolving Portion is $70,000,000 (of which, $10,000,000 of principal is outstanding), and the Non-Revolving Portion is $130,000,000 (of which $130,000,000 of principal is outstanding). Amounts borrowed under the Revolving Portion and repaid can be re-borrowed, subject to the satisfaction of the terms and conditions set forth in this Agreement. The Non-Revolving Portion may not be repaid and re-borrowed.

1.2        Interest.

(a)        Absent an Event of Default hereunder, the outstanding principal balance hereunder shall bear interest at the Applicable Interest Rate (as defined below). The “Applicable Interest Rate” shall mean (a) the Monthly Reset LIBOR Rate, as the same may fluctuate from time to time, as to all amounts outstanding on the Loan, other than LIBOR Rate Advances, and (b) the LIBOR Rate as to those portions of the Loan that are LIBOR Rate Advances. Changes in the Monthly Reset LIBOR Rate (if applicable) shall become effective on the same day as the date of any change in the Monthly Reset LIBOR Rate, and shall apply to all advances made hereunder (other than LIBOR Rate Advances), whether such advances are made prior to, the same day as, or subsequent to any particular change in the Monthly Reset LIBOR Rate.

(b)        Interest accrued during each calendar month shall be payable, as accrued, on the first Business Day of the next calendar month, commencing on the first Business Day of the next calendar month following the calendar month in which the Initial Advance of the Loan is made, and all unpaid, accrued interest shall be paid in full at the time all advances are paid in full. If all unpaid advances made by Agent and Lenders have not been repaid on or before the Maturity Date, then the entire unpaid balance of all advances made by Agent and Lenders shall (without notice to or demand upon Borrower) become due and payable on said date, together with all unpaid, accrued interest thereon, and with interest computed from and after that date in accordance with the terms of this Agreement and the Note, until all advances are paid in full.

(c)        All payments of principal and interest due hereunder must be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts must be paid by Borrower. Borrower shall pay the amounts necessary such that the gross amount of the principal and interest received by Agent and Lenders is not less than that required by this Agreement and the Note. If Borrower is required by law to deduct any such amounts from or in respect of any principal or interest payment hereunder, then (i) the sum payable to Agent and Lenders shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) Agent and Lenders receive an amount equal to the sum they would have received had no deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Borrower shall pay all stamp and documentary taxes. If, notwithstanding the foregoing, Agent or Lenders pay such taxes, Borrower shall reimburse Agent and Lenders for the amount paid. Borrower shall furnish Agent official tax receipts or other evidence of payment of all taxes.

(d)        Throughout the term of the Loan, interest will be calculated on the basis of a 360 day year and shall be computed for the actual number of days elapsed in the period for which interest is charged. If any payment of interest to be made by Borrower hereunder becomes due on a day which is not a Business Day, such payment must be made on the next succeeding Business Day.

(e)        Absent manifest error, Agent’s records as to the amounts of principal, interest and other sums owing hereunder shall be conclusive and binding.

1.3       LIBOR Rate Option.  If no Event of Default, or event which, with notice or lapse of time or both, could become an Event of Default, has occurred and is continuing under any Loan Document, Borrower may from time to time elect, by a LIBOR Rate Notice, to pay interest on the LIBOR Rate Advance described in said LIBOR Rate Notice at a LIBOR Rate during the LIBOR Rate Period specified in said LIBOR Rate Notice. Agent shall notify Borrower of the LIBOR Rate applicable to any LIBOR Rate Period promptly after the same is determined by Agent, which determination, in the absence of manifest error, shall be final, conclusive and binding on Borrower. From and after the end of each LIBOR Rate Period, if Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the LIBOR Rate Period for a LIBOR Rate Advance, Agent may at any time after the end of the LIBOR Rate Period convert the LIBOR Rate Advance to a Monthly Reset LIBOR Rate Advance accruing interest at the Monthly Reset LIBOR Rate, but until such conversion, such LIBOR Rate Advance shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Advance prior to the end of the LIBOR Rate Period, unless and until Borrower has again properly elected, by a LIBOR Rate Notice, to pay interest thereon at a LIBOR Rate pursuant to this Agreement. Notwithstanding the foregoing, no more than four (4) LIBOR Rate Advances may be outstanding at any time. Subject to the terms and conditions set forth in Section 1.5 and Section 1.10, LIBOR Rate Advances may be repaid or prepaid on any day; provided, however, Borrower shall also pay to Agent, from time to time, on demand, any sums necessary to compensate Agent and Lenders for all costs, expenses, claims, penalties and liabilities incurred by Agent and Lenders by virtue of the repayment or prepayment of funds, or Agent’s and Lenders’ inability to repay or prepay funds, borrowed by Agent in the London interbank market to advance to Borrower or to make a LIBOR Rate available to Borrower including, without limitation, the Interest Differential.

1.4        Maturity Date; Extension.  All principal owing on the Loan, and all accrued interest and other sums owing under the Loan Documents not otherwise paid when due, shall be due and payable in full on the Maturity Date. Borrower shall have the option to extend (the “Extension”) the term of the Loan from the Maturity Date (the “Original Maturity Date”) to a date that is twelve (12) months following the Original Maturity Date (for purposes of this Section, the “Extended Maturity Date”), such Extension being subject to the satisfaction of each of the following conditions precedent:

(a)        Borrower shall provide Agent with written notice of Borrower’s request to exercise its option to extend the Maturity Date not more than one hundred twenty (120) days but not less than forty-five (45) days prior to the Original Maturity Date.

(b)        As of the date of Borrower’s delivery of the notice of request to exercise its option to extend, and as of the then existing Maturity Date, no Event of Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and be continuing, and Borrower shall so certify in writing to the best of its knowledge.

(c)        Prior to the commencement of the Extension, Borrower shall deliver to Agent, at Borrower’s sole cost and expense, a date-down to the Title Policy in form and substance acceptable to Agent and such title insurance endorsements reasonably required by Agent to the extent available in each jurisdiction in which an applicable Property is located.

(d)        Immediately prior to the commencement of the Extension, Borrower shall pay to Agent for the benefit of the Lenders an extension fee in the amount of one-quarter of one percent (0.25%) of the then Committed Amount at the time of the extension.

(e)        Borrower shall be in compliance with the financial covenants contained in the Loan Documents.

(f)        Immediately prior to the commencement of the Extension, the Principal Balance shall not exceed the then current Availability Amount (based on evidence reasonably satisfactory to Agent, including updated Appraisals of the Properties commissioned by Agent and approved by Agent and Lenders); provided, however, if the Principal Balance exceeds the then current Availability Amount, Borrower may pay down the Principal Balance to an amount equal to the Availability Amount.

(g)        Guarantor shall be in compliance with all of the financial covenants set forth in the Guaranty, and Agent shall have received a certificate from Guarantor certifying such compliance and such other information reasonably required by Agent to confirm that Guarantor is in compliance with such financial covenants to the extent such information is required pursuant to Section 5.4 below.

If each of the foregoing conditions precedent are satisfied with respect to the Extension, and the Original Maturity Date is extended as provided above to the Extended

Maturity Date, as used herein and in the other Loan Documents, the term “Maturity Date” shall thereafter mean the Extended Maturity Date.

1.5        Prepayment.  Subject to Section 1.10 hereto, Borrower may prepay, in full or in part, principal advanced under the Loan and accrued interest thereon, provided that Borrower shall give Agent two (2) Business Days’ prior written notice of the date of prepayment. If Borrower prepays all or any portion of the Loan, Borrower shall also pay to Agent and Lenders any and all sums necessary to compensate Agent and Lenders for all costs, expenses, claims, penalties and liabilities incurred by Agent and Lenders by virtue of the repayment or prepayment of funds, or Agent’s and/or Lenders’ inability to repay or prepay funds borrowed by Agent and/or Lenders in the London interbank market to advance to Borrower or to make a LIBOR Rate available to Borrower, including, without limitation, the Interest Differential.

1.6        Yield Protection.  If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation, promulgation, implementation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof including, notwithstanding the foregoing, all requests, rules, guidelines or directives in connection with Dodd-Frank Wall Street Reform and Consumer Protection Act regardless of the date enacted, adopted or issued, or compliance by Agent or any Lender (or applicable Lending Installation) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a)        subjects Agent and/or any Lender (or any applicable Lending Installation) to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to Agent and/or any Lender in respect of the Loan or participations therein, including without limitation the principal of or interest on any LIBOR Rate Advance or any other fees or amounts payable hereunder (other than with respect to Excluded Taxes), or

(b)        imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Agent and/or any Lender (or any applicable Lending Installation), or

(c)        imposes any other condition the result of which is to increase the cost to Agent and/or any Lender (or any applicable Lending Installation) of making, funding or maintaining the Loan or any LIBOR Rate Advance (or any related Loan commitment), or to reduce any amount receivable by Agent and/or any Lender (or any applicable Lending Installation) in connection with the Loan or participations therein (whether of principal, interest or otherwise), or requires Agent and/or any Lender (or any applicable Lending Installation) to make any payment calculated by reference to the amount of the Loan by an amount deemed material by Agent and/or such Lender, and the result of any of the foregoing is to increase the cost to Agent and/or such Lender (or applicable Lending Installation) of making or maintaining the Loan or to reduce the return received by Agent and/or such Lender (or applicable Lending Installation), as the case may be, in connection with the Loan, then, upon written demand by Agent, Borrowers shall pay Agent and/or such Lender such additional amount or amounts as will compensate Agent and/or such Lender for such increased cost or reduction in amount received, as reasonably determined by Agent and/or such Lender. A statement from Agent setting forth such amount or amounts as shall be necessary to so compensate Agent and/or such Lender shall be delivered to Borrower and shall, in the absence of manifest error, be conclusive and binding upon Borrowers. Borrowers shall pay Agent (for the benefit of Agent and/or such Lender) the amount shown as due on any such statement within fifteen (15) days after its receipt of the same. Failure on the part of Agent and/or such Lender to demand compensation for any increased costs, lost income or reduction in amounts received or receivable shall not constitute a waiver of Agent’s or such Lender’s rights to demand compensation for any increased costs or reduction in amounts received or receivable. The protection under this section shall be available to Agent and the Lenders regardless of any possible contention of the invalidity or inapplicability of any law, regulation or directive which shall give rise to any demand by Agent or any Lender.

1.7        Inability to Determine LIBOR.  In the event that on the date for determining LIBOR in respect of the LIBOR Rate Period for any LIBOR Rate Advance, Agent shall determine (which determination shall be conclusive in the absence of manifest error) that, by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining LIBOR for such LIBOR Rate Period, Agent shall promptly give to Borrower notice (confirmed as soon as practicable in writing) of the nature and effect of such circumstances, and the LIBOR Rate Advance in question shall bear interest, or continue to bear interest, as the case may be, at the Monthly Reset LIBOR Rate. If at any time subsequent to Agent’s giving of such notice, Agent determines that because of a change in circumstances the LIBOR Rate is again available to Borrower, Agent shall so notify Borrower and shall convert the rate of interest payable with respect to such portion of the Principal Balance from the Monthly Reset LIBOR Rate to the LIBOR Rate. Nothing in this Section shall affect the LIBOR Rate then in effect on any LIBOR Rate Advance outstanding at the time of receipt by Borrower of such notice until the expiration of the LIBOR Rate Period in effect with respect to such LIBOR Rate Advance at such time.

1.8        Illegality.  Notwithstanding anything to the contrary herein contained, if any Change shall make it unlawful for Agent and/or the Lenders to make or maintain any LIBOR Rate Advance or to give effect to its obligations as contemplated hereby, then, by written notice to Borrower, Agent may:

(a)        declare that LIBOR Rate Advances will not thereafter be made hereunder, in which event Borrower shall be prohibited from requesting LIBOR Rate Advances from Agent, and Agent shall not be required to make LIBOR Rate Advances to Borrowers, hereunder unless such declaration is subsequently withdrawn; and

(b)        require, but only to the extent the Change affects outstanding LIBOR Rate Advances, that all outstanding LIBOR Rate Advances made by Agent and/or the Lenders be added to, and become a part of, the Monthly Reset LIBOR Rate Advances hereunder, in which event all such LIBOR Rate Advances shall automatically be added to, and become a part of, the Monthly Reset LIBOR Rate Advances as of the effective date of such notice as is hereinafter provided for (notwithstanding any provisions of the Note or this Agreement to the contrary), and interest shall accrue thereon, from and after said date, at the Monthly Reset LIBOR Rate or the Default Rate, whichever is then applicable. For purposes of this Section, a notice to Borrower by Agent shall be effective, if lawful, on the date of receipt by Borrower.

1.9        Capital Adequacy.  If Agent determines the amount of capital required or expected to be maintained by Agent or any Lender, any Lending Installation of Agent or any Lender, or any corporation or other Person controlling Agent or any Lender is increased as a result of a Change, then, within fifteen (15) days of demand by Agent, the Borrower shall pay to Agent the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which Agent determines is attributable to this Agreement or any Loan or commitment made hereunder (after taking into account Agent’s policies as to capital adequacy). Without limiting the foregoing, such compensation shall include an amount equal to any reduction in return on assets or return on equity to a level below that which Agent or any Lender could have achieved absent its extension of credit hereunder and but for such Change. Agent will notify Borrower as promptly as practicable after it determines to demand such compensation. “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof after the date of this Agreement which affects the amount of capital required or expected to be maintained by Agent or any Lender (or any Lending Installation) or any corporation or other Person controlling Agent or any Lender, including without limitation, (a) any such law, regulation or change which affects the London interbank market, and (b) any such change which results in an adjustment (i) of the Federal Deposit Insurance Corporation assessment rate, (ii) of the reserve requirement specified by Regulation D. Notwithstanding the foregoing, for purposes of this Agreement, all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change regardless of the date enacted, adopted or issued and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a Change regardless of the date adopted, issued, promulgated or implemented. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

1.10        Indemnification of Agent and the Lenders.  Except for a failure caused by Agent’s default, Borrowers shall indemnify Agent and Lenders against any loss or expense that Agent and/or Lenders may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any LIBOR Rate Advance, but excluding any Lender’s (other than Agent’s attorneys’ fees) as a consequence of (a) any failure of the Borrower to make any payment when due of any amount due under the Loan Documents, (b) any failure of the Borrower to borrow, continue or convert a LIBOR Rate Advance on a date specified therefor in a notice thereof, (c) any failure to fulfill on the scheduled commencement date of any LIBOR Rate Period hereunder the applicable conditions set forth herein as prerequisites to an advance that is to be a LIBOR Rate Advance or to the election of a LIBOR Rate Advance at a LIBOR Rate, (d) any failure to borrow hereunder after a LIBOR Rate Notice has been given, (e) any payment or prepayment permitted or mandated hereunder of a LIBOR Rate Advance on a date other than the last day of the relevant LIBOR Rate Period, including without limitation upon acceleration following an Event of Default, or (f) the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain a LIBOR Rate Advance. Without limiting the foregoing, such loss or expense shall conclusively be deemed to include the Interest Differential. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of an Advance bearing interest at the LIBOR Rate shall be in an amount equal to the remaining entire principal balance of such advance. Agent shall provide to Borrower a statement, signed by an officer of Agent, explaining any such loss or expense and the Interest Differential, and setting forth, if applicable, the computations used to determine such loss or expense and the Interest Differential, which shall be conclusive and binding on Borrowers, absent manifest error. All such loss, expense and Interest Differential shall be payable by Borrowers to Agent within five (5) days of demand by Agent.

[Remainder of Page Intentionally Left Blank]

Borrowers acknowledges that payment or prepayment of any LIBOR Rate Advance on a date other than the last day of an applicable LIBOR Rate Period shall result in Agent and Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities, and any such payment or prepayment therefore must include the Interest Differential and other sums set forth above. Borrowers hereby expressly (a) waive any rights they may have under California Civil Code Section 2954.10 to prepay any LIBOR Rate Advance without penalty, upon acceleration of the maturity of the Loan, and (b) agrees that if a prepayment of any LIBOR Rate Advance is made, following any acceleration of the maturity of the Loan by the Agent on account of any transfer or disposition as prohibited or restricted by this Agreement or by any Deed of Trust, then Borrowers shall be obligated to pay, concurrently therewith, as a prepayment premium, the applicable Interest Differential and other sums specified above. By initialing this provision in the space provided below, Borrowers hereby declare that the Agent and Lenders’ agreement to make the subject Loan at the interest rate and for the term set forth in this Agreement constitutes adequate consideration, given individual weight by Borrowers, for this waiver and agreement.

BORROWERS’ INITIALS:

1.11      Default Rate.  If an Event of Default shall occur and be continuing under the Note, this Agreement or under any of the other Loan Documents, or the entire Principal Balance, all interest accrued thereon, and all other amounts payable under the Loan have not been repaid on or before the Maturity Date, then the entire Principal Balance shall (without notice to or demand upon Borrowers) become due and payable on said date, together with all unpaid, accrued interest thereon and all other amounts payable under the Loan, and with interest computed on all such sums from and after that date at a rate which is five percent (5.0%) per annum in excess of the rate(s) of interest then accruing on the Principal Balance, or at the maximum lawful rate of interest which may be charged thereon by Agent, if any, whichever is less (hereinafter called “Default Rate”), until all such amounts are paid in full.

1.12      Late Payment Charge.  In the event that any required payment of principal and/or interest hereunder is not made on or before the due date thereof, taking into account any grace period, (but expressly excluding payment of principal due upon maturity (by acceleration or otherwise), Borrowers shall pay to Agent, for the benefit of Lenders, a late payment charge equal to five percent (5.0%) of the amount of the overdue payment, for the purpose of reimbursing Agent and Lenders for a portion of the expense incident to handling the overdue payment.

1.13      Effective Rate.  Borrowers, Agent and the Lenders agree that no payment of interest or other consideration made or agreed to be made by Borrower to Agent and/or the Lenders pursuant to this Agreement, the Note, any Deed of Trust or any other instrument referring to or securing the Loan shall, at any time, be deemed to have been computed at an interest rate in excess of the maximum rate of interest permissible by law, if any. In the event such payments of interest or other consideration provided for in this Agreement, the Note, any Deed of Trust or any other instrument referring to or securing the Loan shall result in payment of an effective rate of interest which, for any period of time, is in excess of the limit of the usury law or any other law applicable to the Loan evidenced by the Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party or parties hereto, be applied to the Principal Balance immediately upon receipt of such monies by Agent with the same force and effect as though Borrower had specifically designated, and Agent had agreed to accept, such extra payments as a principal payment, without premium or penalty. If principal has been fully paid, any such excess amount shall be refunded to Borrower. This provision shall control over every other obligation of Borrower, Agent and the Lenders hereunder and under the Note, the Deeds of Trust and any other instrument which secures the Note.

1.14      Application of Payments.  Unless Agent otherwise consents in writing, all proceeds and payments made and received under the Note shall be applied in the manner set forth in Section 8.5(b); provided, that if an Event of Default exists and is continuing, with the written consent of all Lenders, Agent may apply any payments and proceeds received to the obligations owing under the Loan Documents and any Swap Contracts in such order and manner as Agent, with the consent of all Lenders, may elect (and if such consent is not forthcoming, in the order and manner set forth in Section 8.5(b)).

1.15      Fees.  On the date hereof and on or before the dates set forth therein, Borrowers shall pay U.S. Bank all fees, costs and expenses referenced in the Fee Letter (including but not limited to the Unused Fee as set forth therein). Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, all fees, costs and expenses payable to U.S. Bank under the Fee Letter shall be solely for the account of U.S. Bank, and need not be shared with any other Lender (except only, if at all, as set forth in a separate letter agreement between U.S. Bank and such other Lender).

1.16      No Waiver by Agent.  Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Agent. All rights and remedies of Agent under the terms of this Agreement, the Note, or any of the other Loan Documents, and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Any provision of this Agreement and the Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

1.17      Persons Authorized to Sign Draw Requests on Behalf of Borrowers.  In connection with any disbursement of the Revolving Portion of the Loan, the following persons are hereby authorized to sign draw requests on Borrowers’ behalf:

Andree Ngo, Dharshi Chandran, David Snyder, Ann Marie Watters,

Stacie Yamane, Maria Tran, Jane Markel, Todd Smith, or Tanya Fisher

II. CONDITIONS OF BORROWING

Neither Agent nor the Lenders shall be required to make any advances hereunder until the pre-closing requirements, conditions and other requirements set forth below and in Article III have been completed and fulfilled to the satisfaction of Agent, at Borrower’s sole cost and expense. It is agreed, however, that Agent and the Lenders may, in their discretion, make advances prior to completion and fulfillment of any or all of such pre-closing requirements, conditions and requirements, without waiving its right to require such completion and fulfillment before any additional advances are made. If all conditions to the disbursement of the Loan are not satisfied by the Termination Date, Agent at its option and in its sole discretion may terminate this Agreement and all obligations of Agent and Lenders hereunder and under the other Loan Documents.

2.1        Pre-Closing Requirements.  Prior to the closing of the Loan, Borrowers shall provide to Agent each of the following, in form and substance acceptable to Agent.

(a)        A commitment for each Title Policy or a preliminary title report for each Initial Property from the Title Company, complying with the standard requirements of Agent therefor, a copy of each of which has been delivered to Borrower.

(b)        Three (3) copies of a current, certified ALTA/ACSM LAND TITLE SURVEY of each Initial Property, which shall also be prepared in accordance with Agent’s standard requirements therefor, a copy of each of which has been delivered to Borrower.

(c)        [Intentionally Deleted].

(d)        An environmental report for each Initial Property showing that no remedial environmental action is recommended or required and other information produced in connection with the Tests. Each environmental report shall also specify whether or not any environmental assessment, study or statement with respect to the Initial Property covered thereby is required by any Governmental Requirement. If such an assessment, study or statement is so required for any Initial Property, Borrowers shall provide a copy thereof to Agent, and, if none is so required, Borrowers shall provide Agent with an appropriate declaration of environmental nonsignificance relating to such Initial Property, if available in the jurisdiction in which such Initial Property is located.

(e)        Insurance policies or insurance certificates (conforming to the requirements of Exhibit G) written by insurers satisfactory to Agent and in amounts satisfactory to Agent, prepared in accordance with Agent’s standard requirements therefor, a copy of each of which has been delivered to Borrower.

(f)        Agent shall have received a flood zone and landslide hazard certification for each Initial Property from a qualified Consultant indicating that the improvements on such Initial Property are not located in a flood plain or any other flood prone area, or within an area subject to landslide hazards, as designated by the Federal Emergency Management Agency or any other Governmental Authority.

(g)        A zoning endorsement for each Initial Property (to the extent available) insuring that such Initial Property is in compliance with the applicable zoning and building codes.

(h)        An Agent-commissioned Appraisal of each Initial Property, addressed to Agent prepared in substantial conformance with applicable Governmental Requirements, and signed by an Appraiser acceptable to Agent and Lenders.

(i)        UCC chattel lien searches from the office of the Secretary of State of Delaware, covering the name of each Borrower.

(j)        A copy of each Borrower’s limited liability company agreement (certified by a manager as being true, correct, complete, unamended and in full force and effect) and a copy of each Borrower’s Articles of Organization (certified by the appropriate governmental officials in whose offices the same must be filed under applicable law), together with evidence, satisfactory to Agent, that each Borrower has complied with all other filing requirements and fictitious name requirements, if any, necessary to permit such Borrower to do business in the state in which such Borrower’s Initial Property is located, and evidence, satisfactory to Agent, that each Borrower has complied with the above-mentioned documents in executing the Loan Documents; together with all formation documents for each Guarantor.

(k)        The standard form of office lease and industrial lease to be used by the applicable Borrower in leasing space within the Properties.

(l)        A copy of each noncancelable agreement relating to the management, operation or maintenance of the Properties and of each such agreement which cannot be cancelled by thirty (30) days’ or less notice.

(m)        A proposed Operating Budget for each Initial Property for its first year of operation.

(n)        The most current available financial statements of each Borrower and each Guarantor certified by the applicable party to be true, correct and complete in all material respects.

(o)        All other information and reports for the period ending December 31, 2013 required by Sections 5.4, 5.5 and 5.6 hereof (provided that if any such financial statements or information are not available by the Closing Date, Borrower shall provide such information and financial statements to Agent by no later than the time period that would otherwise be required under such Sections 5.4, 5.5 and 5.6 hereof).

(p)        All title, zoning and entitlement information and documentation requested by Agent.

(q)        Other agreements, documents and exhibits, without limitation, which may be required, in Agent’s judgment, to assure compliance with the requirements of this Agreement.

(r)        Receipt and approval by Agent of the Environmental Insurance Policy covering the Initial Properties.

2.2        Loan Documents.  On or before the Closing Date, Borrower shall execute and deliver (or cause to be executed and delivered) to Agent the following documents in form and substance acceptable to Agent and to its counsel, to evidence and secure the Loan:

(a)        A Note for each Lender in an amount equal to the total initial Committed Amount times such Lender’s Commitment Percentage.

(b)        The Deeds of Trust.

(c)        A general assignment of all leases of and rents and income from each Initial Property.

(d)        A first security interest in all Equipment and in all of Borrower’s intangible property relating to the Initial Properties, created and evidenced by a security agreement (which may be incorporated within the Deeds of Trust) and by appropriate Uniform Commercial Code financing statements.

(e)        The Guaranty.

(f)        All other Loan Documents.

(g)        Such other documents as Agent may reasonably require to evidence and secure the Loan.

Agent may designate which of the Loan Documents are to be placed of record, the order of recording thereof, and the offices in which the same are to be recorded. Borrower shall pay all documentary, recording and/or registration taxes and/or fees, if any, due upon the Loan Documents.

2.3        Recordation of Deeds of Trust; Title Insurance.  The Deeds of Trust shall have recorded against the Initial Properties, and Agent shall have received Title Policy for each Deed of Trust.

2.4        Opinion of Borrower’s Attorneys.  Agent shall have received from outside counsel for Borrowers a current written opinion or opinions, in scope, form and substance reasonably acceptable to Agent.

2.5        Fees.  Borrowers shall have paid to U.S. Bank each of the fees specified in, and in accordance with the terms of, the Fee Letter.

2.6        [Intentionally Omitted]

2.7        Conditions for Disbursement.  Borrowers shall have satisfied all conditions for disbursement set forth in Article III (with respect to the initial disbursement of Loan proceeds being requested by Borrower).

2.8        Borrower Operating Accounts.  Borrowers shall maintain all of their operating accounts (which shall expressly exclude any initial collection accounts into which any rents from a Property are initially deposited, if any, provided such funds shall be promptly deposited into the operating account with U.S. Bank) (collectively, the “Borrower Operating Account”) for the Properties with U.S. Bank at all times during the term of the Loan (including any extensions thereof). Borrowers hereby grant to Agent and Lenders a first priority lien and security interest in any funds and proceeds deposited with U.S. Bank in such Borrower Operating Account and in all other deposit accounts of Borrowers and each of them with Agent or U.S. Bank to secure the Loan and all obligations of Borrower under the Loan Documents (collectively for the purposes of this Section 2.8, the “Collateral”). U.S. Bank, in its capacity as the depository bank for the Borrower Operating Account and any other deposit accounts of Borrowers and each of them held with Agent or U.S. Bank, hereby acknowledges notice of the above pledge and security interest, and agrees to follow all instructions of Agent with respect thereto. The parties to this Agreement acknowledge that U.S. Bank, as depository bank, holds or will hold possession of the Collateral for the benefit of Agent and Lenders, as secured parties, and will take directions from U.S. Bank, as Agent, with respect to the Collateral.

2.9        Credit Approval.  On or before the date of closing of the Loan, Agent and Lenders shall have completed their due diligence of Borrowers, Guarantor and the Initial Properties and received full credit approval with respect to the transaction.

Notwithstanding anything stated to the contrary in this Article II and/or in Article III herein or elsewhere in this Agreement, the initial funding of the Loan and/or recordation of the Deeds of Trust shall be deemed a confirmation by Agent and the Lenders that all conditions precedent to the funding of the Initial Advance as set forth in this Article II have been satisfied or waived for all purposes, including for purposes of making of any Additional Advances under Article III (except as otherwise expressly reserved by Agent in a writing delivered to Borrower prior to the closing of the Loan).

III. ADVANCES OF LOAN PROCEEDS

3.1        General.  Subject to the terms and conditions set forth in this Agreement, each Lender shall, pro rata according to such Lender’s Commitment Percentage of the Committed Amount, make advances to Borrower in such amounts as Borrower may request in accordance with the terms of this Agreement. All monies advanced by Agent and the Lenders (including amounts payable to Agent and the Lenders and advanced by Agent and the Lenders to themselves pursuant to the terms hereof) shall constitute loans made to Borrower under this Agreement, evidenced by the Note and this Agreement and secured by the other Loan Documents, and interest shall be computed thereon, as prescribed by this Agreement and the Note, from the date Borrower’s Loan account is charged with the amount of the advance, whether or not an advance made to the Title Company is fully disbursed by the Title Company or is withheld in full or in part.

No advance shall constitute a waiver of any condition precedent to the obligation of the Lenders to make any further advance or preclude Agent from thereafter declaring the failure of Borrower to satisfy any such condition precedent to be an Event of Default. All conditions precedent to the obligation of the Lenders to make any advance are imposed hereby solely for the benefit of Agent and the Lenders, and no other party may require satisfaction of any such condition precedent or shall be entitled to assume that Agent and the Lenders will make or refuse to make any advance in the absence of strict compliance with such condition precedent.

Agent may, at Agent’s option, without any obligation to do so, advance to Agent and/or Lenders from the proceeds of the Loan all other sums due or to become due Agent and/or Lenders under this Agreement, under any Swap Contract entered into with Borrower or under any of the other Loan Documents, including but not limited to their fees, attorneys’ fees, Appraisal fees, internal Appraisal review and other fees, administrative fees and expenses, syndication and transfer costs, and all other out-of-pocket expenses incurred by Agent in connection with this Agreement and with the Loan. Agent shall also have the right, but not the obligation, to advance and directly apply the proceeds of the Loan to the satisfaction of any of Borrower’s other obligations hereunder, under any Swap Contracts entered into with Borrower or under any of the other Loan Documents.

In no event shall Agent and Lenders have any obligation to make any advance if the requested advance, plus the sum of all outstanding advances, would exceed the then current Availability Amount.

3.2        Inspections.  Agent, the Title Company, Consultants and their representatives shall have access to the Properties at all reasonable times and upon not less than twenty four hours prior notice, and shall have the right to enter any Property and to conduct such inspections thereof at their sole cost and expense, and subject to the rights of tenants under their leases, provided if an Event of Default exists, such inspection shall be at Borrower’s expense, as they shall deem necessary or desirable for the protection of the interests of Agent and the Lenders.

3.3        Responsibility of Agent and the Lenders.  It is expressly understood and agreed that neither Agent nor the Lenders assume any liability or responsibility for protection of the

Properties, for any representations made by Borrower, or for any acts on the part of Borrower to be performed under the Loan Documents.

3.4        [Intentionally Deleted].

3.5        Initial Advance and Additional Advances.  Provided that all of the terms and conditions precedent set forth in Article II above and this Article III (including without limitation Section 3.6 below) shall have been satisfied or deemed satisfied as provided in Article II above, Lenders shall make the Initial Advance of the Loan in the amount of $0.00 (for purposes of clarification $140,000,000 is already outstanding) (collectively, the “Initial Advance”) to or for the benefit of Borrower. At any time from and after the Closing Date through the date that is sixty (60) days prior to the initial Maturity Date (or to the date that is sixty (60) days prior to the extended Maturity Date if Borrower exercises its extension option pursuant to the provisions of Section 1.4 herein) (the “Availability Period”), provided that all of the terms and conditions set forth in this Article III have been satisfied (or deemed satisfied) or waived, Borrower shall have the right to request and receive additional advances of the Loan (each, an “Additional Advance”) in an amount not to exceed the then existing Availability Amount. Whenever Borrower desires to obtain an advance of Loan proceeds, Borrower shall submit a signed Draw Request, in the form attached hereto as Exhibit J, to Agent at least two (2) business days prior to the date on which the requested advance is to be made (“Advance Date”). The funding of any Additional Advance shall be subject to the satisfaction of the following additional conditions:

(a)        If requested by Agent in connection with any advance, Borrower shall provide to Agent one or more endorsements (to the full extent available) to and continuation of each Title Policy, showing that there have been no mechanic’s or materialmen’s liens or other liens filed since the date of the issuance of such Title Policy, ensuring that each Additional Advance shall be secured by the Deeds of Trusts in a first lien position, subject to no other liens or title exceptions, other than the Permitted Encumbrances, and/or updating the effective date of each Title Policy to the relevant Advance Date, which endorsements shall be provided at Borrower’s expense. If any liens or other matters, which in Agent’s good faith reasonable judgment jeopardize or otherwise impair its security interest (and/or the first priority thereof) in any Property, are disclosed by said endorsement and continuation or are in any other manner discovered by the Title Company or Agent, no further advances shall be made until such liens or other matters have been waived by Agent or satisfied in a manner acceptable to Agent. Upon written demand of Agent, Borrower shall immediately cause any such liens or other matters to be satisfied or released, of record, or bonded around and removed from the Property encumbered thereby or affirmatively insured over by the Title Company to Agent’s satisfaction, or shall make other arrangements with respect to the discharge thereof and the releases thereof from the Property encumbered thereby as are acceptable to Agent, in its reasonable discretion.

(b)        No Event of Default (or event that with the giving of notice and/or the passage of time could become an Event of Default) shall have occurred and be continuing. In no event shall Lenders be required to make any advance unless, at the time of the advance, there shall exist no Event of Default hereunder (or event that with the giving of notice and/or the passage of time could become an Event of Default), and all representations and warranties made herein shall be true and correct in all material respects on and as of each Advance Date with the same effect as if made on that date.

(c)        Unless otherwise agreed by Agent, Borrower shall not be entitled to more than two (2) disbursement of Loan proceeds per month.

(d)        Each Advance under the Loan must be for at least Two Hundred Fifty Thousand Dollars ($250,000), or for the amount of the remaining available Committed Amount if less.

(e)        In no event shall Agent and Lenders have any obligation to make any advance if the requested advance, plus the sum of all the previous advances, would exceed the then existing Availability Amount.

3.6        Additional Conditions to Each Disbursement.  In addition to all other conditions and requirements set forth in this Agreement and any of the other Loan Documents, each of the following conditions shall be materially satisfied (or deemed materially satisfied or waived as provided in Article II herein) with respect to each disbursement of Loan proceeds:

(a)        As of the date of each disbursement, no suit or proceeding at law or in equity, and no investigation or proceeding of any governmental body, has been instituted or, to the knowledge of Borrower, has been threatened, which in either case would substantially, negatively affect the condition or business operations of Borrower or the Property.

(b)        As of the date of each disbursement, no default or Event of Default under this Agreement or under any of the other Loan Documents shall have occurred and be continuing, and no event shall have occurred which, upon the service of notice and/or the lapse of time, would constitute an Event of Default thereunder.

(c)        As of the date of each disbursement, the representations and warranties set forth in Article IV of this Agreement shall each be true and correct in all material respects as of the date of each disbursement.

(d)        Agent shall have determined, in its reasonable discretion, that immediately following the requested disbursements of Loan proceeds, the outstanding principal amount of the Loan would not exceed the Availability Amount.

IV. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrowers represent and warrant to Agent and the Lenders that:

4.1        Legal Status of Borrower.  Each Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly registered and qualified to transact business in, and is in good standing under the laws of, the state in which the Property it owns is located, and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to construct, equip, own and operate such Property and to execute, deliver and perform this Agreement and the other Loan Documents; all consents of the members of each Borrower necessary to authorize the execution, delivery and performance of this Agreement and of the other Loan Documents which have been or are to be executed by and on behalf of each Borrower have been duly obtained and are in full force and effect; this Agreement and such other Loan Documents have been duly authorized, executed and delivered by and on behalf of each Borrower so as to constitute this Agreement and such other Loan Documents the valid and binding obligations of each Borrower, enforceable in accordance with their terms; and each Borrower has complied with all applicable assumed and/or fictitious name requirements of the state in which it is organized and of the state in which the Property it owns is located, if different.

4.2        Title.  Each Borrower is the owner, in fee simple, of one of the Properties (or, if approved by Agent and Lenders with respect to an Additional Property, the owner of a valid leasehold estate in such Additional Property), subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Encumbrances.

4.3        No Breach of Applicable Agreements or Laws.  The consummation of the transactions contemplated hereby and the execution, delivery and/or performance of this Agreement and the other Loan Documents will not result in any breach of or constitute a default under any mortgage, deed of trust, lease, bank loan, credit agreement, or other instrument or violate any Governmental Requirements, to which any Borrower or Guarantor is a party, or by which any Borrower or Guarantor may be bound or affected.

4.4        No Litigation or Defaults.  To the knowledge of Borrower, there are no actions, suits or proceedings pending or threatened in writing against any Borrower, Guarantor or any Property, or involving the validity or enforceability of the Loan Documents or the priority of the lien thereof, at law or in equity; and no Borrower or Guarantor is in default under any order, writ, injunction, decree or demand of any court or any administrative body having jurisdiction over such Borrower or Guarantor.

4.5        Financial and Other Information.  The financial statements of each Borrower and Guarantor previously delivered to Agent fairly and accurately present the financial condition of such Borrower and Guarantor as of the dates of such statements, and neither this Agreement nor any document, financial statement, financial or credit information, certificate or statement referred to herein or furnished to Agent by any Borrower or Guarantor contains any untrue statement of a material fact or omits a material fact, or is misleading in any material respect.

4.6        No Defaults under Loan Documents or Other Agreements.  There is, and, until the Lenders have been fully repaid the entire indebtedness evidenced or to be evidenced by the Note, there will be, no default or Event of Default on the part of any Borrower or Guarantor under the Loan Documents or under any other document to which any Borrower or Guarantor is a party and which relates to the ownership, occupancy, use, development, construction or management of any Property; and no Borrower or Guarantor is in default or will be in default in the payment of the principal or interest on any of its indebtedness for borrowed money, and no Borrower or Guarantor is, or will be, in default under any instrument or agreement under and subject to which any indebtedness for borrowed money has been issued or is secured; and no event has occurred, or will occur, which, with the lapse of time or the giving of notice or both, would constitute a default thereunder.

4.7        Boundary Lines; Conformance with Governmental Requirements and Restrictions.  The exterior lines of the Improvements are, and at all times will be, within the boundary lines of the Land pertaining thereto (except as specifically disclosed on the survey(s) delivered to Agent), and Borrower has examined and is familiar with all applicable covenants, conditions, restrictions and reservations, and with all applicable Governmental Requirements, including but not limited to building codes and zoning, environmental, hazardous substance, energy and pollution control laws, ordinances and regulations affecting each Property, and each Property will conform to and comply in all material respects with said covenants, conditions, restrictions, reservations and Governmental Requirements.

4.8        Utilities, Etc.  Telephone services, gas, electric power, storm sewers, sanitary sewer and water facilities are available to the boundaries of each Property, adequate to serve the Property and not subject to any conditions (other than normal charges to the utility supplier) which would limit the use of such utilities. All streets and easements necessary for operation of each Property are available to the boundaries of the Property.

4.9        Personal Property.  Each Borrower is now and shall continue to be the sole owner of the Equipment pertaining to its Property, free from any lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Agent, the interest of a lessor pursuant to a lease of personal property approved by Agent, in Agent’s sole discretion, or liens or security interests otherwise approved by Agent in Agent’s sole discretion.

4.10      Condemnation.  To Borrowers’ knowledge, no condemnation proceeding or moratorium is pending or threatened against any Property which would impair the construction, use, sale or occupancy of such Property (or any portion thereof) in any manner whatsoever.

4.11      Governmental Regulations.  No Borrower is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

4.12      Employee Benefit Plans.  No Borrower maintains any pension, retirement or profit sharing employee benefit plan that is subject to any provision of the Employee Retirement Income Security Act of 1974, as amended from time to time.

4.13      Brokers.  There are no brokerage commissions or finders’ fees due or claimed by any party to be due in connection with or with respect to the transaction contemplated hereby.

4.14      Defects and Hazards.  To Borrowers’ knowledge, Borrowers do not know of any defects, facts or conditions affecting the Land that would make it unsuitable for the use contemplated hereunder or of any abnormal hazards (including earth movement or slippage) affecting any Land.

4.15      Permits.  To Borrowers’ knowledge and except as disclosed in any zoning reports obtained by Agent (if any), each Borrower has obtained all permits for the Improvements, annexation agreements, plot plan approvals, subdivision approvals (including the approval and recordation of any required subdivision map), environmental approvals (including a negative declaration or an environmental impact report if required under applicable law), sewer and water permits and zoning and land use entitlements necessary for the operation of such Borrower’s Property.

4.16        No Consumer Purpose.  Borrowers represent and warrant that the Note evidences a business loan and that no portion of the proceeds of the Loan evidenced by the Note will be used by any Borrower for family or household purposes.

 THE WARRANTIES AND REPRESENTATIONS IN THIS ARTICLE IV, AND ANY ADDITIONAL WARRANTIES AND REPRESENTATIONS CONTAINED HEREIN AND IN THE OTHER LOAN DOCUMENTS, SHALL BE DEEMED TO HAVE BEEN RENEWED AND RESTATED BY BORROWERS EACH TIME BORROWERS SUBMIT A REQUEST FOR AN ADDITIONAL ADVANCE TO AGENT OR DELIVERS A QUARTERLY CERTIFICATE TO AGENT PURSUANT TO SECTION 5.4, SUBJECT TO THE QUALIFICATIONS AS TO SUCH REPRESENTATIONS AND WARRANTIES CONTAINED THEREIN (PROVIDED, FOR PURPOSES OF CLARIFICATION, THIS SHALL IN NO EVENT PREVENT AGENT AND LENDERS FROM EXERCISING THEIR RIGHTS AND REMEDIES UNDER THIS AGREEMENT IN ACCORDANCE WITH SECTION 5.12 AND SECTION 6.1 OF THIS AGREEMENT IF AT ANY TIME AGENT OR LENDERS DETERMINE THAT A REPRESENTATION OR WARRANTY IS NOT TRUE, CORRECT AND COMPLETE IN ALL MATERIAL RESPECTS).

V. COVENANTS OF BORROWER

While this Agreement is in effect, and until the Lenders have been paid in full the principal of and interest on all advances made by the Lenders hereunder and under the other Loan Document, Borrowers hereby covenant as set forth in this Article V:

5.1        Paying Costs of Property and Loan.  Borrowers shall pay and discharge, when due, all taxes, assessments and other governmental charges upon each Property, as well as all claims for labor and materials which, if unpaid, might become a lien or charge upon any Property; provided, however, that Borrowers shall have the right to contest the amount, validity and/or applicability of any of the foregoing with respect to any Property in strict accordance with the terms of the Deed of Trust encumbering such Property.

Borrowers shall also pay all costs and expenses of Agent (but not any of the other Lenders) and Borrowers in connection with each Property, the preparation and review of the Loan Documents and the making, closing, administration and repayment of the Loan, including, but not limited to, the fees of Agent’s attorneys (which shall be limited to reasonable attorneys’ fees), appraisal fees, environmental fees, survey and title search fees, title insurance costs, disbursement expenses, and all other costs and expenses payable to third parties incurred by Agent or Borrowers in connection with the Loan. Without limiting the foregoing, Borrowers shall pay all reasonable fees, charges and disbursements of outside counsel for Agent (determined on the basis of such counsel’s generally applicable rates) and/or the allocated costs of in-house counsel incurred from time to time. Such costs and expenses shall be so paid by Borrowers whether or not the Loan is fully advanced or disbursed.

5.2        Using Loan Proceeds.  Borrowers shall use the Loan proceeds only for investments in commercial real estate and for other business and investment purposes and for any other lawful corporate purpose (which shall include distributions to its members when such distributions are permitted under the terms and conditions of this Agreement), and in no event shall Borrowers use the proceeds of the Loan for family or household purposes.

5.3        Keeping of Records.  Borrowers shall set up and maintain accurate and complete books, accounts and records pertaining to each Property in a manner reasonably acceptable to Agent. Borrowers will permit representatives of Agent to have free access to and to inspect and copy all books, records and contracts of Borrowers. Any such inspection by Agent and/or its Consultants shall be for the sole benefit and protection of Agent and the Lenders, and Agent shall have no obligation to disclose the results thereof to Borrowers or to any third party.

5.4        Providing Financial Information.  Beginning with the quarter ending December 31, 2013, Borrower shall furnish to Agent (a) evidence of payment of real estate taxes assessed against each Property on or before each due date thereof during the term of the Loan, (b) annual unaudited financial statements for each Borrower and Guarantor within one hundred twenty (120) days of each fiscal year end, including balance sheets, income statements, a statement of cash flow and supporting schedules reasonably requested by Agent, (c) quarterly unaudited financial statements for each Borrower and Guarantor, within forty-five (45) days of each fiscal quarter end, including balance sheets and income statements, and at Agent’s request, a statement of funds available for distribution and a supplementary real estate schedule (including, when applicable, covenant compliance certificates from each Guarantor in form and substance satisfactory to Agent with respect to Guarantor’s financial covenants set forth in the Guaranty), (d) to the extent there is a balance outstanding under the Loan during such period, a quarterly certification statement and Availability Amount calculation within forty-five (45) days of each fiscal quarter end (using the information from the prior two calendar quarters), including Borrower’s Borrowing Base Amount calculation, in form and substance reasonably satisfactory to Agent, and (e) such additional information as Agent shall reasonably request (not more than once per month) regarding any Borrower, any Guarantor and any Property, within thirty (30) days (or such reasonably necessary time period as may be required by Borrower or any Guarantor) after Agent’s written request therefor. Notwithstanding the foregoing, if the Parent REIT no longer files a 10-K Form (the “10-K Form”) or a 10-Q Form (the “10-Q Form”) with the U.S. Securities and Exchange Commission, the Guarantor or Parent REIT shall during any such time thereafter be required to provide annual audited (by a third-party certified public accountant satisfactory to Agent) financial statements and quarterly unaudited financial statements. All such financial statements shall be in reasonable detail, shall be prepared in accordance with GAAP, and shall be certified by the party to which they apply as true, correct and complete. For purposes of clarification, to the extent that Borrower provides the financial statements and information required under Section 2.1(o) in connection with the closing of the Loan, Borrower shall not also be required to provide that same exact information under Sections 5.4, 5.5 and 5.6 hereof (but will be required to provide all other and future information specified in such sections).

5.5        Providing Operating Budgets and Operating Statements.  Borrowers shall deliver to Agent within forty-five (45) days after the end of each calendar quarter, except for quarters ending December 31, for which such statements shall be delivered within one hundred twenty

(120) days of each December 31 (or, upon Agent’s written request, within thirty (30) days after the end of the applicable month, and not more frequently than once per calendar month), a Borrower prepared rent roll and then current Operating Statement for each Property for the preceding calendar quarter, which Operating Statement shall specifically note all material variations from such Property’s current Operating Budget. Borrower shall also deliver to Agent an annual Operating Statement, rent roll and then current Operating Budget for each Property within one hundred twenty (120) days following the end of each calendar year. All such Operating Statements shall be certified as true, correct and complete by Borrowers.

5.6        Providing Leasing Information.  Borrowers shall provide a leasing status report for each Property within forty-five (45) days of the end of each calendar quarter, except for quarters ending December 31, for which such statements shall be delivered within one hundred twenty (120) days of each December 31 (or, upon Agent’s request, thirty (30) days following the end of the applicable month).

5.7        Maintaining Insurance Coverage.  Borrowers shall, at all times until all Obligations have been fully repaid, maintain, or cause to be maintained, in effect (and shall furnish to Agent copies of), insurance policies or insurance certificates, as required under the terms of Exhibit G attached hereto, and shall furnish to Agent on an annual basis with proof of payment of all premiums therefor within thirty (30) days of payment.

5.8        Complying with Other Documents.  Borrowers shall comply with and perform all of its agreements and obligations under all other contracts and agreements to which any Borrower is a party relating to the ownership, occupancy, use, development, construction or management of the Properties to the extent, at such time, a reasonably prudent owner of commercial property would do so, and shall comply with all requests by Agent which are consistent with the terms thereof.

5.9        Lease Approval Rights.  Except as specified below, Borrowers shall not enter into, amend or modify any lease covering any portion of any Property without Agent’s prior written consent, in Agent’s reasonable discretion, and shall furnish to Agent, upon execution, a fully executed copy of each such lease entered into by any Borrower, together with all exhibits and attachments thereto and all amendments and modifications thereof. For leases that require Agent approval, Borrowers shall provide Agent with a copy of the Letter of Intent (“LOI”) for each proposed lease and, to the extent available, with financial information on the proposed tenant to aid Agent in determining whether it will consent thereto. Agent may declare any future leases with key tenants at any Property to be prior or subordinate to the Deed of Trust encumbering such Property, at Agent’s sole option, and Borrowers shall use commercially reasonable efforts to obtain SNDAs to achieve such subordination. A proposed LOI shall be deemed approved by Agent unless Agent disapproves such LOI in writing within five (5) Business Days after such LOI is submitted to Agent for approval. Upon approval (or deemed approval) of the LOI, no further approval will be required by Agent and Agent will have granted its consent to the lease that results from the LOI so long as such lease is on a lease form approved by Agent (which lease form may be modified to address customary lease modifications in the marketplace), and the business terms in the lease are not materially different from the terms outlined in the approved (or deemed approved) LOI.

Notwithstanding the first sentence of this Section 5.9, with respect to Qualifying Leases (as defined below), Borrowers shall not be obligated to obtain Agent’s prior written consent so long as such lease (i) is on a lease form approved by Agent (which lease form may be modified to address customary lease modifications in the marketplace); (ii) the net effective rent payable under such lease is equal to or in excess of 85% of market rents at the time the lease is executed; and (iii) the term for such lease is equal to or greater than 1-year. Notwithstanding anything contained in this paragraph, Borrowers shall be obligated to obtain Agent’s prior written consent for Qualifying Leases during any period of time in which an Event of Default has occurred and is continuing to occur.

Borrowers shall use commercially reasonable efforts to obtain SNDAs and estoppel statements, in form and substance reasonably satisfactory to Agent, as to those leases and tenants requested by Agent, within thirty (30) days of Agent’s request.

For purposes of this Section 5.9, “Qualifying Lease” shall mean a lease for less than 50,000 square feet.

5.10      Compliance with Laws.  Borrowers will comply and, to the extent it is able, will cause others to comply with all laws and requirements of Governmental Authorities having jurisdiction over the processing, approving and recording of any subdivision map, any of the Land or construction or sale of any of the Improvements and will furnish Agent with reports of any official searches for violation of any requirements established by such Governmental Authorities. Borrowers will use commercially reasonable efforts to comply and, to the extent it is able, will use commercially reasonable efforts to cause others to comply with all restrictive covenants and all obligations created by private contracts and leases which affect ownership, construction, equipping, fixturing, use, occupancy, sale or leasing of each Property (or any portion thereof). Each Property and the leasing and sale thereof shall be in compliance with all permits and approvals issued by Governmental Authorities with respect to such Property, applicable building, zoning and use laws, requirements, regulations and ordinances and such leasing and sale will not violate any restrictions of record against such Property. Borrowers will deliver to Agent, promptly after receipt thereof, copies of all permits and approvals received from Governmental Authorities relating to the use, development, leasing and/or sale of the Improvements for each Property.

5.11      Ownership of Personal Property.  Each Borrower is, and after the date hereof, will be the sole owner of all Equipment pertaining to such Borrower’s Property, free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for security interests and liens in favor of Agent and other liens approved by Agent, in Agent’s sole discretion. Borrower will not convey or transfer any portion of the Equipment without the prior written consent of Agent.

5.12      Representations and Warranties.  Until repayment of the Note and all other obligations secured by the Deeds of Trust, Borrowers shall ensure that the representations and warranties of Article IV remain true and complete in all material respects, provided Agent shall not declare an Event of Default based solely on a breach of this covenant unless Agent reasonably determines that such breach (a) would have a material adverse effect on any Property, any Borrower and/or any Guarantor or (b) was intentional.

5.13      Trade Names.  Borrowers shall immediately notify Agent in writing of any change in the jurisdiction of organization or place of business of, or the change in the legal, trade or fictitious business names used by, any Borrower, any of its constituent members or any Guarantor, and Agent is hereby authorized to file or record any additional financing statements, amendments and other certificates necessary to reflect any such changes.

5.14      No Distributions.  If an Event of Default exists and is continuing, no Borrower will, without the prior written consent of Majority Lenders, make any distribution of assets to any member in any Borrower, whether or not such a distribution is permitted under the terms of such Borrower’s limited liability company agreement, including repayment of any loans made by a member in any Borrower to such Borrower, return of capital contributions, distributions upon termination, liquidation or dissolution of such Borrower or any development, property management, accounting or other fees payable to a member in such Borrower (unless any such fee has been approved by Majority Lenders in writing).

5.15      Future Development.  Borrowers shall not undertake any on-site construction, demolition or rehabilitation work at any Property (other than tenant improvements under leases approved by Agent or under leases which do not require Agent’s consent and capital improvements on the Properties done in the ordinary course of business) without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed.

5.16      Further Assurances.  Borrowers shall execute and deliver from time to time, promptly after any request therefore by Agent, any and all instruments, agreements and documents and shall take such other action as may be necessary or desirable in the opinion of Agent to maintain, perfect or insure Agent’s security provided for herein and in the other Loan Documents, including the filing or recording of UCC renewal statements or amendments, the execution of such amendments to the Deeds of Trust and the other Loan Documents and the delivery of such endorsements to the Title Company, all as Agent reasonably requires, and shall pay all fees and expenses (including reasonable attorneys’ fees) related thereto or incurred by Agent in connection therewith.

5.17      Notice of Litigation, Etc..  Promptly upon receiving notice thereof, Borrowers will give, or cause to be given, prompt written notice to Agent of (a) any action or proceeding instituted by or against any Borrower or any Guarantor in any federal or state court or before any commission or other regulatory body, Federal, state or local, foreign or domestic; or (b) any such proceedings that are threatened against any Borrower, or any Guarantor which, if adversely determined, could have a material and adverse effect upon any Borrower’s or any Guarantor’s businesses, operations, properties, assets, managements, natures of ownership or conditions (financial or otherwise) or which would constitute an event of default or a default under any other contract, instrument or agreement to which any of them is a party or by or to which any of them or any of their properties or assets may be bound or subject; or (c) any actions, proceedings or notices materially adversely affecting any Property (or any portion thereof) or Agent’s interest therein or any zoning, building or other municipal officers, offices or departments having jurisdiction with respect to any Property or the leasing of it.

5.18      USA Patriot Act Compliance Covenant.  No Borrower or Guarantor, and no Affiliate or agent of any Borrower or Guarantor shall (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act of 2001 (Public Law 107-56) (the “USA Patriot Act”) or any other Anti-Terrorism Law. Borrower shall deliver to Agent any certification or other evidence requested from time to time by Agent in its sole discretion, confirming Borrower’s compliance with this Section. For the purposes of this Section, (1) “Blocked Person” shall mean (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated or associated with a person or entity listed above and (2) “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, and the Law administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

5.19      Maintenance of Existence.  Borrowers, Guarantor and their respective constituent members each shall maintain and preserve its existence and all rights and franchises material to its business.

5.20      Borrower Operating Account.  Borrowers shall at all times maintain the Borrower Operating Account described in Section 2.8 with Agent.

5.21      Single Purpose Entity Provisions.  Each Borrower’s sole business purpose shall be to own, finance and operate a Property and to take such other actions as are ancillary thereto. Each Borrower (i) shall conduct business only in its own name and under any trade name for the Improvements, (ii) shall not engage in any business or have any assets unrelated to its Property, (iii) shall not have any indebtedness other than as permitted by this Agreement or except as permitted in writing by Agent, (iv) shall have its own separate books, records, and accounts (with no commingling of assets), (v) shall hold itself out as being an entity separate and apart from any other person or entity, (vi) shall observe limited liability company formalities independent of any other entity, and (vii) shall not change its name, identity, or organizational structure, unless Borrower shall have obtained the prior written consent of Agent to such change, and shall have taken all actions necessary or requested by Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.

5.22      No Other Debt.  Without Majority Lender’s written consent, no Borrower shall incur any other indebtedness, whether secured or unsecured, other than the Loan, trade debt and other expenditures contemplated under this Agreement (including payment of taxes, insurance, tenant improvements and capital expenditures) reasonably incurred in the ordinary course of operating such Borrower’s Property (all of which are debts which are expressly permitted under the Loan Documents); provided that the foregoing shall not be deemed to prohibit up to $1,000,000 in the aggregate at each Property owing under equipment leases for equipment to be used by Borrowers in connection with the Properties; and provided further, however, that in no case may such leased equipment be incorporated into any Improvements as part of the structure thereof or otherwise installed as part of any Improvements in such a way that the removal thereof would result in material damage to such Improvements.

5.23      Mandatory Principal Payments.  If, as of the end of any calendar quarter, as determined by the quarterly reporting provided by Borrower pursuant to the terms of Section 5.4 above, the Principal Balance exceeds the Availability Amount, Borrower shall, within 30 days of written demand by Agent, pay down the outstanding principal of the loan by an amount (as reasonably determined by Agent but without paying any prepayment or exit fees other than Interest Differential amounts and sums owing under Section 1.10, and Swap Contract fees or breakage amounts) sufficient to cause the Principal Balance to not exceed the Availability Amount. The calculation of the Borrowing Base Amount shall be based upon Net Operating Income based on the financial information received from Borrower in accordance with Section 5.4 or, if Borrower has failed to deliver such information as and when required by Section 5.4 (or if Agent reasonably and in good faith believes such information to be inaccurate), such other information as Agent reasonably and in good faith deems appropriate.

5.24      Affiliate Transactions.  No Borrower shall engage in any transaction affecting any Property with an Affiliate of any Borrower or of any Guarantor unless (a) the Affiliate is either a taxable REIT subsidiary of Parent REIT or KBS Capital Advisors LLC, (b) the terms are commercially reasonable and Borrower’s payment terms thereunder are competitive with amounts that would be paid to or received from third parties on an “arm’s-length” basis, (c) the terms are reduced to a writing covering all material aspects of such arrangement, and (d) the agreement with the Affiliate is terminable without cause by Borrower or Agent, without penalty or fee, upon thirty (30) days’ prior written notice.

5.25      Borrower and Guarantor Covenants.  Borrowers shall cause Guarantor to comply with the financial covenants set forth in Section 13 of the Guaranty. Failure to comply with this Section 5.25 shall constitute an immediate Event of Default hereunder.

5.26      EIN.  Each Borrower’s U.S. employer identification number is set forth on Exhibit K attached hereto.

5.27      Lease Termination Account.  If One West Bank shall give notice that it intends to terminate a portion or portions of its lease in accordance with provisions of the lease (such leased space being referred to herein as the “Prior One West Bank Space”) with respect to the KBS Domain Gateway Property (the “One West Bank Lease”), Borrower shall, within ten days of written demand by Agent, either (a) reduce the Availability Amount by an amount equal to the Required Amount (defined below), or (b) deposit in an account with U.S. Bank (the “Lease

Termination Account”) an amount (the “Required Amount”) equal to the lease termination fee (capped at thirty dollars ($30) times the number of square feet that is currently being terminated by One West Bank) paid by One West Bank under the One West Bank Lease (the “Releasing Funds”). Borrower hereby grants to Agent and Lenders a lien on and security interest in all such Releasing Funds and all other amounts and funds in the Lease Termination Account (and in all other deposit accounts of Borrower with U.S. Bank or Agent) to secure all indebtedness and obligations owing to Agent and Lenders under the Note and other Loan Documents. The Lease Termination Account shall be a blocked account from which Borrower shall have no right of withdrawal except as specified below. So long as no Event of Default, or event that with the giving of notice and/or the passage of time would constitute an Event of Default, shall have occurred and be continuing, Borrower may request that Agent release funds from the Lease Termination Account for the purposes of paying leasing commissions and tenant improvement costs with respect to the leased space that was vacated under the One West Bank Lease, and Agent shall not unreasonably withhold, condition or delay such consent provided that such monies are designated for and in fact used for such purposes. U.S. Bank, as depository bank, shall take directions from U.S. Bank, as Agent, with respect to the Lease Termination Account, and all funds therein; and Borrower shall not have the authority to direct U.S. Bank, as depository bank, as to the Lease Termination Account or the funds therein. Once the Prior One West Bank Space is once again at least 90% leased pursuant to a lease (or leases) which satisfies the requirements of Section 5.9 hereof, and the tenant (or tenants) thereunder are in possession, and all tenant improvement costs, leasing commissions, and all other sums and amounts payable in connection with the releasing of the applicable Prior One West Bank Space have been paid in full (the “Release Threshold”), providing that no Event of Default, or event that with the giving of notice and/or the passage of time could become an Event of Default, has occurred and is continuing, and provided further that the Loan is then in Balance, Agent shall return to Borrower any remaining unused funds then on deposit in the Lease Termination Account. The Lease Termination Account shall be an interest bearing account that bears interest at a rate which U.S. Bank determines is typical and reasonable for similar deposit accounts with U.S. Bank. Any interest accruing in such account shall accrue for the Borrower’s benefit (subject to the Agent’s and Lenders’ lien and rights to apply such sums and interest to the Loan upon the occurrence of an Event of Default); and if Borrower elects to reduce the Availability Amount per clause (a) above, then, once and to the extent that the Prior One West Bank Space gets re-leased, the Availability Amount shall be restored on a pro rata basis, and, upon the Property achieving the Release Threshold, the reduction to the Availability Amount per this Section 5.27 shall be $0.

5.28        Required Minimum Funded Amount.  The outstanding Principal Balance shall at all times be at least equal to sixty-five percent (65%) of the then Committed Amount. However, should at any time the Principal Balance be less than sixty-five percent (65%) of the then applicable Committed Amount, Borrowers may, at Borrower’s option, within thirty (30) days of written demand by Agent, either (i) permanently cancel any unfunded portions of the Committed Amount or (ii) make a draw under the Loan (to the extent Borrowers have satisfied the requirements hereunder for such draw), in order to satisfy this requirement; provided further, however, the Borrowers shall be required, within ten (10) days of written demand by Agent, to pay down the outstanding Principal Balance to the extent that it exceeds the reduced Committed Amount, so that the Principal Balance never exceeds the then applicable Committed Amount.

VI. DEFAULTS

6.1        Events of Default.  Any of the following events shall constitute an Event of Default under this Agreement:

(a)        Borrower shall fail to make payment of principal within three (3) business days after the same becomes due according to the terms hereof or of any Note.

(b)        Borrower shall fail to make payment of interest on advances made by Agent or Lenders, or fail to pay any fees or other amounts payable to Agent or Lenders, hereunder, under any Note or under any of the other Loan Documents within three (3) business days after the same becomes due.

(c)        Any Borrower or Guarantor shall fail to perform or observe any obligation or covenant (other than those obligations and covenants described in subparagraphs (a) and (b), above, or otherwise set forth in subparagraphs (d) through (k), below, of this Section 6.1) under this Agreement or any other Loan Document within thirty (30) days after receipt of written notice that such obligation was not performed; provided that, if cure cannot reasonably be effected within such 30-day period, such failure shall not be an event of default hereunder so long as Borrower or Guarantor, as applicable, promptly (in any event, within ten (10) days after receipt of such notice) commences cure, and thereafter diligently (in any event, within sixty (60) days after receipt of such notice) prosecutes such cure to completion; and provided further, however, that notwithstanding the 30-day cure period or extended cure period described above in this subparagraph (c), if a different notice or cure period is specified under any Loan Document or under any provision of the Loan Documents as to any such failure or breach, the specific Loan Document or provision shall control, and Borrower and Guarantor, as applicable, shall have no more time to cure the failure or breach than is allowed under the specific Loan Document or provision as to such failure or breach.

(d)        Any representation or warranty made by any Borrower in this Agreement, in any of the other Loan Documents, or in any certificate or document furnished under the terms of this Agreement or in connection with the Loan, shall be untrue or incomplete in any material respect provided, to the extent curable and to the extent Agent determines a breach was not intentional, Borrower shall have thirty (30) days to remedy the untrue or incomplete representation, warranty, document or other material (so that it is true and complete in all material respects), before such event constitutes an Event of Default hereunder.

(e)        Any Borrower shall be in default under the terms of any of the other Loan Documents beyond any applicable grace or cure period specified therein, and such default shall not be waived by Agent, or an Event of Default shall exist under the terms of any such instrument.

(f)        Any Borrower or any Guarantor shall apply for, consent to or permit the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or shall fail to, or admit in writing its inability to, pay its debts as they mature; or shall make a general assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent; or shall take other similar action for the benefit or protection of its creditors; or shall give notice to any governmental body of insolvency or pending insolvency or suspension of operations; or shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or shall file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or shall be dissolved, liquidated, terminated or merged; or shall effect a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian shall be appointed for it or for any of its property or assets and shall not be discharged within ninety (90) days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within ninety (90) days after the date of its filing.

(g)        Any of the Guaranty or the Environmental Indemnity, at any time and for any reason ceases to be in full force and effect, or Guarantor or indemnitor contests or denies the validity or enforceability of the Guaranty or the Environmental Indemnity, or gives notice to Agent to such effect, or otherwise attempts to revoke or repudiate any of the foregoing as to any existing or future obligations, or any Borrower has a Guarantor as a general partner (or otherwise has a structure where a Guarantor would be liable for such Borrower’s obligations under the Loan Documents absent the Guaranty).

(h)        Any Borrower shall fail to maintain insurance as required by this Agreement (which, for purposes of clarification, shall not include the Environmental Insurance Policy, it being understood by the parties that termination of such Environmental Insurance Policy shall not be an Event of Default, or constitute a breached obligation under this Agreement, but instead shall only trigger liability of the Guarantor under the Guaranty for any amounts owing by Borrower under the Environmental Indemnity, as more fully set forth in the Guaranty) or shall fail to furnish to Agent proof of payment of all premiums for such insurance within five (5) business days following Agent’s written request for same (provided that Borrower has received proof of such payment at the time Agent requests such proof).

(i)        A transfer, encumbrance, lien, change of ownership or other action or occurrence prohibited by any Deed of Trust shall occur (and all notice and cure periods, if any, have elapsed).

(j)        Guarantor shall fail to perform or observe or comply with any covenant, agreement or obligation set forth in Section 13 of Guaranty applicable to such Guarantor.

(k)       Any Borrower fails at any time to satisfy or otherwise comply with (i) the terms, conditions and covenants set forth in (i) Section 5.2 or (ii) Section 5.23.

6.2        Rights and Remedies.  Upon the occurrence of an Event of Default, unless such Event of Default is subsequently waived in writing by Agent, Agent shall be entitled, at the option of Agent, to exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

(a)        Lenders may make one (1) or more further advances of Loan proceeds, without liability to make any subsequent advances thereof.

(b)        Lenders may suspend their obligation to make advances under this Agreement, without notice to Borrowers.

(c)        Lenders may terminate their obligation to make advances under this Agreement, and Agent may declare the entire unpaid principal balance of the advances made under this Agreement to be immediately due and payable, together with accrued and unpaid interest on such advances, without notice to or demand on Borrowers.

(d)        Agent may exercise any or all remedies specified herein and in the other Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Deeds of Trust (or any of them), and/or any other remedies which it may have therefor at law, in equity or under statute.

(e)        Agent may cure the Event of Default on behalf of Borrowers, and, in doing so, may enter upon the Properties, and may expend such sums as it may deem desirable, including attorneys’ fees, all of which shall be deemed to be advances hereunder, even though causing the Loan to exceed the face amount of the Note, shall bear interest at the Default Rate and shall be payable by Borrowers on demand.

VII. MISCELLANEOUS

7.1        Binding Effect; Waivers; Cumulative Rights and Remedies.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; provided, however, that neither this Agreement nor the proceeds of the Loan may be assigned by any Borrower voluntarily, by operation of law or otherwise, without the prior written consent of Agent. No delay on the part of Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which shall be continuing. The rights and remedies of Agent specified in this Agreement shall be in addition to, and not exclusive of, any other rights and remedies which Agent would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Agent’s rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

7.2        Survival.  All agreements, representations and warranties made in this Agreement shall survive the execution of this Agreement, the making of the advances by the Lenders, and the execution of the other Loan Documents, and shall continue until Agent on behalf of the Lenders receives payment in full of all indebtedness of Borrowers incurred under this Agreement and under the other Loan Documents.

7.3        Governing Law; Waiver of Jury Trial.  This Agreement, the rights of the parties hereunder and the interpretation hereof shall be governed by, and construed in accordance with, the laws of the State of California in all respects. To the maximum extent permitted by applicable law, Borrowers hereby waive any right to a trial by jury in any action relating to the Loan and/or the Loan Documents.

7.4        Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute a single Agreement.

7.5        Notices.  Any notice required or permitted to be given by either party hereto to the other under the terms of this Agreement, or documents related hereto, shall be deemed to have been given on the date the same is deposited in the United States Mail, registered or certified, return receipt requested, postage prepaid, addressed to the party to which the notice is to be given at the address set forth opposite its name below, or at any other address specified in a notice given by such party to the other not less than ten (10) days prior to the effective date of the address change.

If to Borrower:	KBSIII Domain Gateway, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: Giovanni Cordoves

And to:	KBSIII 1550 West McEwen Drive, LLC c/o KBS Capital Advisors LLC 1909 K Street NW, Suite 340 Washington, DC 20006 Attention: Allen Aldridge

And to:	KBSIII 155 North 400 West, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: Tim Helgeson

And to:	KBSIII Tower at Lake Carolyn, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: Ryan McManigal

And to:	KBSIII 201 Spear Street, LLC c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: Brent Carroll

With a copy to:	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Jeff Waldvogel

With a copy to:	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: Todd Smith

With a copy to:	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, CA 92660 Attention: James Chiboucas, Esq., Vice Chairman and Chief Legal Officer

With a copy to:	Greenberg Traurig, LLP 3161 Michelson Drive, Suite 1000 Irvine, CA 92612 Attention: Bruce Fischer, Esq.

If to Agent:	U.S. Bank National Association Commercial Real Estate 4100 Newport Place, Suite 900 Newport Beach, CA 92660 Attention: Loan Administration

7.6        Agent’s Sign.  Agent may, if it so desires, publicize its involvement with the Properties, including, but not limited to, issuing press releases (subject to Borrower’s review and approval thereof, not to be withheld unreasonably), but it may not place any signage on any Property without Borrower’s prior written consent (which consent may be withheld, conditioned or delayed in Borrower’s sole and absolute discretion).

7.7        No Third Party Reliance.  No third party shall be entitled to rely upon this Agreement or to have any of the benefits of Agent’s and the Lenders’ interest hereunder, unless such third party is an express assignee of all or a portion of the interest of Agent and/or any Lender hereunder.

7.8        Time of the Essence.  Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

7.9        Entire Agreement; No Oral Modifications.  This Agreement, the other Loan Documents and the other documents mentioned herein set forth the entire agreement of the parties with respect to the Loan and supersede all prior written or oral understandings and agreements with respect thereto. No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

7.10      Captions.  The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

7.11      Joint and Several Liability.  If Borrower consists of more than one (1) individual and/or entity, each of said individuals and/or entities shall be jointly and severally liable for each covenant, agreement, representation and warranty of Borrower hereunder.

7.12      Borrowers’ Relationship with Agent and the Lenders.  The relationship between Borrowers, Agent and the Lenders created hereby and by the other Loan Documents shall be that of a borrower and a lender only, and in no event shall Agent and/or the Lenders be deemed to be a partner of, or a joint venturer with, any Borrower.

7.13      Swap Transactions.  Borrowers may enter into one or more Swap Transactions and Swap Contracts with the Swap Counterparty on terms that are acceptable to Swap Counterparty in its sole discretion for the purpose of hedging and protecting against interest rate fluctuation risks with respect to the Loan. Upon the Maturity Date, or such earlier date that the Loan becomes due by reason of an Event of Default, or otherwise, or upon payment of the Loan in full, Agent may direct that all existing Swap Contracts be broken and discontinued, and any and all breakage fees, discontinuance fees, settlement obligations, and any and all other sums, fees and costs with respect to such Swap Transactions and Swap Contracts shall become due and payable by Borrowers in accordance with the respective Swap Contract, with the Borrower as the sole defaulting party as contemplated by the Swap Contract. Unless otherwise specifically agreed in writing by Borrowers, Agent and Swap Counterparty, Borrowers’ obligations (including any payment obligations) with respect to any such Swap Contracts provided by or entered into with Swap Counterparty (that is a Lender hereunder) with respect to the Loan shall be secured by the Deeds of Trust and all other collateral for the Loan, and any default by any Borrower (after the expiration of any applicable notice and cure period) under any such Swap Contracts shall, at the discretion of the Agent, constitute an Event of Default under this Agreement. As additional security for the obligations of Borrowers under the Loan Documents, Borrowers hereby transfer, assign, and convey to Agent and grant to Agent a security interest in, subject to the terms and conditions contained herein, all of Borrowers’ present and future rights, titles and interests, but not its obligations, duties or liabilities for any breach, in, under and to all Swap Contracts and all Swap Transactions, any and all amounts received by Borrower in connection therewith or to which Borrowers are entitled thereunder, and all proceeds of the foregoing. At Agent’s option, if an Event of Default exists, all net amounts payable to Borrowers under the Swap Contract shall be paid to Agent and shall be applied to pay interest or other amounts under the Loan. Borrowers acknowledge and agree that, notwithstanding the terms of the Swap Contract, Borrowers shall not modify or terminate the Swap Contract without the prior written consent of Agent.

Additionally, subject to the terms of the Swap Contract, if there is an uncured default under any Swap Contract, if an Event of Default exists, Agent shall have the right at any time (but shall have no obligation) to take in its name or in the name of any Borrower (or their Affiliates) such action as Agent may at any time determine to be necessary or advisable to cure any uncured default under any Swap Contract or to protect the rights of any Borrower (or their Affiliates) or Swap Counterparty thereunder; provided, however, that before the occurrence of an Event of

Default, Agent shall give prior written notice to Borrowers before taking any such action. For this purpose, Borrowers hereby constitute Agent their true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable by Borrowers in any manner, or for any reason, to exercise, at the election of Agent and so long as an Event of Default exists, any and all rights and remedies of Borrowers (or their Affiliates) under the Swap Contract, including making any payments thereunder and consummating any transactions contemplated thereby, and to take any action that Agent may deem proper in order to collect, assert or enforce any claim, right or title, in and to the Swap Contract hereby assigned and conveyed, from time to time to institute and prosecute in the name and at the expense of Borrowers, or otherwise, but for the benefit of Agent, any and all proceedings at law, in equity, or otherwise, that Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the Swap Contract hereby assigned and conveyed, or intended so to be, and to defend and compromise, at the election of Agent, any and all actions, suits or proceedings with respect to the Swap Contract, and generally to do all and any such action in relation thereto as Agent shall deem advisable. Agent shall not incur any liability if any action so taken by Agent or on its behalf shall prove to be inadequate or invalid. Borrowers expressly understand and agree that Agent is not hereby assuming any duties or obligations of Borrowers (or their Affiliates) to make payments to Swap Counterparty under any Swap Contract or under any other Loan Document. Such payment duties and obligations remain the responsibility of Borrowers (or their Affiliates) notwithstanding any language in this Agreement. In no event shall any terms and conditions set forth in this Section 7.13 be deemed to diminish or otherwise restrict any rights of a Swap Counterparty under a Swap Contract.

7.14      Automatic Deduction and Credit.  So long as Agent is the sole Lender hereunder, at Agent’s option, payments owed by Agent as Swap Counterparty under any Swap Contract may be credited against accrued interest and other payments owed by any Borrowers under the Loan provided Agent will provide written notice to Borrower of any such credit. Agent will credit the applicable amounts on the dates the foregoing payments become due; provided, however, that if a due date does not fall on a Business Day, Agent will credit the applicable amounts on the first Business Day following such due date.

7.15      Borrower Waiver.  In the event that, at any time, any surety exists that is liable upon only a portion of Borrowers’ obligations under the Loan Documents and Borrowers provide partial satisfaction of any such obligation(s), Borrowers hereby waive any right they would otherwise have under applicable law, if any, or otherwise to designate the portion of the obligation to be satisfied. The designation of the portion of the obligation to be satisfied shall, to the extent not expressly made by the terms of the Loan Documents, be made by Agent rather than by Borrowers.

7.16      Reduction of Committed Amount.  Provided (a) no Draw Request is pending that would result in the Principal Balance exceeding the Committed Amount, and (b) that immediately after such reduction the outstanding Principal Balance is less than or equal to the Committed Amount (which for the purposes of this Section shall include any amounts requested under a pending Draw Request), Borrower may permanently reduce the available Committed Amount of the Loan (without the payment of any prepayment fee, other than break funding, including any sums owing under Section 1.10 hereof, and any charges relating to early termination of any Swap Contracts), by giving Agent irrevocable notice of such reduction to Agent at least two (2)

Business Days prior to the indicated effective date of the reduction. Each such reduction shall (a) be in a minimum amount of $1,000,000 (and in increments of $500,000 thereafter), (b) in no event reduce the Committed Amount below the amount of the Principal Balance, and (c) permanently reduce the maximum Committed Amount of the Loan available to Borrower.

7.17      USA Patriot Act Notice.  The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Agent and/or Lenders) may from time-to-time request in writing, and each Borrower shall provide to Agent and/or Lenders, such Borrower’s name, address, tax identification number and/or such other identification information as shall be reasonably necessary for Agent and/or Lenders to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

7.18      Statute of Frauds.  The rights and obligations of Borrower, Agent and Lenders under the Loan Documents shall be determined solely from the Loan Documents, and any prior oral agreements between the Borrower, Agent and Lenders relating to the Loan are superseded by and merged into the Loan Documents.

7.19      Joint Borrower Provisions.  Each Borrower acknowledges and agrees that it shall be jointly and severally liable for the Loan and all other Obligations arising under this Agreement and/or any of the other Loan Documents. In furtherance thereof, each Borrower acknowledges and agrees as follows:

(a)        For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

(b)        To induce the Lenders to make the Loan, and in consideration thereof, each Borrower hereby agrees to indemnify the Agent and Lenders against, and hold the Agent and Lenders harmless from, any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against Agent and/or Lenders by any Borrower or by any other Person arising from or incurred by reason of (i) reliance by the Agent and/or Lenders on any requests or instructions from any Borrower, or (ii) any other action taken by Agent and/or Lenders in good faith with respect to this Agreement or the other Loan Documents.

(c)        Each Borrower acknowledges that the liens and security interests created or granted herein and by the other Loan Documents will secure Obligations of all Borrowers under the Loan Documents and, in full recognition of that fact, each Borrower consents and agrees that the Agent and/or Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof or of any other Loan Document:

(1)        agree with any Borrower to supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

(2)        agree with any Borrower to supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

(3)        accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

(4)        accept partial payments on the Obligations;

(5)        receive and hold additional security or guaranties for the Obligations or any part thereof;

(6)        release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security for or guaranties of the Obligations, and apply any security and direct the order or manner of sale thereof as Agent, in its sole and absolute discretion may determine;

(7)        release any Person or any guarantor from any personal liability with respect to the Obligations or any part thereof;

(8)        settle, release on terms satisfactory to Agent or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any such security and bid and purchase at any sale; and consent to the merger, change or any other restructuring or termination of the corporate existence of any Borrower or any other Person, and correspondingly restructure the obligations of such Borrower or other Person, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing existence of any lien or security interest hereunder, under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

(d)        Upon the occurrence of and during the continuance of any Event of Default, Agent may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security Agent and/or Lenders at any time may have or hold in connection with the Obligations, and in collecting on the Loan it shall not be necessary for Agent to marshal assets in favor of any Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each Borrower expressly waives any right to require Agent and/or Lenders, in connection with Agent and/or Lender’s efforts to obtain repayment of the Loan and other Obligations, to marshal assets in favor of any Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that Agent and/or Lenders may proceed against any Persons and/or collateral in such order as it shall determine in its sole and absolute discretion in connection with Agent’s efforts to obtain repayment of the Loan and other Obligations. Agent may file a separate action or actions against each Borrower to enforce the Obligations, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that Agent, Lenders, each Borrower and/or any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. The rights of Agent and/or Lenders hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Agent and/or Lenders as a result of the bankruptcy, insolvency or reorganization of any Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective even though the any or all Obligations, or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any other Person and whether or not any Borrower or any other Person shall have any personal liability with respect thereto. Each Borrower expressly waives any and all defenses to the enforcement of its obligations under the Loan Documents now or hereafter arising or asserted by reason of (i) any disability or other defense of any Borrower or any other Person with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full and final payment and performance of all Obligations), (iv) any failure of Agent and/or Lenders to marshal assets in favor of any of the Borrowers or any other Person, (v) any failure of Agent and/or Lenders to give notice of sale or other disposition of any Collateral for the Obligations to any Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition, (vi) any failure of Agent and/or Lenders to comply in any non-material respect with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Obligation, (vii) any act or omission of Agent and/or Lenders or others that directly or indirectly results in or aids the discharge or release of any Borrower or of any other Person or of any of the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (ix) any failure of Agent and/or Lenders to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (x) the election by Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code except to extent otherwise provided in this Agreement, (xii) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (xiv) the avoidance of any lien or security interest in favor of Agent securing the Obligations for any reason, or (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding. Without in any way limiting the foregoing, with respect to the Loan Documents and the Obligations, each Borrower: (A) waives all rights and defenses arising out of an election of remedies by Agent, even though that election of remedies, such as non-judicial foreclosure with respect to security for Borrowers’ obligations, has destroyed each of their rights of subrogation and reimbursement against the other by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise; and (B) waives any right to a fair value hearing or similar proceeding following a nonjudicial foreclosure of the Obligations, whether arising under California Code of Civil Procedure Section 580a or otherwise.

(e)        The Borrowers represent and warrant to Agent and Lenders that they have established adequate means of obtaining from each other, on a continuing basis, financial and other information pertaining to their respective businesses, operations and condition (financial and otherwise) and their respective properties, and each now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other and their respective properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Agent and/or Lenders to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the other Borrowers or the other Borrowers’ properties, whether now known or hereafter known by Agent and/or Lenders during the life of this Agreement. With respect to any of the Obligations, the Agent and/or Lenders need not inquire into the powers of any Borrower or the officers, employees or other Persons acting or purporting to act on such Borrower’s behalf.

(f)        Without limiting the foregoing, or anything else contained in this Agreement, each Borrower waives all rights and defenses that it may have because the Obligations are secured by real property. This means, among other things:

(1)        Agent and/or Lenders may collect on the Obligations from any Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrowers; and

(2)        If Agent forecloses on any real property collateral pledged by any Borrower for the Obligations: (A) the amount of the indebtedness owed by the other Borrowers may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Agent may collect from any Borrower even if Agent, by foreclosing on the real property collateral, has destroyed any right any Borrower may have to collect from the other Borrowers.

(g)        This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Each Borrower expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property collateral provided by the other Borrower to secure the Obligations and failure to receive any such notice shall not impair or affect such Borrower’s obligations hereunder or the enforceability of this Agreement or the other Loan Documents or any liens created or granted hereby or thereby.

(h)        Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, with respect to the Loan and all other Obligations, each Borrower hereby waives with respect to the other Borrowers and their successors and assigns (including any surety) and any other Person any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff, to any other rights and defenses available to it by reason of California Civil Code Sections 2787 and 2855, inclusive, or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which each of them may have or hereafter acquire against the other or any other Person in connection with or as a result of such Borrower’s execution, delivery and/or performance of this Agreement or any other Loan Document to which it is a party until the Obligations are paid and performed in full. Each Borrower agrees that it shall not have or assert any such rights against any other Borrower or any other Borrower’s successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Borrower by any other Borrower (as borrower or in any other capacity) or any other Person until the all Obligations are paid and performed in full. Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect any Borrower’s liability under this Agreement or any other Loan Document to which it is a party, or the enforceability hereof or thereof.

(i)        Each Borrower warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which each otherwise may have against the other, against Agent and Lenders or others, or against any collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

7.20      Possible Increase in the Committed Amount. As of the Closing Date, the maximum Committed Amount shall be $200,000,000. However, subsequent to the Closing Date Borrower shall have the option to increase the Committed Amount based, in part, on the addition of one or more Additional Properties in accordance with Section 7.21 to secure the Loan (such option shall be referred to herein as the “Accordion Option”), subject to the following: (a) one or more new lenders shall have been added to this Agreement (each, a “New Lender”) and/or one or more existing Lenders (each, an “Additionally Committed Lender”), in their sole and absolute discretion, shall have elected to increase their individual commitments, so that the Committed Amount may be increased, provided that each New Lender and/or Additionally Committed Lender shall be approved by Agent and Borrower (but not the other Lenders), (b) the Committed Amount may be increased up to a maximum of $350,000,000, (c) unless Agent otherwise consents in writing, the allocation of the increased Committed Amount between the Revolving Portion and the Non-Revolving Portion shall be thirty-five percent (35%) to the Revolving Portion and sixty-five percent (65%) to the Non-Revolving Portion, (d) each exercise of the Accordion Option shall be in an amount not less than $20,000,000, and (e) the Accordion Option may be exercised a maximum of three (3) times (and all conditions to exercising such option must have been satisfied as of such date). Each Lender acknowledges and agrees that its consent to any such increase in the Committed Amount shall not be required and additional Lenders may be added to this Agreement, and any Additionally Committed Lenders under this Agreement may increase their individual commitments, without the consent or agreement of the other Lenders (provided, however, that no Lender’s individual commitment may be increased without such Lender’s consent), so long as Agent and Borrower have consented in writing to any New Lenders or the increase in the commitment of any Additionally Committed Lender, as applicable.

The addition of any New Lender to this Agreement, and/or the increase in the commitment of any Additionally Committed Lender, shall be effective upon the satisfaction of the following:

(a)        Agent and Borrower shall have approved such New Lender and/or such increase in the commitment of any Additionally Committed Lender, as applicable; and Agent shall have sent written notice to all Lenders of such New Lender and its commitment amount and/or the amount of the increase in the commitment of any Additionally Committed Lender (each, an “Accordion Notice”).

(b)        Agent shall have calculated each Lender’s new Commitment Percentage, based on each Lender’s commitment and the new Committed Amount, and Agent shall have determined the portion of the Non-Revolving Portion (and outstanding Non-Revolving Portion) and the Revolving Portion (and outstanding Revolving Portion) allocable to each Lender based on such Lender’s new Commitment Percentage.

(c)        Borrower shall have executed and delivered to Agent a new Note with respect to any New Lender in the amount of such New Lender’s commitment; or with respect to an increase in the Commitment of an Additionally Committed Lender, Borrower shall have executed a replacement Note for such Additionally Committed Lender in an amount equal to such Additionally Committed Lender’s increased commitment amount.

(d)        The Lenders shall execute such Assignment and Assumption Agreements as Agent shall require to evidence each New Lender’s acquisition of its Commitment Percentage of the Loan and Loan Documents, and to evidence each Additionally Committed Lender’s increased commitment amount. Alternatively (or in addition), at Agent’s option each New Lender shall acknowledge in writing (in a form reasonably satisfactory to Agent) that it is assuming the rights and obligations of a “Lender” under this Agreement, and if required by Agent shall execute a copy of this Agreement. Each New Lender and/or each Additionally Committed Lender shall pay to the other existing Lenders a portion of the then outstanding Revolving Portion and the Non-Revolving Portion so that upon the closing of the exercise of the Accordion Option and increase in the Committed Amount, each Lender shall have owing to it its Commitment Percentage of the then outstanding principal amount of the Revolving Portion and the Non-Revolving Portion (as set forth in the revised Exhibit I to be delivered in accordance with subparagraph (e) below). For the avoidance of doubt, each New Lender must acquire the same percentage (i.e., its Commitment Percentage) of the Revolving Portion and the Non-Revolving Portion, and each Additionally Committed Lender must increase its commitment with respect to the Revolving Portion and the Non-Revolving Portion by the same percentage.

(e)        Agent shall have prepared an updated Exhibit I, revised to reflect each Lender’s Commitment Percentage and share of the Committed Amount, which updated Exhibit I shall be delivered to the Lenders with the Accordion Notice.

(f)        Guarantor shall have executed and delivered to Agent such reaffirmations of their Guaranty and acknowledgment of their increased liability thereunder as Agent shall reasonably require; provided, however, that with the exception of the Guarantor’s increased liability due to the increase in the Committed Amount, Guarantor’s liability shall remain unmodified as set forth in the Guaranty.

(g)        Borrower shall have paid the applicable fees set forth in the Fee Letter.

(h)        Borrower, each New Lender and each Additionally Committed Lender shall execute and deliver to Agent such additional documents as Agent and its legal counsel shall reasonably require to carry out the intent of this Section 7.20.

7.21        Additional Property Collateral. During the term of the Loan, Borrower shall have the option of adding new properties to secure the Loan and/or to increase the Borrowing Base Amount, subject to satisfaction of all of the following conditions precedent with respect to each such additional property (each, an “Additional Property”) (and each item delivered below shall be subject to Agent’s (and, where indicated, Lenders’) receipt, review, approval and/or confirmation, at Borrower’s cost and expense (whether or not the addition of the Additional Property is ultimately approved), each in form and substance reasonably satisfactory to Agent (and, where indicated, Lenders)):

(a)        The Additional Property must be (i) a fully developed and operating “Class A” or “Class B” property utilized principally as an office or industrial property, (ii) located in the contiguous United States (including the District of Columbia) or Hawaii, and (iii) at least 85% occupied by tenants who are not the subject of any bankruptcy, reorganization, insolvency, liquidation, dissolution, receivership or similar proceeding.

(b)        The owner of the Additional Property (the “New Borrower”) shall be a single purpose entity wholly-owned, directly or indirectly, by Properties REIT and otherwise satisfactory to Agent and Lenders in their sole discretion which (i) has no indebtedness or claims against it other than non-delinquent trade debt incurred in the ordinary course of business, (ii) shall assume, on a joint and several basis, the Loan and the other obligations of Borrowers hereunder and under the other Loan Documents pursuant to a Joinder Agreement and such other documents reasonably satisfactory to Agent and Lenders in their sole discretion, and (iii) does not have any Guarantor as a general partner, and does not otherwise have a structure where any Guarantor would be liable for such New Borrower’s obligations under the Joinder Agreement absent the Guaranty.

(c)        Agent shall have received a Deed of Trust covering the Additional Property and all personal property directly related thereto (and such Deed of Trust shall have been properly recorded in the official records of the county or counties in which the Additional Property is located) and such other Loan Documents, and amendments, modifications or supplements to any existing Loan Documents, as reasonably required by Agent, executed by

New Borrower, Borrower and Guarantor; provided that Borrower’s and Guarantor’s obligations or rights under the Loan Documents shall not be modified or affected beyond what is contemplated pursuant to the transaction.

(d)        The New Borrower owns fee title to, or holds a leasehold interest as a lessee in, the Additional Property. In connection with any Additional Property in which a New Borrower holds a leasehold interest, Agent and Lenders shall have received and approved (i) a copy of the ground lease creating such leasehold interest, and (ii) a ground lessor’s estoppel and consent executed by the ground lessor under any such ground lease.

(e)        New Borrower shall deliver to Agent a certificate executed by an officer of New Borrower certifying that New Borrower is qualified to transact business in the state in which the Additional Property is located.

(f)        Agent shall have received a Title Policy, containing no exceptions or exclusions other than Permitted Encumbrances or as may be reasonably approved by Agent, insuring that the insured Deed of Trust for the Additional Property is a valid, first priority lien on the Additional Property and related collateral, in an insured amount as reasonably required by Agent. Borrower also shall obtain, at its sole cost and expense, any endorsements, continuations or modifications to the existing Title Policies as Agent may reasonably request and to the extent available, including endorsements to increase the insured amounts under such Title Policies.

(g)        If the Additional Property is being acquired by New Borrower, if required by Agent, Agent shall have received complete copies of any purchase agreement for the Additional Property.

(h)        Agent shall have received a recent Appraisal for the Additional Property.

(i)        New Borrower shall have provided Agent with current title, tax, UCC chattel lien and bankruptcy searches (and any other searches which Agent may require) for the Additional Property, New Borrower, New Borrower’s constituent members and such other parties as Agent shall require in its reasonable discretion.

(j)        A copy of New Borrower’s limited liability company agreement (certified by a manager as being true, correct, complete, unamended (except as disclosed to Agent in writing) and in full force and effect) and a copy of New Borrower’s Articles of Organization (certified by the appropriate governmental officials in whose offices the same must be filed under applicable law, as applicable), together with evidence reasonably satisfactory to Agent, that New Borrower has complied with all other filing requirements and fictitious name requirements, if any, necessary to permit New Borrower to do business in the state in which the Additional Property is located, and evidence reasonably satisfactory to Agent, that New Borrower has complied with the above-mentioned documents in executing the Deed of Trust and other documents which it is required to execute pursuant to this Section 7.21.

(k)        Agent shall have received insurance policies or insurance certificates for the Additional Property (conforming to the requirements of Exhibit G) written by insurers reasonably satisfactory to Agent and in amounts reasonably satisfactory to Agent, prepared in accordance with Agent’s standard requirements therefor.

(l)        Agent shall have received a flood zone and landslide hazard certification for the Additional Property from a qualified Consultant indicating that the improvements on such Additional Property are not located in a flood plain or any other flood prone area, or within an area subject to landslide hazards, as designated by the Federal Emergency Management Agency or any other Governmental Authority.

(m)        Agent shall have received a current “as built” ALTA/ACSM Land Title Survey of the Additional Property, dated or updated to a date not earlier than thirty (30) days prior to the recordation of the Deed of Trust for the Additional Property, certified to Agent and the Title Company, prepared by a licensed surveyor reasonably acceptable to Agent and such title insurer, and conforming to Agent’s current standard survey requirements.

(n)        Agent shall have received a current, reasonably acceptable engineering report with respect to the Additional Property, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards. As requested by Agent, such report shall also include an assessment of the Additional Property’s tolerance for earthquake and seismic activity.

(o)        An environmental report for the Additional Property reasonably acceptable to Agent and Majority Lenders, showing that no remedial environmental action is recommended or required and other information produced in connection with the Tests.

(p)        Agent shall have received either (i) reasonably satisfactory evidence that the Additional Property is covered by the Environmental Insurance Policy or (ii) confirmation from Guarantor of its liability under the Guaranty for any amounts owing by Borrower under the Environmental Indemnity with respect to such Additional Property, as more fully set forth in the Guaranty.

(q)        Agent shall have received the following financial information for the Additional Property: (i) annual operating statements for the preceding two fiscal years, if applicable, and for the current fiscal year through the fiscal quarter most recently ending, provided that if New Borrower or any Affiliate of New Borrower has not owned the Additional Property for such entire period, then Borrower shall provide operating statements for the period of New Borrower’s (and any such Affiliate’s) ownership and, only to the extent available, operating statements for the balance of such period, (ii) a pro forma operating statement and proposed Operating Budget for the current and next succeeding fiscal years.

(r)        Agent shall have received a current rent roll for the Additional Property, together with all leases for the Additional Property not previously delivered to Agent. Such rent roll shall include the following: (i) tenant names; (ii) unit/suite numbers; (iii) area of each demised premises and total area of the related Additional Property (stated in net rentable square feet); (iv) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year); (v) lease term (commencement, expiration and renewal options); (vi) expense pass-throughs; (vii) cancellation/termination provisions; (viii) security deposit; and (ix) material operating covenants and co-tenancy clauses.

(s)        If requested, Agent shall have received copies of all material agreements with respect to the Additional Property, including without limitation all noncancelable agreements relating to the management, operation or maintenance of the Additional Property and of each such agreement which cannot be cancelled by thirty (30) days’ or less notice.

(t)        Agent shall have received all title, zoning and entitlement information and documentation regarding the Additional Property reasonably requested by Agent and reasonably available to New Borrower.

(u)        Agent shall have received reasonable evidence that the Additional Property and the operation thereof comply with all governmental requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters except as may be consented to by Agent in writing. New Borrower shall provide Agent with copies of all certificates of occupancy, and shall deliver letters (to the extent reasonably available to Borrower) from applicable zoning, building and municipal agencies evidencing the foregoing.

(v)        New Borrower shall have established all accounts and escrows for the Additional Property as required by the express terms of this Agreement and delivered to Agent reasonably satisfactory evidence thereof.

(w)        No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Additional Property; the Additional Property shall have not suffered any significant damage by fire or other casualty which has not been repaired; no law, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Agent’s judgment, a material adverse effect.

(x)        All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the acquisition of the Additional Property shall have been paid.

(y)        At Agent’s discretion and written request, New Borrower shall have used commercially reasonable efforts to obtain estoppel certificates and, where required by Agent, subordination, nondisturbance and attornment agreements from key tenants as reasonably requested by Agent.

(z)        Agent shall have received such other authorizations, documents, certificates, opinions of counsel, updates, reports, searches or items as Agent reasonably may require with respect to New Borrower or the Additional Property.

(aa)        Agent shall have prepared revised Exhibits B, C, D, and E, in each case revised to include the applicable information for the Additional Property (the “Replacement Exhibits”).

(bb)      Agent and Majority Lenders shall have approved the inclusion of the Additional Property as security for the Loan. A Lender shall be deemed to have granted its approval of the Additional Property if it has not notified Agent in writing of its disapproval of the inclusion of such Additional Property, within ten (10) days after receiving all of the items to be delivered to Agent and Lenders pursuant to this Section 7.21. Unless otherwise agreed to by Agent in writing, Agent shall be deemed to have approved the inclusion of the Additional Property if it has not notified Borrower in writing of its disapproval of the inclusion of such Additional Property, within fifteen (15) days after receiving all of the items to be delivered to Agent and Lenders pursuant to this Section 7.21.

From and after the date a Deed of Trust is recorded against the Additional Property in accordance with Agent’s written instructions to the Title Company, (i) such Additional Property shall be included in the definition of “Property” set forth in this Agreement and in the other Loan Documents, (ii) the Deed of Trust recorded against such Additional Property shall be included in the definition of “Deed of Trust” as set forth is this Agreement and in the other Loan Documents, (iii) New Borrower shall be included in the definition of “Borrower” set forth in this Agreement and the other Loan Documents, (iv) the Replacement Exhibits shall be attached to this Agreement in substitution of the then existing corresponding exhibits and shall thereafter be deemed to replace such exhibits, and (v) all of the foregoing requirements set forth in Sections 7.21(a) through (bb), shall be deemed satisfied by New Borrower, Borrower and Guarantor, as to such Additional Property, except as reasonably reserved or specified by Agent in writing.

7.22        Releases of Properties.   Except as expressly set forth below in this Section 7.22, Agent shall have no obligation to release any of the Properties (or portions thereof) until the Loan and all other Obligations have been paid in full and all obligations of Agent and Lenders under this Agreement and the other Loan Documents have terminated. Borrower shall be entitled to obtain the release of a Property (or portions thereof) (each, a “Release Property”) from the lien of the Loan Documents, provided that all of the following conditions are satisfied:

(a)        Borrower shall have submitted to Agent a written request for such release at least twenty (20) days prior to the proposed release date, together with copies of any documents which Borrower requests Agent to execute in connection with such proposed release.

(b)        No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that with the giving of notice and/or the lapse of time would constitute an Event of Default.

(c)        After giving effect to the proposed release, at least three (3) Properties remain as security for the Loan, unless otherwise agreed to by Agent and Lenders.

(d)        Borrower shall have paid to Agent, for application to the Principal Balance, an amount equal to the amount, if any, by which the Principal Balance exceeds the then current Availability Amount. In calculating the Availability Amount, the Borrowing Base Amount shall be determined based only on the Properties remaining after the proposed release (i.e., without regard to the Release Property).

(e)        Borrower shall have delivered to Agent (1) a pro forma covenant compliance certificate demonstrating the continuing compliance with all Borrowing Base Amount and financial covenants on a pro forma basis based on the most recently available financial statements adjusted to reflect the proposed release of a Property and (2) such certifications from the Guarantor that, after giving effect to the proposed release, Guarantor shall be in compliance with its financial covenants under the Guaranty.

(f)        If the release relates only to a portion of a Property encumbered by a Deed of Trust, (i) if Agent so requests in writing, Borrower shall provide (at Borrower’s sole cost and expense) an updated Appraisal with respect to the remaining portion of such Property which shall remain encumbered by the Deed of Trust following such release of the applicable portion of such Property, (ii) Agent shall have received such evidence as is reasonably satisfactory to Agent that both the portion of the Property to be released and the remainder of the Property that will remain encumbered by the Deed of Trust following such release shall be a legally subdivided parcel(s) of real property for all purposes, including without limitation a legally subdivided property under the Subdivision Map Act (or a successor statute), and shall also constitute a separate tax parcel, (iii) Agent and the Majority Lenders shall be reasonably satisfied that the portion of the Property remaining encumbered following a release of the Release Property shall be in compliance with all applicable zoning and other legal requirements, and (iv) Agent and the Majority Lenders are reasonably satisfied that, if the released property and remaining property are inter-dependent, appropriate and fair covenants, conditions, restrictions and/or easements of record are in place to govern the relationship between the released property and the remaining property to the extent reasonably necessary for the use and operation thereof.

(g)        Borrower shall provide to Agent at Borrower’s sole cost and expense such title insurance endorsements to the Title Policies for the remaining Deeds of Trust as Agent shall reasonably request (including, without limitation, CLTA Form 111 Endorsements (or its equivalent), to the extent available and in form and substance reasonably satisfactory to Agent, which shall insure that after such release, each remaining Deed of Trust shall continue as a valid first position lien against the Property encumbered thereby, subject only to such new title exceptions as Agent shall approve in writing.

(h)        Borrower shall pay, or caused to be paid, to Agent all reasonable costs and expenses incurred in connection with such release, including without limitation all breakage fees, recording fees, transfer and other taxes, trustee’s fees, reasonable attorneys’ fees, appraisal fees, escrow fees, and fees for title insurance and similar charges.

Following the release of any Property (or portion thereof), such Release Property (or portion thereof) shall no longer be included in the definition of “Property” except with respect to any indemnities and other provisions of the Loan Documents that expressly survive repayment of the Loan.

7.23        Collateral Documents.  If any Deed of Trust shall for any reason (other than pursuant to the terms thereof) cease to create a valid lien and security interest in the collateral purported to be covered thereby or such lien or security interest shall for any reason cease to be a perfected and first priority lien and security interest subject only to Permitted Encumbrances, and any such defect or infirmity is not cured to Agent’s reasonable satisfaction within ninety (90) days of demand by Agent, the Property encumbered by such Deed of Trust shall immediately (following the expiration of such ninety (90) day cure period) cease to be included in the calculation of Borrowing Base Value and Borrowing Base Amount, and Borrower shall repay to Agent for the ratable benefit of Lenders, within ten (10) days of demand by Agent, any amounts by which the total outstanding Obligations exceed the Availability Amount.

7.24        Intentionally Deleted.

7.25        Limited Recourse Provision.  Except as to Guarantor as set forth in the Guaranty, Agent and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of any existing Borrower (or the members of any Borrower hereafter becoming a Borrower under the Loan), or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of any such existing or future Borrower (except for the Guarantor as provided in the Guaranty, but including the sole member of each Borrower (other than Guarantor), including the sole member of any new Borrower (other than Guarantor), KBS Limited Partnership III or KBS Real Estate Investment Trust III, Inc.) with respect to the obligations of Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty or Agent’s right to exercise any rights or remedies against any collateral securing the Loan.

7.26        Release of a Borrower.  As to any Release Property released from the lien of a Deed of Trust pursuant to the terms of Section 7.22 hereinabove, the Borrower owning such Release Property (a “Release Borrower”) shall be automatically released from any and all obligations and liabilities under this Agreement and the other Loan Documents (excepting, however, any obligations that may arise under the Environmental Indemnity) upon the consummation of the release of such Release Property, as evidenced by a written release from Agent to be delivered concurrently with the consummation of such release (and Agent hereby agrees to deliver such written release to such Release Borrower upon satisfaction of all release conditions set forth in Section 7.22) provided that such Release Borrower shall also be automatically released from any and all of its obligations under the Environmental Indemnity if, at the time of such release, (i) such Release Borrower shall have delivered to Agent a current environmental site assessment for such Release Property and such report does not disclose the existence of any violation of any Environmental Regulation (as defined in the Environmental Indemnity) or any Environmental Claims (as defined in the Environmental Indemnity) applicable to such Release Property, which reports shall be dated, or last updated, to a date which is no more than thirty days earlier than the date on which the Deed of Trust securing such Release Property is discharged or released of record, (ii) no Environmental Claim shall be pending or threatened in writing with respect to such Release Property, and (iii) Borrower maintains for such Release Property an environmental insurance policy substantially in the form of the Environmental Insurance Policy approved by Agent when such Release Property was added as collateral for the Loan, which policy shall have a term of no less than one year after the date of the release of such Release Policy and which policy (or endorsement thereto) shall name Agent as an additional insured. Additionally, notwithstanding the foregoing, upon the bankruptcy, insolvency or reorganization of a Release Borrower, to the extent that any payment made by such Release Borrower is rescinded or otherwise must be returned by Agent, any Lender or any other Person, such Release Borrower’s liability shall be reinstated (solely to the extent rescinded or returned plus any amounts payable pursuant to Section 5.1 of this Loan Agreement), all as though such payment had not occurred. For purposes of clarification, in no event shall the release of a Release Borrower under this Section 7.27 release any other Borrower or Guarantor from any obligations owing under the Loan Documents (including, without limitation, such parties continuing indemnity obligations under the Environmental Indemnity relating to a Release Property following the release of a Release Borrower).

VIII. AGENCY PROVISIONS

8.1        Agency.

(a)        Appointment and Authorization. Each Lender hereby appoints and authorizes Agent to act as sole administrative agent under this Agreement and the other Loan Documents, authorizes and directs Agent to enter into the Loan Documents other than this Agreement for the benefit of the Lenders, and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. In furtherance thereof, Lenders hereby ratify the execution and delivery by Agent of this Agreement, the acceptance by Agent of all of the other Loan Documents and the terms and conditions of the Loan Documents. The Agent hereby accepts such appointment as administrative agent. Agent shall exercise all rights and powers of Agent under this Agreement, including the administration of the Loan and disbursement of Advances, except as otherwise expressly provided in this Agreement. The Borrower, without further inquiry or investigation, shall, and is hereby authorized by the Lenders to, assume that all actions taken by the Agent hereunder and in connection with or under the Loan Documents are duly authorized by the Lenders and Borrower shall be entitled to rely on Agent’s acknowledgment of consent and approvals when required under the Loan. So long as no Event of Default exists, Borrower shall only be obligated to communicate and interact directly with Agent in connection with the Loan.

(b)        Non-Liability of Agent and Indemnity.

(1)        Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. Agent shall administer the Loan in accordance with the terms and conditions of this Agreement in the same manner as it customarily does for similar loans for its own account. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any Loan Document except as expressly set forth herein or therein. In the absence of gross negligence or willful misconduct, neither Agent nor any of its respective directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by them under or in connection with this Agreement or under any of the other Loan Documents. In this regard, Agent may consult with independent legal counsel, accountants and other professionals or experts selected by it, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, accountants or other professionals or experts. In the absence of gross negligence or willful misconduct, Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to the terms of this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any person to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

(2)        In the event the Agent is not reimbursed and indemnified by the Borrower, within ten (10) Business Days of demand therefor by Agent, each Lender will reimburse and indemnify the Agent, and its directors, officers, agents and employees, in proportion to its respective Commitment Percentage of the Loan (or commitment), for and against any claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent, or its directors, officers, agents, or employees in performing its duties hereunder or under any Loan Document, except for claims, actions, judgments, costs, expenses or disbursements incurred solely due to the Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.1(b) shall survive the payment in full of all obligations of Borrower and the termination of this Agreement.

8.2        Resignation of Agent; Removal.

(a)        Except as expressly provided below, U.S. Bank shall remain the Agent and shall not resign as Agent. In the event of Agent’s gross negligence or willful misconduct, Agent may be removed pursuant to the unanimous approval of all Lenders by giving thirty (30) days prior written notice to Agent and Borrower; provided, however, for purposes of calculating such unanimous approval in this context, Agent shall be deemed a Defaulting Lender and its Commitment Percentage shall therefore be disregarded and excluded for voting purposes only.

(b)        In the case of any of the events described in Section 8.2(a), (1) the Majority Lenders shall appoint a successor Agent from among the Lenders (which appointment shall require Borrower’s written consent so long as no Event of Default exists, which consent shall not be unreasonably withheld or delayed) so long as such successor meets the requirements described in Sections 8.9(a)(2) and 8.9(a)(3) hereof; (2) upon a successor’s acceptance of appointment (and assumption of the Agent’s obligations hereunder arising after the date of such appointment), the successor will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent; and (3) upon the effectiveness of any removal, the removed Agent will thereupon be discharged from the duties and obligations of Agent which thereafter arise under this Agreement. Notwithstanding the foregoing, if no successor Agent is appointed then Lenders will approve a successor Agent.

8.3        Administration.

(a)        Expenses. Each Lender shall reimburse the Agent for its Commitment Percentage of any expenses with respect to the administration, enforcement or collection of the Loan which are not reimbursed by the Borrower pursuant to and within the period required by the Loan Documents, or if not specified in the Loan Documents, on the date of demand therefor made by the Agent. The Agent shall have the right, but not the obligation, to incur such expenditures prior to reimbursement therefor by the Lenders. Notwithstanding anything stated to the contrary in this Article 8 or elsewhere in this Loan Agreement, Borrower shall have no obligation to pay, or reimburse for any costs or expenses incurred by Lenders (other than Agent) in connection with this Loan Agreement or any of the other Loan Documents or arising out of the exercise of remedies under any of the Loan Documents.

(b)        Documents; Information; Inspection. Except for the Note executed in favor of each Lender and for Loan Documents sent for filing or recording (which are not returned following recording), Agent shall hold and maintain a duplicate set of all original Loan Documents. The Agent shall promptly deliver to each Lender a copy or counterpart of execution copy of each Loan Document. Agent shall promptly forward to each Lender a copy of each financial statement of Borrower or rent roll or other financial statement for the Property received from Borrower. Agent shall promptly forward to such Lender each financial statement of Borrower and Guarantor received by Agent. The Lenders may, upon reasonable prior notice and during the Agent’s normal business hours, inspect and make copies of such books and records of Agent that relate to this Loan.

8.4        Actions by Agent; Required Consents.

(a)        Except as specified below, Agent shall exercise its sole discretion to act or not to act under the Loan Documents. Such discretion may be exercised with respect to the granting of approvals, consents, and modifications under the Loan Documents and with respect to the exercise or refraining from exercise of rights under the Loan Documents.

(b)        Notwithstanding Section 8.4(a), the following matters shall require the prior consent of all of the Lenders:

(1)        any reduction (other than by operation of the Loan Documents) in the interest rate under the Loan;

(2)        any reduction in the amount of any payment of any fees payable to Lenders;

(3)        any change (other than by operation of the Loan Documents) in the principal amount or Maturity Date of the Loan or in the conditions for any extension of the Maturity Date;

(4)        any release, termination, modification or amendment of the Guaranty or any indemnity provided in the Loan Documents (except to the extent expressly provided for in the Loan Documents);

(5)        any forgiveness of principal, interest or other amounts payable under the Loan (other than late fees) or any extension of time for payment of principal or interest;

(6)        any increase in the Committed Amount (except to the extent expressly provided for in the Loan Documents);

(7)        any release of Borrower or Guarantor (except to the extent expressly provided for in the Loan Documents);

(8)        acceptance and approval of a new Borrower;

(9)        any amendment to this Section 8.4(b);

(10)      any amendment to the definition of Majority Lenders;

(11)      any release of any material portion of the collateral securing the Loan (except to the extent expressly provided for in the Loan Documents).

(c)        Subject to Section 8.4(b) and Section 8.4(d), but notwithstanding anything else to the contrary in the Loan Documents, the following matters shall require the consent of Majority Lenders:

(1)        Waiver of an Event of Default.

(2)        Any release, termination, modification or amendment of the Loan Documents (except to the extent expressly provided for in the Loan Documents).

(3)        Any waiver of Guarantor’s obligations to satisfy the financial covenants set forth in Sections 13(b) through 13(e), inclusive, of the Guaranty.

(4)        Any material change in the methodology used in determining or calculating the Availability Amount, the Borrowing Base Amount, or the financial covenants set forth in Sections 13(b) through 13(e), inclusive, of the Guaranty.

Additionally, Agent shall, if Agent has not already done so, make written demand under Section 5.23 of the Loan Agreement promptly upon the request of Majority Lenders if it is determined that the Principal Balance exceeds the Borrowing Base Amount.

(d)        Notwithstanding Sections 8.4(a), (b) and (c), the prior consent of the Majority Lenders shall be required for the acceleration of any indebtedness under the Loan Documents, or the pursuit of remedies against the Borrower or Guarantor; provided, however, if the Majority Lenders cannot agree on a course of action within sixty (60) days following notice from Agent, Agent may, without the consent of the Majority Lenders, accelerate the Loan and exercise any and all rights and remedies under the Loan Documents and applicable law (and in equity) that Agent in its sole discretion deems appropriate and in the best interests of the Lenders.

(e)        In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Loan shall have occurred, the Agent shall, if (1) so requested by the Majority Lenders and (2) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of this Agreement and the other Loan Documents and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of enforcement of the Lenders’ rights against the Borrower and the Guarantor under this Agreement and the other Loan Documents. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such enforcement, the Lenders (including any Lender which is not one of the Majority Lenders so directing the Agent in writing) hereby agreeing to ratably and severally indemnify and hold the Agent harmless from all liabilities and expenses incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. Lenders also agree, ratably and severally, to indemnify and hold the Agent harmless from all liabilities and expenses incurred in respect of all actions taken or omitted to be taken under Section 8.4(d) above should the Majority Lenders not be able to agree upon a course of action within the time period specified therein, and Agent exercises any and all rights and remedies under the Loan Documents and applicable law (or in equity) that Agent in its sole discretion deems appropriate and in the best interests of the Lenders under the circumstances.

8.5        Payments.

(a)        Interest Rates and Disbursement Matters.  Lenders and Agent specifically agree to the following operational and administrative procedures as between themselves:

(1)        Agent shall notify each Lender by telephone or facsimile of the LIBOR Rate no later than 11:00 a.m. California time two (2) Business Days prior to the date on which the LIBOR Rate shall be effective. Agent shall notify each Lender by telephone or facsimile of its Commitment Percentage of a proposed Advance of the Loan and the date of such disbursement two (2) Business Days prior to such disbursement with respect to disbursements which are to bear interest at the LIBOR Rate, such notice to be delivered by facsimile. Each Lender shall deposit by wire transfer of immediately available funds to Agent’s account as specified on Exhibit H hereto the amount of such Commitment Percentage no later than 10:00 a.m. (California time) on the date of such disbursement.

Unless Agent shall have been notified by any Lender not later than the close of business (California time) on the Business Day immediately preceding the date for funding in respect of any Advance that such Lender does not intend to make available to Agent such Lender’s Commitment Percentage of such Advance, Agent may assume that such Lender has made such amount available to Agent. In any case where a Lender does not for any reason make available to Agent such Lender’s Commitment Percentage of such Advance, Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender’s Commitment Percentage of such Advance. If the amount so funded by Agent is not in fact made available to Agent by the responsible Lender, then such Lender hereby assigns to Agent any payments received by Agent from Borrower in repayment of such amount, together with interest thereon at the rate applicable to such Advance.

(2)        If any Lender fails to deliver funds to Agent for a disbursement by the time required by subsection (1) above, such Lender shall pay to Agent interest on such funds at the Federal Funds Rate, for each day (or portion thereof) until such funds are delivered. Any interest paid pursuant to this section shall be divided among the Lenders which funded the applicable disbursement.

(3)        Agent shall wire transfer to each Lender at such Lender’s account as designated on Exhibit H hereto (or otherwise specified by each Lender) its Commitment Percentage of any payments (to the extent payable pursuant to Section 8.5(b)) within one (1) Business Day of Agent’s receipt of such payment. Agent shall pay to the Lenders interest thereon, at the Federal Funds Rate from the Business Day following receipt of such funds by Agent until such funds are paid in immediately available funds to the Lender.

(4)        Any Lender desiring to make a claim for costs or taxes payable by Borrower shall deliver a certificate to Agent setting forth the basis and calculation thereof and the Agent shall forward such certificate to the Borrower. Except as provided in the Loan Documents, each Lender shall be responsible for any taxes payable in respect of amounts paid hereunder. All payments made by Agent to Lenders shall be made without withholding for taxes, charges, or levies, except as may be required by law. Each Lender shall on demand from Agent provide completed and signed copies of certificates required to show exemption of such Lender from United States withholding taxes.

(b)        Application of Recoveries.  Except to the extent otherwise provided in Section 8.7 hereof, all payments and proceeds received by Agent in connection with the Loan and the Note and all proceeds from the liquidation of collateral, if any, and from any enforcement action (or other realization), from any source related to the Loan, shall be applied in the following order of priority (unless Agent otherwise agrees in writing, or, during the existence and continuance of an Event of Default, unless Agent and all of the Lenders otherwise agree in writing):

(1)        to the reimbursement of any costs incurred by the Agent to administer, enforce, collect or deal with the Loan (including payments made pursuant to Sections 8.5(a)(2) and (3) hereof (or to reimbursement of the Lenders to the extent such costs have been paid by the Lenders);

(2)        to the repayment of any Protective Advances (to the extent not paid pursuant to clause (1) above);

(3)        to the payment of all interest (including interest calculated at the Default Rate) due and payable on each Note and to the payment of all amounts owing to Swap Counterparty under all Swap Contracts that are secured by the Deeds of Trust (which shall be paid parri passu with interest);

(4)        to the payment of fees payable under the Loan Documents;

(5)        to the payment of principal of each Note; and

(6)        to the payment of any other amounts owing under the Loan Documents.

(c)        Excess Payments.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its interest in the Loan in excess of its Commitment Percentage in the Loan, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise, as shall result in each Lender receiving in respect of the Note held by it its proportionate payment as contemplated by this Agreement; provided, however, that if all or any portion of such excess payment is thereafter recovered by the Borrower or other party entitled thereto through legal action or otherwise, each Lender shall reimburse the party returning such excess payment in an amount equal to such Lender’s Commitment Percentage of the excess payment.

(d)        Liability for Advances.  If in the reasonable opinion of the Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve it in material liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction, provided that the Agent shall invest any such undistributed amounts in overnight obligations on behalf of the Lenders and interest thereon shall be paid pro rata to the Lenders in accordance with their respective Commitment Percentages. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

8.6        Management of Acquired Collateral.  To the extent required under applicable law for purposes of enforcing the rights and remedies under the Deeds of Trust and the other Loan Documents in accordance with the terms and conditions of this Agreement, each Lender hereby assigns their respective Note to Agent, as holder of each Note on behalf of such Lender. If required by Agent or applicable law in connection with the occurrence of any Event of Default under the Loan Documents or the commencement of any enforcement proceedings under the Loan Documents, including, without limitation, any enforcement by Agent of the rights and remedies under any of the Deeds of Trust, each Lender shall execute such documentation as reasonably required by Agent (or its counsel) to evidence the assignment of its respective Note to Agent, including without limitation an allonge endorsement of such Lender’s Note to Agent, as holder on behalf of such Lender; provided that, any failure by the Lender or Lenders to do so shall not be deemed to affect or impair the assignment contained in the first sentence of this paragraph. Additionally, each Lender hereby authorizes Agent to take such actions and to execute such documents on their behalf that Agent determines are necessary in order to effectuate the foregoing provisions of this Section 8.6. For this purpose, the Lenders hereby constitute Agent their true and lawful attorney-in-fact with full power of substitution, which power of attorney is coupled with an interest and irrevocable by Lenders in any manner, or for any reason, to enforce all rights and remedies of the beneficiary, grantee or mortgagee, as applicable, under each of the Deeds of Trust (including without limitation the non-judicial foreclosure thereof) in accordance with the terms and conditions of this Agreement, and of the holder under each Note. For purposes of clarification, the foregoing shall in no event be deemed to affect or impair any rights of any Lender under such Lender’s respective Note, and Agent shall be deemed to hold such Note on behalf of such Lender in trust solely for the purposes contemplated hereunder. If the Majority Lenders or Agent elect to take title to any of the Properties, whether by the exercise of remedies under the Loan Documents or by a consensual agreement with Borrower or otherwise, Agent shall form a limited liability company (the “Ownership LLC”) to hold such ownership interest in the Properties. The manager of the Ownership LLC shall be a wholly owned subsidiary of Agent (the “Manager”). The member interests in the Ownership LLC shall be held by Lenders (or their designees or affiliates) in accordance with their respective Commitment Percentages (the “Members”). The operating agreement for the Ownership LLC shall have terms and provisions similar to this Agreement with respect to the ownership and administration of the Properties (the “Operating Agreement”). The Manager shall have a right to resign, and the Members shall have the right to remove the Manager for cause only under the same terms and conditions as are required for removal or replacement of Agent under Section 8.2(a). The Members shall have voting control of the Ownership LLC in accordance with their respective Commitment Percentages. The Operating Agreement shall require, on a pro rata basis in accordance with each Member’s percentage ownership in the Ownership LLC, each Member to fund all amounts due from it in connection with the Ownership LLC with respect to the Properties. If any Member is a designee of a Lender, such Lender shall execute an agreement in favor of the Manager and the other Members guarantying the payment of any indemnity and other payment obligations made by such non-Lender Member in connection with the Ownership LLC (each a “Lender Guaranty” and collectively, the “Lender Guaranties”). Notwithstanding the foregoing, if Agent determines that, to protect the collateral securing the Loan or to otherwise avoid significant delays, title to any of the Properties should be transferred for the benefit of Lenders before the ownership structure described above can be completed, then Agent shall have the right to take title to such Properties in the name of its wholly-owned subsidiary, on behalf of itself and each Lender, and thereafter, cause such subsidiary to transfer title to the Ownership LLC as soon as reasonably practicable. The specific terms and provisions of the (A) Operating Agreement and all other agreements, instruments, certificates, articles and other documents evidencing, governing and creating the Ownership LLC (the “Formation Documents”), and (B) Lender Guaranties, if any, shall be subject to the approval of Lenders by vote of the Majority Lenders. If the terms and provisions of any such agreements are so approved and are not inconsistent with the provisions of this Agreement, all Lenders or their respective designees, as applicable, shall join in executing and delivering the Formation Documents and the Lender Guaranties, if applicable. Each Lender hereby irrevocably waives any right to seek a partition of any interests in any Property. Prior to entering into the Formation Documents, or if the form or terms thereof are not approved by the Majority Lenders, Agent or its wholly owned subsidiary shall have the sole and exclusive right to make (or to refrain from making) all decisions with respect to, and to perform (or refrain from performing) all actions with respect to, the leasing, encumbering, use, operation, maintenance, improvement, repair and restoration of the Properties (and any Improvements located thereon) or disposition of any other collateral; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, Agent or its wholly owned subsidiary shall not, without the prior written consent of the Majority Lenders, (a) sell (or lease as a whole) any Property or encumber any Property with a mortgage, deed of trust or similar instrument securing indebtedness for borrowed money, or (b) make any single expenditure with respect to any Property in an amount in excess of $500,000 (exclusive of taxes and assessments, insurance premiums, utility charges and expenditures required to comply with applicable laws), (c) make any material repairs, restorations and/or improvements to any Property (except to the extent required by applicable Governmental Requirements) or (d) dispose of any other material collateral. Subject to the foregoing, each Lender, pro rata in accordance with its Commitment Percentage, shall reimburse Agent or its wholly owned subsidiary, as the case may be, on demand, for all costs and expenses incurred by Agent or its wholly owned subsidiary in connection with the sale, lease, encumbering, use, operation, maintenance, improvement, repair and restoration of any Property (including all costs and expenses incurred by Agent to pay taxes and assessments, utility charges, insurance premiums, common area maintenance charges, leasing commissions, tenant improvement costs, repair costs and restoration costs). The indemnity provisions contained in Section 8.1(b) above, shall apply equally to actions (and omissions) by Agent or its wholly owned subsidiary with respect to the Properties so acquired by Agent or its wholly owned subsidiary. Each Lender shall participate pro rata in accordance with their respective Commitment Percentage in all income, expenses, profits and losses of the Properties. The foregoing provisions of this Section 8.6 shall remain in full force and effect following the entering into of the Formation Documents unless the terms thereof specifically contradict the foregoing provisions. Unless all Lenders otherwise consent in writing, the terms and provisions of the Formation Documents for the Ownership LLC shall be consistent with the foregoing provisions of this Section 8.6, this Article 8 and the other applicable provisions of the Loan Documents.

8.7        Defaulting Lender.

(a)        Defaults.  If for any reason any Lender becomes a Defaulting Lender, then in addition to the rights and remedies that may be available to the Agent and the other Lenders at law and in equity, such Defaulting Lender’s right to participate in the administration of the Loan and the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent, shall be suspended during the pendency of such failure or refusal. Borrower acknowledges and agrees that (1) the obligations of the Lenders under this Agreement are several, (2) no Lender is or will be obligated to lend Borrower more than the amount set forth in Exhibit I hereto (or the applicable Assignment and Assumption Agreement) for such Lender, nor to fund any part of any advance except upon fulfillment of all applicable conditions precedent provided herein and in the other Loan Documents, (3) except to the extent expressly provided in this Agreement, Borrower shall have no recourse or claim against a non-defaulting Lender nor against Agent (so long as the same have otherwise complied with their obligations under this Agreement), for any deficiency or any liability, loss, damage or expense resulting from the default of a Defaulting Lender, and (4) the Commitment Percentage of the Committed Amount of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make an advance.

(b)        Remedies.  If for any reason the Defaulting Lender fails to make timely payment to any other party to this Agreement of any amount required to be paid to it hereunder, in addition to other rights and remedies which such other party may have under Section 8.7(a) or otherwise, such other party shall be entitled (1) to collect interest from the Defaulting Lender for the period from the date on which the payment was due until the date on which the payment is made for each day during such period at the Federal Funds Rate, (2) to withhold or set off, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to the Defaulting Lender under this Agreement, (3) to bring an action or suit against the Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest, (4) to arrange for the purchase of the Commitment Percentage of the Defaulting Lender as provided in Section 8.7(d), and (5) to advance funds on behalf of the Defaulting Lender as provided in Section 8.7(e).

(c)        Indemnity.  The Defaulting Lender shall indemnify, defend, and hold Agent and each of the other Lenders harmless from and against any and all losses, damages, liabilities, and expense (including attorneys’ fees) which they may sustain or incur by reason of or in consequence of the Defaulting Lender’s failure or refusal to abide by the terms of this Agreement.

(d)        Purchase Right.  If a Lender becomes a Defaulting Lender, the other Lenders who are not Defaulting Lenders shall have the right, but not the obligation, in their sole discretion, to acquire (pro rata based on the Commitment Percentages of the Lenders exercising such right) all of such Defaulting Lender’s right, title, and interest in and to the Loan. The purchase price shall be the principal and accrued interest allocable to the Defaulting Lender’s Commitment Percentage of the Loan and shall be paid on the closing day of such purchase. On the date of closing of such purchase, the Defaulting Lender shall pay the Agent a processing fee of $5,000. The Defaulting Lender shall retain liability for all obligations in respect of the Loan and this Agreement arising prior to the date of transfer and shall execute and deliver such documents as may be reasonably necessary to effect such transfer.

(e)        Default Loans.  If a Lender becomes a Defaulting Lender, the other Lenders may (pro rata based on the Commitment Percentages of the Lenders exercising such right), but are not obligated to, make advances to the Agent in the aggregate amount that the Defaulting Lender is obligated to advance under this Agreement. Such advances shall be treated as loans made to the Defaulting Lender, shall bear interest at the Default Rate (payable on demand), shall be due and payable upon demand, and shall be paid prior to any payment being made to the Defaulting Lender.

(f)        Payments Owed to Defaulting Lender.  If a Lender becomes a Defaulting Lender, any amount payable to such Defaulting Lender under the Loan Documents (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Agent: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder, (ii) second, to the funding of any advances in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent, and any related interest as described in Section 8.7(b) above, (iii), third, to the repayment of any default loans described in Section 8.7(e) above, (iv) fourth, if so determined by the Agent, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(g)        Cumulative Remedies and Survival.  The exercise of the above remedies shall not reduce, diminish or liquidate the Defaulting Lender’s obligation for the sharing of losses and reimbursement of costs, liabilities, and expenses under the Loan Documents and this Agreement. The obligations of the Defaulting Lender arising prior to any purchase pursuant to Section 8.7(d) shall survive any such purchase.

8.8        Representations, Warranties and Acknowledgments.

(a)        Authorization, etc.  Each Lender represents and warrants, as of the date hereof, as follows:

(1)        Such Lender has all necessary corporate power and authority to own its interest in the Loan and the Loan Documents, and has all necessary corporate power and authority to perform its obligations with respect to this Agreement and the Loan Documents;

(2)        The execution and delivery of this Agreement and all other instruments and documents executed and delivered in connection therewith by such Lender have been duly authorized by all requisite corporate action of such Lender; and

(3)        No approval, authorization, order, license or consent of, or registration of filing with, any Governmental Authority or other person is required in connection with such Lender’s execution and delivery of this Agreement by such Lender.

(b)        Independent Decision.  Each Lender agrees that it has, independently and without reliance upon any other party hereto, or upon the directors, officers, agents or employees of any other party hereto, but only in reliance upon information supplied to it by or on behalf of the Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement and the Loan Documents. Without limiting the foregoing, each Lender acknowledges that it has received copies of the Loan Documents and financial statements, certificates, instruments, documents, affidavits, resolutions and agreements as it deems necessary to make its credit analysis and decisions in respect of the Loan. Each Lender also agrees that it shall, independently and without reliance upon any other party hereto, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents. Except as specifically provided herein, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

(c)        No Reliance.  Each Lender hereby acknowledges that, except as specifically set forth herein, Agent (i) makes no warranty or representation to Lenders for any statements, warranties or representations (written or otherwise, express or implied) made in or in connection with the Loan Documents of for the financial condition of the Borrower or for the title or the value of any of the collateral for the Loan, and (ii) shall not be responsible to the Lenders for any recitals, statements, representations or warranties herein or for the due execution, effectiveness, legality, validity, enforceability, genuineness, sufficiency, or collectability of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection with the Loan or the legality, validity, enforceability, genuineness, sufficiency, perfection or priority of any rights in all or any portion of the collateral for the Loan. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or Guarantor or any holder of any Note shall have been duly authorized or is true, accurate and complete. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of the Borrower or any of its Affiliates, or the existence or possible existence of any Event of Default or any default which, with the giving of notice, passage of time, or both, would become an Event of Default.

8.9        Assignments; Participation.

(a)        Permitted Assignments.  Any Lender may, upon the prior approval of Agent and Borrower (which consent shall not be unreasonably withheld or delayed), assign to any affiliate of such Lender all or a portion of its respective Commitment Percentage of the Loan, in such a manner as to create privity of contract between such affiliate and the Borrower and to make such affiliate a Lender for all purposes hereunder. Any Lender may, upon the prior approval of Agent (and so long as no Event of Default has occurred and is continuing, the prior approval of Borrower, which shall not be unreasonably withheld or delayed), assign to any entity which meets the following conditions (“Assignee Lender”) all or a portion of its respective Commitment Percentage of the Loan, in such a manner as to create privity of contract between such person and the Borrower and to make such person a Lender for all purposes hereunder:

(1)        The minimum portion of the total commitment which the assigning Lender may assign to an Assignee Lender shall be Five Million Dollars ($5,000,000.00).

(2)        Without limiting the power of consent in subsection (4) below, an Assignee Lender (or its direct or indirect parent) shall be either (A) a commercial lender organized under the laws of the United States, or any state thereof, and having total assets in excess of Two Billion Dollars ($2,000,000,000) or (B) a commercial bank organized under the laws of any other country which has total assets in excess of Ten Billion Dollars ($10,000,000,000) or (C) any other financial institution which has total assets in excess of Ten Billion Dollars ($10,000,000,000).

(3)        The senior unsecured debt of an Assignee Lender (or its direct or indirect parent) shall have a rating of Baa-2 (stable outlook) or higher from Moody’s Investors Service, Inc. or a comparable rating agency.

(4)        Such assignment shall have been approved by Agent, which approval shall not be unreasonably withheld.

(5)        The Assignee Lender shall have paid to the Agent an administrative fee of $3,500.00 to process the admission of such Assignee Lender.

(6)        The Assignee Lender shall not be Borrower or any of Borrower’s Affiliates.

Notwithstanding the foregoing, in no event shall any assignment of the Commitment Percentage of any Lender resulting from the merger or consolidation of such Lender with or into any other party require the consent of Borrower, Agent or any other Person.

(b)        Assignment and Assumption. The Borrower and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee Lender (or to an affiliate of such Lender) until such time as (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee Lender (or such affiliate) shall have been given to the Borrower and Agent by the assigning Lender and the Assignee Lender (or such affiliate); (ii) the assigning Lender and the Assignee Lender (or such affiliate) shall have delivered to the Borrower and Agent an Assignment and Assumption.

Notwithstanding the foregoing, in no event shall any assignment of the Commitment Percentage of any Lender resulting from the merger or consolidation of such Lender with or into any other party require the consent of Borrower, Agent or any other Person.

Upon request, Borrower will execute and deliver to Agent, at Borrower’s cost to the extent such costs do not exceed $10,000, an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitment Percentage and advances) reflecting such assignee’s (and assignor’s) Commitment Percentage of the Committed Amount. Upon execution and delivery of such replacement promissory note(s) the original promissory note or notes evidencing all or a portion of the Commitment Percentage of the Committed Amount and advances being assigned shall be canceled and returned to Borrower. For purposes of clarification, if Borrower’s costs relating to an Assignment and Assumption exceed $10,000, such costs exceeding $10,000 shall be borne by the Lenders receiving replacement notes pro rata in accordance with such Lenders’ Commitment Percentage of the Committed Amount. Under no circumstances shall Borrower be required to execute any certifications or similar documents or to provide any representations or warranties confirming the accuracy of any information or otherwise in connection with any assignment or participation.

(c)        Notice by Agent. Promptly following receipt by Agent of an executed Assignment and Assumption, Agent shall give notice to the Borrower and to the Lenders of: (i) the effectiveness of the assignment by the assigning Lender to the Assignee Lender (or the affiliate of the Lender); and (ii) the revised percentages and maximum amounts of the Commitment Percentage of the Committed Amount in effect as a result of such assignment.

(d)        Adjustment of Shares. Immediately upon delivery of the Assignment and Assumption to Agent, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee Lender (or affiliate of the Lender) and the resulting adjustment of the Commitment Percentage arising therefrom. The Commitment Percentage of the Committed Amount assigned to each Assignee Lender (or such affiliate) shall reduce the Commitment Percentage of the Committed Amount of the assigning Lender by a like amount.

(e)        Rights of Assignee.  From and after the date upon which Agent notifies the assigning Lender that it has received an executed Assignment and Assumption: (1) the Assignee Lender (or the Lender’s affiliate) thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

(f)        Assignee’s Agreements.  By executing and delivering an Assignment and Assumption, the Assignee Lender (or the Lender’s affiliate) thereunder confirms and agrees as follows: (1) other than as provided in such Assignment and Assumption, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Note or any other instrument or document furnished pursuant to the Loan; (2) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other parties or the performance or observance by the Borrower of any of its obligations under the Note and this Agreement; (3) the Assignee Lender (or such affiliate) has received a copy of this Agreement, together with such other documents and information as the Assignee Lender (or such affiliate) has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Assumption; (4) the Assignee Lender (or such affiliate) will, independently and without reliance upon Agent, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) the Assignee Lender (or such affiliate) hereby appoints and authorizes Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Documents and this Agreement as are delegated to Agent thereunder and hereunder, together with such powers as are reasonably incidental thereto; and (6) the Assignee Lender (or such affiliate) agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and confirms the representations and warranties of the assigning Lender under this Agreement.

(g)        So long as no Event of Default exists, unless Borrower otherwise consents, U.S. Bank shall at all times retain at least twenty-five percent (25%) of the Committed Amount.

(h)        Participations.  Any Lender may upon prior written notice to Borrower and Agent sell a participation interest in all or any portion of the Loan without the prior consent of the Agent and the other Lenders; provided, however, the voting rights of any participants shall be limited to actions with respect to increases in the maximum Committed Amount, extensions of the maturity date beyond the extension option terms and changes in the interest rates applicable to the Loan. No sub-participations shall be permitted.

8.10        Other Business.  The Agent and each Lender may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower or any affiliate of Borrower as if it were not performing the duties specified herein, and may accept fees and other considerations from the Borrower or any such affiliate for services in connection with this Agreement and otherwise without having to account for the same to the other parties hereto.

8.11      Consents.  If the Agent requests in writing consent or approval from the Lenders and any Lender does not respond to such written request within ten (10) Business Days (or such other period as may be provided herein), such Lender shall be deemed to have given such consent or approval.

8.12      Agent as Lender.  In its individual capacity as a Lender, U.S. Bank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment Percentage and the Advances made by it, and as the holder of any Note as it would have were it not also the Agent.

8.13      Notification of Defaults and Events of Default.  Each Lender hereby agrees that, upon learning of the existence of a default or an Event of Default, it shall (to the extent notice has not previously been provided) promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this provision it shall promptly notify the other Lenders of the existence of such default or Event of Default.

8.14      No Reliance by Borrower.  Except for the provisions contained in Sections 8.1(a), 8.2(a) and 8.3(a), Sections 8.9(a), (b) and (c) and Section 8.17 hereof (which Borrower shall have the right to enforce), the provisions of this Article VIII are solely for the benefit of Agent and the Lenders, and Borrower shall have no right to rely on or enforce any of the provisions under this Article VIII and in no event shall Borrower have any additional obligations arising solely out of the provisions contained in this Article VIII, except for those obligations expressly provided for in Sections 8.2(b), 8.7(a) and Section 8.9(a), and 8.9(b) of this Agreement. In performing its functions and duties under this Agreement, Agent shall act solely as Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other person.

8.15      Reliance.  Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it.

8.16      Pledge to Federal Reserve Bank.  Anything in this Agreement to the contrary notwithstanding, without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 8.16, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No. 10.

8.17      Confidentiality.

(a)        Lenders agree to use commercially reasonable efforts to preserve the confidential nature of financial information obtained pursuant to the requirements of this Agreement and identified as confidential by Borrower or Guarantor; provided, however, that the foregoing shall not apply to (i) disclosures required of any Lender pursuant to any applicable law, rule, regulation or order of any Governmental Authority, (ii) any information contained in any report prepared or delivered pursuant to the reporting requirements of federal or state securities laws and regulations, including, but not limited to, any prospectus, registration statement, proxy materials or periodic reports, (iii) any disclosures made in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith, or (iv) disclosures of information that is publicly available other than as a result of a disclosure by any Lender. In addition, and notwithstanding the foregoing, Agent agrees not to share any confidential information of Borrower or Guarantor with any potential or actual Loan Participant or Assignees without first obtaining Borrower’s or Guarantor’s consent (which consent shall require an execution of a confidentiality agreement or confidentiality agreements, in form and substance reasonably satisfactory to Borrower).

(b)        Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all parties as required by applicable laws, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party acknowledges that any privilege that may exist for the benefit of a party, in such party’s sole discretion, to maintain the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

[Signatures on Following Page]

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed and delivered this Agreement, under seal, as of the date first written above.

Borrower:

KBSIII DOMAIN GATEWAY, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION I, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII 1550 WEST MCEWEN DRIVE, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION IV, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII 155 NORTH 400 WEST, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION V, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

KBSIII TOWER AT LAKE CAROLYN, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION VI, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

KBSIII 201 SPEAR STREET, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XII, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Agent:

U.S. BANK NATIONAL ASSOCIATION,
as Agent

By:	/s/Adrian Montero
	Name:	Adrian Montero
	Title:	Senior Vice President

Lender(s):

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Adrian Montero
Name:	Adrian Montero
Title:	Senior Vice President

REGIONS BANK

By:	/s/ Lee Surtees
Name:	Lee Surtees
Title:	Vice President

FIFTH THIRD BANK, an Ohio banking corporation

By:	/s/ Matthew Rodgers
Name:	Matthew Rodgers
Title:	VP

UNION BANK, N.A.,

By:	/s/ Michael Vasto
Name:	Michael Vasto
Title:	AVP

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated as of             , 20    , between                              (“Assignor”) and                                          (“Assignee”).

RECITALS:

Assignor is a Lender under that certain Amended and Restated Loan Agreement dated as of             , 2014 (the “Loan Agreement”) by and between U.S. Bank National Association in its capacity as a Lender and as Agent (the “Agent”) and certain other Lenders named therein, as modified from time to time. The Lenders made a loan to KBSIII DOMAIN GATEWAY, LLC, KBSIII 1550 WEST MCEWEN DRIVE, LLC, KBSIII 155 NORTH 400 WEST, LLC, KBSIII TOWER AT LAKE CAROLYN, LLC, and KBSIII 201 SPEAR STREET, LLC, each a Delaware limited liability company, (collectively, “Initial Borrowers”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent, lead arranger and book manager (in such capacity, “Agent”), and (iii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender, FIFTH THIRD BANK, an Ohio banking corporation, as a Lender, REGIONS BANK, as Syndication Agent and as a Lender, and UNION BANK, N.A., a national banking association, as a Lender, and any other bank that becomes a “Lender” after the Closing Date (each, a “Lender” and collectively, the “Lenders”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement. Assignor desires to assign to Assignee and Assignee desires to accept and assume [a portion of] the rights and obligations of Assignor under the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

2.             Assignment. Effective on the Assignment Effective Date (as defined in Section 3 below), Assignor hereby assigns to Assignee an Assigned Share (as defined below) of all of Assignor’s right, title, interest and obligations under the Loan Agreement and other Loan Documents. The Assigned Share of all such rights, title, interest and obligations is referred to collectively as the “Assigned Rights and Obligations”.

  The “Assigned Share” means (a) a $         portion of the total Committed Amount on the Assignment Effective Date (which shall include Assignee’s Commitment Percentage of all Advances outstanding under the Loan Agreement on the Assignment Effective Date). Following the assignment, the Assignee’s Commitment Percentage shall equal the quotient of the above portion of the Committed Amount divided by $         [insert Loan amount] expressed as a percentage rounded to eight decimal places (i.e.,     %), and the Assignor’s Commitment Percentage shall equal     %.

EXHIBIT A – Page1

3.            Assumption.     Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor, the Assigned Rights and Obligations.

4.            Effectiveness.       This Agreement shall become effective on a date (the “Assignment Effective Date”) selected by Assignor, which shall be on or as soon as practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Agent and Borrower. Assignor shall promptly notify Assignee, Agent and Borrower in writing of the Assignment Effective Date.

5.            Payments on Assignment Effective Date. In consideration of the assignment by Assignor to and the assumption by Assignee of the Assigned Rights and Obligations, on the Assignment Effective Date (a) Assignee shall pay to Assignor the amount of $         [usually the Assignee’s Commitment Percentage of the outstanding principal], and (b) Assignee shall pay to Agent an assignment processing fee of $3,500.

6.            Allocation and Payment of Interest and Fees.

(a)          Agent shall pay to Assignee all interest, and other amounts not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations (“Borrower Amounts”), that accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

(b)          Agent shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date when and as the same are paid by Agent to the other the Lenders. If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay such amounts to Assignor.

(c)          Unless specifically assumed by Assignee, Assignor shall be responsible and liable for all reimbursable liabilities and costs and indemnification obligations which accrue prior to the Assignment Effective Date, and such liability shall survive the Assignment Effective Date.

(d)          Agent shall not be liable for any allocation or payment to either Assignor or Assignee subsequently determined to be erroneous, unless resulting from Agent’s willful misconduct or gross negligence.

7.            Representations and Warranties.

(a)          Each of Assignor and Assignee represents and warrants to the other and Agent as follows:

(i)          It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by this Agreement;

EXHIBIT A – Page 2

(ii)         The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it;

(iii)        This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

(iv)        All approvals, authorizations or other actions by, or filings with, any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

(b)          Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations, free and clear of any lien or other encumbrance.

(c)          Assignee represents and warrants to Assignor as follows:

(i)          Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of the Borrower and Guarantor and any other person or entity obligated under the Loan Documents (collectively, “Credit Parties”), and the value of any collateral now or hereafter securing any of the Obligations; and

(ii)          Assignee has received a copy of those Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

8.            No Assignor Responsibility. Assignor makes no representation or warranty and assumes no responsibility to Assignee for:

(a)          the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectability or sufficiency of the Loan Documents or for any representations, warranties, recitals or statements made in the Loan Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by Assignor to Assignee or by or on behalf of Borrower or Guarantor to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;

(b)          the performance or observance of any of the terms, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any default or Event of Default under the Loan Documents; or

(c)          the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of Borrower or Guarantor.

Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of Borrower or Guarantor, in connection with the assignment of the Assigned Rights and Obligations or to provide Assignee

EXHIBIT A – Page 3

with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.

9.             Assignee Bound By Loan Agreement.  Effective on the Assignment Effective Date, Assignee (a) shall be deemed to be a party to the Loan Agreement, (b) agrees to be bound by the Loan Agreement as it would have been if it had been an original Lender thereunder, and (c) agrees to perform in accordance with their respective terms all of the obligations which are required under the Loan Documents to be performed by it as a Lender. Assignee appoints and authorizes Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

10.           Assignor Released From Loan Agreement.    Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that Assignor shall retain all of its rights to indemnification under the Loan Agreement and the other Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date, and to the extent not assumed by Assignee, Assignor shall continue to be responsible for the liabilities and obligations described in Section 5(c).

11.           New Notes.    On or promptly after the Assignment Effective Date, Borrower, Agent, Assignor and Assignee shall make appropriate arrangements so that [a] new Note[s] executed by Borrower, dated as of the Assignment Effective Date and in the amount of the [respective] commitment[s] of [Assignor and] Assignee, after giving effect to this Agreement, are issued to [Assignor and] Assignee, in exchange for the surrender by Assignor [and Assignee] to Borrower of any applicable outstanding Note marked “Exchanged”. The provisions of this Section 10 are subject to Section 8.9(b) of the Loan Agreement.

12.           General.

(a)          No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

(b)          This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

(c)          If Assignor has not assigned its entire remaining commitment of the Loan to Assignee, Assignor may at any time and from time to time grant to others pursuant to the Loan Agreement assignments of or participation in all or part of Assignor’s remaining Loan or commitment.

(d)          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other and Agent. The preceding sentence shall not limit the right of Assignee to grant to others assignment of or participation in all or part of the Assigned Rights and Obligations to the extent permitted by the terms of the Loan Agreement.

EXHIBIT A – Page 4

(e)          All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in Dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Loan Agreement shall be as specified on the signature pages of this Agreement.

(f)          If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

(g)          Each party shall bear its owns expenses in connection with the preparation and execution of this Agreement.

(h)          This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement, under seal, as of the day and year first above written.

Assignor:

Address:

By:
Name:
Attention:	Title:

Assignee:

Address:

By:
Name:
Attention:	Title:

EXHIBIT A – Page 5

ACKNOWLEDGED AND AGREED:

Borrower:

KBSIII DOMAIN GATEWAY, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION I, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

By:
Charles J. Schreiber, Jr.,
Chief Executive Officer

EXHIBIT A – Page 6

KBSIII 1550 WEST MCEWEN DRIVE, LLC, a Delaware limited liability company

By:	KBSIII REIT ACQUISITION IV, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

By:
Charles J. Schreiber, Jr.,

EXHIBIT A – Page 7

KBSIII 155 NORTH 400 WEST, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION V, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III,
INC., a Maryland corporation,
its general partner

By:
Charles J. Schreiber, Jr.,
Chief Executive Officer

EXHIBIT A – Page 8

KBSIII TOWER AT LAKE CAROLYN, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION VI, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III,
INC., a Maryland corporation,
its general partner

By:
Charles J. Schreiber, Jr.,
Chief Executive Officer

EXHIBIT A – Page 9

KBSIII 201 SPEAR STREET, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XII, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

By:
Charles J. Schreiber, Jr.,
Chief Executive Officer

Agent:

U.S. BANK NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

Address:

EXHIBIT A – Page10

EXHIBIT B

DESCRIPTION OF IMPROVEMENTS

The KBS Domain Gateway Improvements include an office building totaling approximately 173,962 rentable square feet, constructed in 2009 and containing approximately 555 parking spaces.

The KBS West McEwen Improvements include an office building totaling approximately 175,262 rentable square feet, constructed in 2009 and containing approximately 687 parking spaces.

The KBS 155 North 400 West Improvements include an office building totaling approximately 198,324 rentable square feet, constructed in 1909 and contain approximately 754 parking spaces.

The KBS Tower at Lake Carolyn Improvements include an office building totaling approximately 364,336 rentable square feet, constructed in 1988 and contain approximately 1,107 parking spaces.

The KBS 201 Spear Street Improvements include an office building totaling approximately 246,563 rentable square feet, constructed in 1985 and contain approximately 120 parking spaces.

EXHIBIT B

EXHIBIT C-1

LEGAL DESCRIPTION OF THE KBS DOMAIN GATEWAY LAND

That certain real property located in Travis County, Texas, more particularly described as follows:

TRACT 1, PARCEL A:

Lot 3A RREEF DOMAIN BLOCK V SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 201100200 of the Official Public Records of Travis County, Texas.

TRACT 1, PARCEL B:

Leasehold Estate created by that certain Parking Ground Lease, dated April 9, 2009, executed by and between RREEF Domain LP, a Texas limited partnership, as Lessor, and Domain Gateway I, LP, a Texas limited partnership, as Lessee, as amended by that certain First Amendment to Parking Ground Lease, dated August 19, 2011, executed by and between RREEF Domain LP, a Texas limited partnership, as Lessor, and Domain Gateway I, LP, a Texas limited partnership, as Lessee, and further amended by that certain Second Amendment to Parking Ground Lease, dated September 29, 2011, executed by and between RREEF Domain LP, a Texas limited partnership, as Lessor, and Domain Gateway I, LP, a Texas limited partnership, as Lessee, evidenced by Memorandum of Lease recorded under Document No. 2011142878, as modified, affected or amended by Assignment and Assumption of Lessee’s Interest in Ground lease (Domain Gateway) dated September 29, 2011, by and between Domain Gateway I, LP, Assignor, to KBSIII Domain Gateway, LLC, Assignee, recorded in Document No. 2011143153, of the Official Public Records of Travis County, Texas, in and to that certain tract or parcel of land containing 4.218 acres, more or less, being a portion of Lot 2A, RREEF DOMAIN BLOCK V SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Document No. 201100200 of the Official Public Records of Travis County, Texas.

TRACT 2:  EASEMENT ESTATE ONLY for the benefit of Tract 1 as created and described in that certain Amended and Restated Declaration of Covenants, Conditions and Restrictions for “The Domain” recorded on July 24, 2007 under Document No. 2007136702 as amended by instruments recorded under Documents Nos. 2007137333, 2007138719 and 2008106205, and as further amended by instrument recorded under Document No. 2007210778 of the Official Public Records of Travis County, Texas.

TRACT 3:  EASEMENT ESTATE ONLY for the benefit of Tract 1 as created and described in that certain First Amended and Restated Joint Use Access Agreement dated February 12, 2009, recorded on March 3, 2009 under Document No. 2009032626 of the Official Public Records of Travis County, Texas.

TRACT 4:  EASEMENT ESTATE ONLY for the benefit of Tract 1 as created and described in that certain Declaration of Easements and Restrictive Covenant Regarding Unified Development and Maintenance of Drainage Facilities recorded on November 20, 2007 under Document No. 2007210778 of the Official Public Records of Travis County, Texas.

EXHIBIT C-1

EXHIBIT C-2

[Intentionally Omitted]

EXHIBIT C-2

EXHIBIT C-3

LEGAL DESCRIPTION OF THE KBS WEST MCEWEN LAND

That certain real property located in Williamson County, Tennessee, more particularly described as follows:

Tract I

Land in Williamson County, Tennessee, being Lot 145 as shown on the plan of McEwen Place, PUD Subdivision, Revision 2, Resubdivision of Lot 103, recorded in Book P53, page 148, Register’s Office for Williamson County, Tennessee, to which plans reference is here made for a more complete description thereof.

Being a portion the same property conveyed to AGL/SLC McEwen No. 2, LLC, a Delaware limited liability company by deed of record in Book 4631, page 955 and in Book 5330, page 34, Register’s Office for Williamson County, Tennessee.

Tract II

Land in Williamson County, Tennessee, being Lot 146 on the plan of McEwen Place PUD Subdivision, Revision 1, Subdivision of Lot 103, recorded in Book P50, page 110, Register’s Office for Williamson County, Tennessee, to which plan reference is here made for a more complete description thereof.

Being the same property conveyed to AGL/SLC McEwen No. 2, LLC, a Delaware limited liability company from SLC McEwen Land Holdings, LLC, a Delaware limited liability company by deed of record in Book 5308, page 405, Register’s Office for Williamson County, Tennessee.

Tract III

Together with non-exclusive, perpetual easements:

(A) in, to, over, under, along, and across the Common Areas (as such term is defined in the Declaration, as hereinafter defined), in such areas as shall be reasonably necessary, for the purposes of (i) installing (to the extent not already present), operating, using, maintaining, repairing, replacing, relocating, and removing Utility Lines (as such term is defined in the Declaration, as hereinafter defined) and, (ii) connecting and tying into the common Utility Lines located in the Common Areas for such purpose and using such common Utility Lines in connection with the delivery of such utility services to each Lot (as such term is defined in the Declaration, as hereinafter defined) and the Buildings (as such term is defined in the Declaration, as hereinafter defined) and other improvements from time to time located thereon;

EXHIBIT C-3

(B) of pedestrian passage and use on, over, and across all pedestrian walkways, jogging trails, or bike paths now existing or hereafter constructed in, on, under, over, and through the Common Areas;

(C) of vehicular ingress, egress, access, passage and use, on, over, and across any roads, streets and drives now existing or hereafter constructed in, on, under, and through the Common Areas;

(D) over the Lots and the Common Areas for emergency ingress, egress, and access;

(E) for utilities, drainage, landscaping and irrigation shown on any Plat (as such term is defined in the Declaration, as hereinafter defined);

(F) for the minor encroachments into, on, and over the Common Areas and the Lots that will not substantially interfere with the Common Areas and the Lots encroached upon created by the construction, reconstruction, renovation, settling, shifting or other causes of movement and for overhangs;

(G) in, on, and over the Common Areas for access and temporary encroachments by contractors and subcontractors (and the equipment and employees thereof) during construction to the extent reasonably necessary to construct the improvements on the various Lots or the Common Areas; and

(H) over the Common Areas and the Lots for grading purposes to the extent reasonably necessary to construct, maintain, repair, replace or improve any improvements, all as contained in that certain Master Declaration of Covenants, Conditions, Restrictions and Easements for McEwen of record in Book 4488, Page 876, as amended or affected in Book 4953, Page 369, in Book 5310, page 444, in Book 5436, page 483, in Book 5436, Page 490, and in Book 5436, page 520, Register’s Office for Williamson County, Tennessee (the “Declaration”).

Tract IV

Together with non-exclusive, perpetual easements of vehicular ingress, egress, access, passage and use, on, over, and across: (A) any roads, streets and driveways now existing or hereafter constructed in, on, under, and through the Grocery Parcel (as such term is defined in the Declaration, as hereinafter defined), and (B) the Protected Access Way (as such term is defined in the Declaration, as hereinafter defined), all as contained in that certain Declaration of Covenants, Conditions, Restrictions and Easements for McEwen Grocery Parcel of record in Book 4488, Page 961, as amended or affected in Book 4990, page 785, in Book 5374, page 169 and in Book 5436, Page 266, Register’s Office for Williamson County, Tennessee (the “Declaration”).

Tract V

Together with non-exclusive, perpetual easements:

EXHIBIT C-3

(A) in, to, over, under, along, and across the Common Areas (as such term is defined in the Declaration, as hereinafter defined), in such areas as shall be reasonably necessary, for the purposes of (i) installing (to the extent not already present), operating, using, maintaining, repairing, replacing, relocating, and removing Utility Lines (as such term is defined in the Declaration, as hereinafter defined), and (ii) connecting and tying into the common Utility Lines located in the Common Areas for such purpose and using such common Utility Lines in connection with the delivery of such utility services to each Lot (as such term is defined in the Declaration, as hereinafter defined) and the buildings and other improvements from time to time located thereon;

(B) of pedestrian passage and use on, over, and across all pedestrian walkways and bike paths now existing or hereafter constructed in, on, under, over, and through the Common Areas and the Lots;

(C) of vehicular ingress, egress, access, passage and use on over and across any roads, streets and drives now existing or hereafter constructed in, on, under, and through the Common Areas and the Lots;

(D) over the Lots and the Common Areas for emergency ingress, egress, and access;

(E) for utilities, drainage, landscaping and irrigation shown on any Plat (as such term is defined in the Declaration, as hereinafter defined);

(F) for the minor encroachments into on, and over the Common Areas and the Lots that will not substantially interfere with the Common Areas and the Lots encroached upon created by the construction, reconstruction, renovation, settling, shifting or other causes of movement and for overhangs;

(G) over the Common Areas and the Lots for grading purposes to the extent reasonably necessary to construct, maintain, repair, replace or improve any improvements; and

(H) in, on, and over the Common Areas and the Lots, for access and temporary encroachments by contractors and subcontractors (and the equipment and employees thereof) during construction to the extent reasonably necessary to construct the improvements on the various Lots or the Common Areas, all as contained in that certain Declaration of Covenants, Conditions, Restrictions and Easements for McEwen Southside Parcel of record in Book 4953, Page 382, as amended or affected in Book 4962, page 119, in Book 5310, page 454, in Book 5435, Page 429, and in Book 5436, Page 400, Register’s Office for Williamson County, Tennessee (the “Declaration”).

Tract VI

Together with non-exclusive appurtenant easements for Public Utility, Drainage, Access and Landscape and shown as Lot 144 and Lot 147 on Plan of record in Plat Book 50, page 110, Register’s Office for Williamson County, Tennessee.

EXHIBIT C-3

Tract VII

Together with perpetual nonexclusive easement in, to, through, over, under, and across the Easement Area (as defined in the Easement Agreement, as hereinafter defined) for the Permitted Uses (as defined in the Easement Agreement, as hereinafter defined), contained in that certain Utility Easement Agreement of record in Book 5436, page 187, Register’s Office for Williamson County, Tennessee (the “Easement Agreement”).

Tract VIII

Together with perpetual nonexclusive easement in, to, through, over, under, and across the Easement Area (as defined in the Easement Agreement, as hereinafter defined) for the Permitted Uses (as defined in the Easement Agreement, as hereinafter defined), contained in that certain Utility Easement Agreement of record in Book 5435, page 508, Register’s Office for Williamson County, Tennessee (the “Easement Agreement”).

Tract IX

Together with perpetual nonexclusive easement in, to, through, over, under, and across the Easement Area (as defined in the Easement Agreement, as hereinafter defined) for the Permitted Uses (as defined in the Easement Agreement, as hereinafter defined), contained in that certain Utility Easement Agreement of record in Book 5435, page 570, Register’s Office for Williamson County, Tennessee (the “Easement Agreement”).

EXHIBIT C-3

EXHIBIT C-4

LEGAL DESCRIPTION OF THE KBS 155 NORTH 400 WEST LAND

That certain real property located in the County of Salt Lake, State of Utah and more particularly described as follows:

PARCEL 1:

Beginning at the Northeast Corner of Lot 8, Block 98, Plat “A”, Salt Lake City Survey said point being South 0°00’59” East 67.88 feet and South 89°58’53” West 67.00 feet from a street monument found at the intersection of 400 West and 200 North, and running; thence South 0°04’10” West 660.00 feet along the west line of said 400 West and being the east line of Block 98 to the Southeast Corner of Lot 1, Block 98, Plat “A”, Salt Lake City Survey; thence South 89°58’54” West 165.00 feet along the north line of North Temple and being the south line of Block 98 to the Southwest Corner of said Lot 1; thence North 0°04’10” East 0.50 feet along the west line of said Lot 1; thence North 89°53’56” West 110.23 feet; thence North 88°00’00” West 4.57 feet; thence North 0°00’27” West 483.92 feet; thence Northwesterly 69.60 feet along the arc of a 645.28 foot radius curve to the left (center bears South 89°59’33” West and the long chord bears North 3°05’51” West 69.57 feet with a central angle of 6°10’48”); thence North 6°11’15” West 50.04 feet; thence Northwesterly 56.17 feet along the arc of 1098.72 foot radius curve to the right (center bears North 83°48’45” East and the long chord bears North 4°43’23” West 56.16 feet with a central angle of 2°55’45”) to the north line of said Block 98; thence North 89°58’53” East (North 89°58’54” East, Deed) 294.43 feet along the north line of said Block 98 and to and along the south line of 200 North Street to the point of beginning.

[The foregoing being the boundary description of the 1-lot Salt Lake Hardware Minor Subdivision, according to that certain Notice Of Amended Minor Subdivision Approval For Salt Lake Hardware Minor Subdivision recorded December 21, 2011 as Entry No. 11300852, in Book 9976, at Page 2542 of the Official Records of the Salt Lake County Recorder.]

EXCEPTING THEREFROM, all the minerals and all mineral rights as conveyed to UNION PACIFIC LAND RESOURCES CORPORATION, a corporation of the State of Nebraska, in that certain Mineral Deed dated April 1, 1971 and recorded October 3, 1996 as Entry No. 6472020, in Book 7504, at Page 1156 of the Official Records.

PARCEL 2:

BEGINNING at a point which is South 89°59’06” West 66.00 feet from the Southwest corner of Block 98, Plat “A”, Salt Lake City Survey, and running thence North 00°04’22” East parallel to and 66.00 feet Westerly distant of the West line of said Block 98, 660.34 feet to a point South 89°59’27” West 66.00 feet from the Northwest corner of said Block 98; thence North 89°59’27” East along the North line of said Block 98, 431.72 feet to a point on a 1098.72 foot radius curve to the left, the radius point of which bears North 86°44’52” East; thence Southeasterly along the arc of said curve 56.23 feet to a point of tangency; thence South 06°11’03” East

EXHIBIT C-4

50.06 feet to a point of a 645.28 foot radius curve to the right; thence Southeasterly along the arc of said curve 69.60 feet to a point of tangency; thence South 00°00’15” East 485.03 feet, more or less, to a point on the South line of said Block 98; thence South 89°59’06” West along said South line 446.36 feet, more or less, to the point of BEGINNING.

EXCEPTING THEREFROM the following described parcel of land conveyed to UTAH TRANSIT AUTHORITY in that certain Warranty Deed recorded May 16, 2006 as Entry No. 9725435, in Book 9294, at Page 9879 of the Official Records of the Salt Lake County Recorder, to-wit:

A PARCEL OF LAND IN FEE FOR THE “WEBER COUNTY TO SALT LAKE COMMUTER RAIL”, A UTAH TRANSIT AUTHORITY PROJECT SITUATE IN BLOCK 98, PLAT A, SALT LAKE CITY SURVEY, AND IN THE VACATED PORTION OF THE ADJACENT 500 WEST STREET AND DESCRIBED AS FOLLOWS: Beginning at the Southwest corner of said Block 98; thence South 89°59’34” West 16.98 feet; thence North 00°00’01” West 312.75 feet; thence North 00°39’36” East 38.56 feet; thence North 00°00’28” West 308.92 feet; thence North 89°59’33” East 17.52 feet to the Northwest corner of said Block 98; thence North 89°59’33” East 59.60 feet along the North line of said Block 98; thence South 00°04’20” East 660.23 feet to the South line of said Block 98; thence South 89°59’34” West 61.38 feet along said South line to the point of beginning.

FURTHER EXCEPTING THEREFROM any portion lying West of the westerly line of the parcel of land described in the aforementioned Warranty Deed Entry No. 9725435.

AND

FURTHER EXCEPTING THEREFROM the following described parcel of land conveyed to SALT LAKE CITY CORPORATION, a municipal corporation of the State of Utah, in that certain Quit Claim Deed recorded October 27, 2010 as Entry No. 11061707, in Book 9872, at Page 6349 of the Official Records of the Salt Lake County Recorder, to-wit:

A parcel of land in fee, being part of two (2) entire tracts of property situate in Lots 2, 3, and 4, Block 98, Salt Lake City Survey, Plat “A”, situate in the East 1/2 of the Southwest 1/4 of Section 36, Township 1 North, Range 1 West, SLB&M, State of Utah, incident to the construction of the “Airport Light Rail Transit Project”, a Utah Transit Authority project, known as “ALRT”, and described as follows: Beginning at a Southwest corner of said entire tract, which point is 61.37 feet North 89°58’54” East from the Southwest corner of said Block 98; and running thence North 00°04’20” West 15.25 feet along the westerly boundary line of said entire tract, thence East 32.04 feet; thence South 00°01’46” West 7.51 feet; thence North 89°59’22” East 93.01 feet; thence South 88°00’00” East 198.50 feet; thence South 89°53’56” East 110.23 feet to the easterly line of said Lot 2; thence South 00°04’10” West 0.50 feet along said easterly Lot line to the southerly boundary line of said entire tracts; thence South 89°58’54” West 433.63 feet along said southerly boundary line to the point of beginning.

AND

EXHIBIT C-4

(Continued)

[CONTINUATION OF PARCEL 2 DESCRIPTION]

FURTHER EXCEPTING THEREFROM the following described parcel of land conveyed to the UTAH TRANSIT AUTHORITY in that certain Special Warranty Deed recorded September 28, 2012 as Entry No. 11481044, in Book 10060, at Page 9632 of the Official Records of the Salt Lake County Recorder, to-wit:

A parcel of land in fee, being part of an entire tract of property situate in Lot 3, Block 98, Salt Lake City Survey, Plat “A”, situate in the E 1/2 SW 1/4 of Section 36, Township 1 North, Range 1 West, SLB&M, State of Utah, described as follows: Beginning at a point on the southerly boundary line of said entire tract, said point being 190.33 feet North 89°58’54” East and 7.59 feet North from the Southwest corner of said Block 98; and running thence North 60°00’00” East 11.63 feet; thence East 19.42 feet; thence South 60°00’00” East 14.57 feet to the said southerly boundary line; thence North 88°00’00” West 42.14 feet along said southerly boundary line to the point of beginning.

AND

FURTHER EXCEPTING THEREFROM all the minerals and mineral rights reserved by UNION PACIFIC RAILROAD COMPANY, a Delaware corporation, in that certain Special Warranty Deed recorded December 24, 1998 as Entry No. 7202238, in Book 8208, at Page 2578 of the Official Records of the Salt Lake County Recorder, wherein GATEWAY ASSOCIATES, LTD., a Utah limited partnership, is the Grantee.

SAID PARCEL 2 BEING ALSO DESCRIBED AS FOLLOWS:

Beginning at a point on the east line of property conveyed to the Utah Transit Authority by Warranty Deed, recorded May 16, 2006 as Entry No. 9725435 in Book 9294 at Page 9879, of the Official Records of the Salt Lake County Recorder, said point being North 89°58’54” East 61.38 feet and North 00°04’20” West 15.25 feet from the Southwest Corner, Block 98, Plat “A” Salt Lake City Survey and running thence North 00°04’20” West 644.75 feet along the east line of said Utah Transit Authority property to the north line of Block 98, Plat “A”, Salt Lake City Survey; thence North 89°58’53” East 305.83 feet along the north line of said Block 98; thence southeasterly 56.17 feet along the arc of a 1,098.72 feet radius curve to the left (center bears North 86°44’30” East and the chord bears South 04°43’23” East 56.16 feet with a central angle of 02°55’45”); thence South 06°11’15” East 50.04 feet; thence southeasterly 69.60 feet along the arc of a 645.28 feet radius curve to the right (center bears South 83°48’45” West and the chord bears South 03°05’51” East 69.57 feet with a central angle of 06°10’48”); thence South 00°00’27” East 483.92 feet to the north line of property conveyed to Salt Lake City Corporation by Quit Claim Deed, recorded October 27, 2010 as Entry No. 11061707, in Book 9872, at Page 6349 of the official Records of the Salt Lake County Recorder; thence North 88°00’00” West 193.94 feet along the north line of said Salt Lake City Corporation property; thence South 89°59’22” West 93.01 feet along the north line of said Salt Lake City Corporation property; thence North 00°01’46” East 7.51 feet along the north line of said Salt Lake City

EXHIBIT C-4

Corporation property; thence West 32.04 feet along the north line of said Salt Lake City Corporation property to the point of beginning.

(Continued)

[CONTINUATION OF PARCEL 2 DESCRIPTION]

EXCEPTING THEREFROM the following described parcel of land conveyed to the UTAH TRANSIT AUTHORITY in that certain Special Warranty Deed recorded September 28, 2012 as Entry No. 11481044, in Book 10060, at Page 9632 of the Official Records of the Salt Lake County Recorder, to-wit:

A parcel of land in fee, being part of an entire tract of property situate in Lot 3, Block 98, Salt Lake City Survey, Plat “A”, situate in the E 1/2 SW 1/4 of Section 36, Township 1 North, Range 1 West, SLB&M, State of Utah, described as follows: Beginning at a point on the southerly boundary line of said entire tract, said point being 190.33 feet North 89°58’54” East and 7.59 feet North from the Southwest corner of said Block 98; and running thence North 60°00’00” East 11.63 feet; thence East 19.42 feet; thence South 60°00’00” East 14.57 feet to the said southerly boundary line; thence North 88°00’00” West 42.14 feet along said southerly boundary line to the point of beginning.

FURTHER EXCEPTING THEREFROM all the minerals and mineral rights reserved by UNION PACIFIC RAILROAD COMPANY, a Delaware corporation, in that certain Special Warranty Deed recorded December 24, 1998 as Entry No. 7202238, in Book 8208, at Page 2578 of the Official Records of the Salt Lake County Recorder, wherein GATEWAY ASSOCIATES, LTD., a Utah limited partnership, is the Grantee.

PARCEL 3:

A non-exclusive easement, appurtenant to PARCELS 1 and 2 described herein, solely for the purposes of (a) the construction, repair and maintenance of a roadway and related improvements for vehicular and pedestrian ingress and egress, and (b) ingress, egress and access by vehicles and pedestrians to and from said PARCELS 1 and 2, as defined, described and created pursuant to that certain Declaration And Grant Of Access Easement recorded May 9, 2012 as Entry No. 11387974, in Book 10016, at Page 1021 of the Official Records of the Salt Lake County Recorder, on, over and across the following described property, to-wit:

COMMENCING at the Southwest corner of Block 101, Plat “A”, Salt Lake City Survey; thence running East along the North line of 200 North Street 402.5 feet; thence South 34°51’23” East 161.85 feet to a point on the south line of 200 North Street, said point being 165 feet West of the Northeast corner of Block 98, Plat “A”, Salt Lake City Survey; thence West along the south line of 200 North Street 495 feet to the northwest corner of said Block 98; thence North 131.86 feet, more or less, to the point of BEGINNING.

EXCEPTING FROM SAID PARCEL 3 any portion thereof lying WEST of the EASTERLY line of the following described parcel of land conveyed to the UTAH TRANSIT AUTHORITY in that certain Warranty Deed recorded May 16, 2006 as Entry No. 9725432, in Book 9294, at Page 9873 of the Official Records of the Salt Lake County Recorder, to-wit:

EXHIBIT C-4

A PARCEL OF LAND IN FEE FOR THE “WEBER COUNTY TO SALT LAKE COMMUTER RAIL”, A UTAH TRANSIT AUTHORITY PROJECT, AND DESCRIBED AS FOLLOWS: Beginning at the Northwest corner of Block 98, Plat A, Salt Lake City Survey; thence North 00°06’33” West 131.92 feet to the Southwest corner of Block 101, Plat A, Salt Lake City Survey; thence North 89°54’48” East 59.82 feet along the South line of said Block 101; thence South 00°00’53” East 132.00 feet to the North line of said Block 98; thence South 89°59’33” West 59.60 feet along said North line to the point of beginning.

AND

FURTHER EXCEPTING FROM SAID PARCEL 3 all the minerals and mineral rights reserved by UNION PACIFIC RAILROAD COMPANY, a Delaware corporation, in that certain Special Warranty Deed recorded December 24, 1998 as Entry No. 7202238, in Book 8208, at Page 2578 of the Official Records of the Salt Lake County Recorder, wherein GATEWAY ASSOCIATES, LTD., a Utah limited partnership, is the Grantee.

EXHIBIT C-4

EXHIBIT C-5

LEGAL DESCRIPTION OF THE KBS TOWER AT LAKE CAROLYN LAND

That certain real property located in Dallas County, Texas, more particularly described as follows:

TRACT 1:

BEING a tract of land situated in the Elizabeth Crockett Survey, Abstract No. 217, in the City of Irving, Dallas County, Texas, and being all of Lot 1, Block II of Las Colinas Urban Center, Revised Thirty-first Installment, as recorded in Volume 87045, Page 1492 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a “+” cut in concrete found for corner at the intersection of the southerly right-of-way line of O’Connor Boulevard (110’ R.O.W.) with the cut-off line between the said southerly right-of-way line of O’Connor Boulevard and the westerly right-of-way line of Las Colinas Boulevard East (110’ R.O.W.);

THENCE, along said cut-off line and the westerly right-of-way line of Las Colinas Boulevard as follows:

South 60 degrees 53 minutes 29 seconds East a distance of 28.70 feet to a “+” cut in concrete found for corner;

South 16 degrees 43 minuted 45 seconds East a distance of 60.28 feet to a “+” cut in concrete found for corner and the beginning of a curve to the left from which the radius point bears North 73 degrees 16 minutes 15 seconds East a distance of 878.52 feet;

Along said curve to the left through a central angle of 24 degrees 47 minutes 15 seconds and an arc length of 380.07 feet to a “+” cut in concrete found for corner at the point of tangency;

South 41 degrees 31 minutes 00 seconds East a distance of 7.25 feet to a “+” cut in concrete found for corner;

THENCE, South 54 degrees 20 minutes 56 seconds West, departing the westerly right-of-way line of Las Colinas Boulevard East, a distance of 113.80 feet to a “V” cut in brick paver found for corner ;

THENCE, South 09 degrees 20 minutes 56 seconds West, a distance of 36.89 feet to a “+” cut in concrete found for corner;

THENCE, North 80 degrees 39 seconds 04 seconds West, a distance of 105.34 feet to a “+” cut in concrete found for corner;

EXHIBIT C-5

THENCE, South 54 degrees 20 minutes 56 seconds West, a distance of 57.74 feet to a 1/2-inch iron rod with “RLG” cap found for corner;

THENCE, North 80 degrees 39 minutes 04 seconds West, a distance of 155.33 feet to a 1/2-inch iron rod found for corner;

THENCE, South 54 degrees 20 minutes 56 seconds West, a distance of 76.31 feet to a “+” cut in concrete found for corner on the dry side of a concrete retaining wall along Lake Carolyn;

THENCE, continuing along the dry side of the aforementioned concrete retaining wall as follows:

North 03 degrees 01 minute 32 seconds West, a distance of 79.19 feet to a “+” cut in concrete found for corner;

North 21 degrees 54 minutes 10 seconds East, a distance of 235.32 feet to a “+” cut in concrete found for corner;

North 21 degrees 55 minutes 59 seconds West, a distance of 166.47 feet to a “+” cut in concrete found for corner;

North 10 degrees 11 minutes 38 seconds West, a distance of 18.61 feet to a “+” cut in concrete found for corner;

THENCE, departing said concrete retaining wall, North 79 degrees 48 minutes 22 seconds East, a distance of 41.01 feet to a “+” cut in concrete found for corner;

THENCE, North 10 degrees 11 minutes 45 seconds West a distance of 27.80 feet to a “+” cut in concrete found for corner in the south right-of-way line of said O’Connor Boulevard and being in a curve to the left from which the radius point bears North 10 degrees 23 minutes 33 seconds West a distance of 2394.17 feet;

THENCE, continuing along said curve to the left in a northeasterly direction along the southerly right-of-way line of O’Connor Boulevard through a central angle of 04 degrees 25 minutes 19 seconds and an arc length of 184.78 feet to the POINT OF BEGINNING and containing 154,405 square feet or 3.5446 acres of land, more or less.

TRACT 2:

Easements rights in and to the Common Properties as created and defined under terms, conditions and stipulations in the Declaration, as hereinafter defined in that certain Declaration - Las Colinas Area I, Dallas County, Texas, dated August 22, 1973, recorded August 22, 1973 in Volume 73166, Page 1001, as amended and supplemented.

EXHIBIT C-5

EXHIBIT C-6

LEGAL DESCRIPTION OF THE KBS 201 SPEAR STREET LAND

That certain real property located in the City of San Francisco, County of San Francisco, State of California and more particularly described as follows:

Parcel One:

Beginning at a point on the Southeasterly line of Howard Street, distant thereon South 45° 07’ 55” West, 156.083 feet from the point of intersection of the Southeasterly line of Steuart Street and the Southeasterly line of Howard Street; running thence South 45° 07’ 55” West, 118.917 feet to the Northeasterly line of Spear Street, thence along said line of Spear Street, South 44° 52’ 05” East, 292.278 feet; thence from a tangent that bears North 21° 24’ 41” West along a curve to the left with a radius of 958 feet, central angle of 17° 39’ 17”, an arc distance of 295.191 feet; thence South 45° 07’ 55” West 128.941 feet; thence North 44° 52’ 05” East, 134.03 feet to the point of beginning.

A portion of said description also being Lot No. 30, as shown on Parcel Map recorded December 23, 1981 in Book 22 of Parcel Maps, at Page 61, in the office of the County Recorder of the City and County of San Francisco, California.

Parcel Two:

Easements of ground level only for vehicular and pedestrian access in and to Steuart Street, as set forth in that certain Grant Deed recorded in Book 6714 Page 524, of Official Records of the City and County of San Francisco, and excepting therefrom that portion of said easement lying northwesterly of a line described in that certain Quitclaim Deed recorded in Book D538 Page 1661, of Official Records of the City and County of San Francisco.

Parcel Three:

An easement of ground level only for vehicular and pedestrian access in and to Steuart Street, as set forth in that certain Director’s Deed recorded in Book D538 Page 1666 of Official Records of the City and County of San Francisco.

(End of Legal Description)

EXHIBIT C-6

EXHIBIT D

PERMITTED ENCUMBRANCES

As set forth in Agent’s letter of title instructions to the Title Company setting forth Agent’s requirements for the Title Policy for each Deed of Trust encumbering a Property. In no event shall any deeds of trust, mortgages or other liens securing indebtedness or monetary obligations (other than the Deeds of Trust in favor of Agent for the benefit of Lenders) be “Permitted Encumbrances.”

EXHIBIT D

EXHIBIT E

APPRAISED VALUE OF EACH PROPERTY

Property	Appraised Value

KBS Domain Gateway Property	$ 49,300,000

KBS West McEwen Property	$ 43,200,000

KBS 155 North 400 West Property	$ 33,500,000

KBS Tower at Lake Carolyn Property	$ 47,500,000

KBS 201 Spear Street Property	$123,000,000 (with cost basis as of 12-31-2013 of $122,343,740)

EXHIBIT E

EXHIBIT F

TITLE INSURANCE REQUIREMENTS

For each Deed of Trust, an ALTA form extended coverage lender’s policy of title insurance] [a title insurance policy in the form of an American Land Title Association Extended Coverage Loan Policy 1970, amended 10/17/70 (without further modification, revision or amendment) with ALTA Endorsement Form 1 Coverage, with such endorsements as Agent requires in its sole discretion (including but not limited to variable rate, survey, creditors’ rights (if applicable), comprehensive coverage, access, zoning (with parking), subdivision, usury, separate tax lot, contiguity, first-loss and tie-in endorsements as available), insuring that such Deed of Trust is a valid, first priority lien on the Property encumbered thereby, and in an insured amount as reasonably required by Agent. Each Title Policy must not contain any exceptions or exclusions other than Permitted Encumbrances or as may be approved by Agent in writing. Each Title Policy must contain such reinsurance agreements and direct access agreements as Agent may require. During the term of the Loan, Agent may require other endorsements to the Title Policies, as specified in the Loan Agreement.

EXHIBIT F

EXHIBIT G

INSURANCE REQUIREMENTS

I.	PROPERTY INSURANCE

An ORIGINAL (or certified copy) All-Risk Hazard Insurance Policy or ORIGINAL Acord 28 (2009/12) form of Certificate of Insurance naming the borrowing entity as an insured, reflecting coverage of 100% of the replacement cost, and written by a carrier approved by Agent with a current Best’s Insurance Guide Rating of at least A-IX (which is authorized to do business in the state in which the property is located) that includes:

1.	Mortgage Clause naming Agent as Mortgagee with a 30-day notice to Agent in the event of cancellation, non-renewal or material change.

Address for Agent is as follows:

U.S. Bank National Association, ISAA ATIMA

Commercial Real Estate

4100 Newport Place, Suite 900

Newport Beach, CA 92660

Attention: Loan Administration

2.

Lenders Loss Payable Endorsement with a Severability of Interest Clause, and requiring a 30-day prior notice to Agent of cancellation, nonrenewal, surrender, reduction in scope or limits of coverage, or other material change.

3.	Replacement Cost Endorsement.

4.	No Exclusion for Acts of Terrorism (United States Certified Acts of Terrorism coverage – TERRORISM RISK INSURANCE PROGRAM REAUTHORIZATION ACT OF 2007).

5.	No Coinsurance Clause.

6.	Boiler and Machinery Coverage.

7.	Sprinkler Leakage Coverage.

8.	Vandalism and Malicious Mischief Coverage.

9.	Flood Insurance will be required for all Properties that Agent determines are, at any time, in a Special Flood Hazard Area.

10.	Coastal and Other Wind Coverage

EXHIBIT G – Page 1

11.	Loss of Rents Insurance in an amount of not less than 100% of one year’s Rental Value of each Property. “Rental Value” shall include:

(a) The total projected gross rental income from tenant occupancy of each Property as reasonably determined by Agent;

(b) The amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of any Borrower; and

(c) The fair rental value of any portion of each Property which is occupied by a Borrower.

12.	Extra Expense Coverage.

13.	Borrower’s coverage is primary and non-contributory with any insurance or self-insurance carried by Agent and/or Lenders.

II.	LIABILITY INSURANCE

BORROWER:     An ORIGINAL Acord 25-S Certificate of General Comprehensive Liability Insurance (with copy of original policy to be obtained within 30 days of closing) naming the borrowing entity as an insured, providing coverage on an “occurrence” rather than a “claims made” basis and written by a carrier approved by Agent with a current A.M.Best’s Insurance Guide Rating of at least A- IX (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

1.

Combined general liability policy limit of at least $5,000,000.00 each occurrence, applying liability for Bodily Injury, Personal Injury, Property Damage, Contractual, Products and Completed Operations which combined limit may be satisfied by the limit afforded under the Commercial General Liability Policy, or by such Policy in combination with the limits afforded by an Umbrella or Excess Liability Policy (or policies); provided, the coverage afforded under any such Umbrella or Excess Liability Policy is at least as broad in all material respects as that afforded by the underlying Commercial General Liability Policy.

2.	No Exclusion for Acts of Terrorism (United States Certified Acts of Terrorism coverage – TERRORISM RISK INSURANCE PROGRAM REAUTHORIZATION ACT OF 2007).

3.	Aggregate limit to apply per location.

4.	Borrower’s coverage is primary and non-contributory with any insurance or self-insurance carried by U.S. Bank National Association.

5.

Additional Insured Endorsement naming Agent as an additional insured with a 30-day notice to Agent in the event of cancellation, non-renewal or material change. A Severability of Interests provision should be included.

EXHIBIT G – Page 2

Address for Agent is as follows:

U.S. Bank National Association, ISAA ATIMA

Commercial Real Estate

4100 Newport Place, Suite 900

Newport Beach, CA 92660

Attention: Loan Administration

III.	GENERAL REQUIREMENTS

1.

All policies of insurance required herein must contain an endorsement or agreement by the insurer that any loss will be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower or any party holding under Borrower which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Borrower.

2.

If Agent consents, Borrower may provide any of the required insurance through blanket policies carried by Borrower and covering more than one location, or by policies procured by a party holding under Borrower; provided, however, all such policies must be in form and substance and issued by companies reasonably satisfactory to Agent.

IV.	OTHER COVERAGES

At Agent’s request, Borrower shall procure and maintain such other insurance, or such additional amounts of insurance, covering Borrower and/or any Property, as Agent shall from time to time require, in the exercise of its reasonable business judgment in light of the commercial real estate practice existing at the time the insurance is issued and in the place where any Property is located, provided such insurance is available at commercially reasonable rates. In addition, the above insurance requirements are subject to change or the imposition of additional coverages if required by applicable laws, regulations or policies applicable to Agent or Lenders or any Property.

EXHIBIT G – Page 3

EXHIBIT H

NOTICES AND WIRE INSTRUCTIONS

U.S. Bank National Association

Commercial Real Estate

4100 Newport Place, Suite 900

Newport Beach, CA 92660

Attention: Loan Administration

Young Hahn

Deal Administrator

1420 Fifth Ave., 9th Floor

Seattle, WA 98111

(206) 344-5055

(877) 653-3117

(206) 587-7022

Institution Name:	U.S. Bank National Association

ABA Number:	091000022

Account Name:	c/o Syndication Services

Account Number:	0006854-2160600

Reference	KBS Domain Gateway, LLC

Fifth Third Bank

5050 Kingsley Drive

Cincinnati, OH 45227

Attention: Jessica Cornish

Jessica.Cornish@53.com

Tel: 513-358-1185

Institution Name:	Fifth Third Bank

ABA Number:	042000314

Account Name:	Commercial Loan Wires

Account Number:	89922553

Attention: Jessica Cornish

Reference: Commercial Wires (KBS III)

EXHIBIT H

Regions Bank

1900 5th Ave. No 15 Floor

Birmingham, Alabama 35203

Attn: Joanne Blaikie

Email: Joanne.blaikie@regions.com

Tel.: 205-264-4919

Fax: 205-264-5456

Institution Name:	Regions Bank

ABA Number:	062005690

Account Name:	Operatings Division Clearing

Account Number:	1102450454200

Attention: Joanne Blaikie

Reference: KBSIII REIT III Properties

Tel.: 949-863-2376

Union Bank, N.A.

Commercial Loan Operations

1980 Saturn Street

Monterey Park, CA 91754

Fax: 800-446-9951

        323-724-6198

Email: #c/o_synd@unionbank.com

Attention: Gena Robles

Tel: 323-720-2522

Attention: Maria Suncin

Tel:      323-720-2870

Institution Name:	Union Bank, N.A.

ABA Number:	122-000-498

Account Name:	Wire Transfer Clearing

Account Number:	77070196431

Attention: RE-96406 Commercial Loan Ops

Reference: KBSIII Domain Gateway, LLC

Loan #: TBD

Fax: 213-724-6198

Telex #: 188612

EXHIBIT H

EXHIBIT I

COMMITMENTS AND COMMITMENT PERCENTAGES OF LENDERS

Lender	Commitment Percentage	Commitment Amount

U.S. Bank National Association	35%	$70,000,000

Regions Bank	30%	$60,000,000

Union Bank, N.A.	20%	$40,000,000

Fifth Third Bank	15%	$30,000,000

EXHIBIT I

EXHIBIT J

FORM OF DRAW REQUEST

(See Attached)

EXHIBIT J

Draw Request

Borrower hereby requests an advance of Loan proceeds in the amount of $        , which request is supported by the attached (which includes information required by Agent regarding Availability Amount calculations).

Borrower hereby certifies as follows (all terms herein having the meanings set forth in the Loan Agreement (the “Loan Agreement”) dated as of             , 2014, between Borrower and U.S. Bank National Association, as “Agent” and the Lenders from time to time a party thereto (“Lenders”):

1.           At the date hereof, to the knowledge of Borrower, no suit or proceeding at law or in equity, and, to the knowledge of Borrower, no investigation or proceeding of any governmental body, has been instituted or is threatened, which in either case would substantially, negatively affect the condition or business operations of any Borrower or any Property, except the following:

2.           At the date hereof, to the knowledge of Borrower, no default or Event of Default under the Loan Agreement or under any of the other Loan Documents has occurred and is continuing, and, to the knowledge of Borrower, no event has occurred which, upon the service of notice and/or the lapse of time, would constitute an Event of Default thereunder, except the following:

3.           Guarantor is in compliance with all required financial covenants under the Loan Documents.

4.           All bills for labor, materials, equipment, work, services and supplies furnished in connection with any Property, which could give rise to a mechanic’s lien if unpaid, have been paid or will be paid before they become delinquent.

5.           Immediately following the disbursement of the requested funds, the outstanding principal amount of the Loan will not exceed the Availability Amount.

6.           Borrower authorizes and requests Agent and Lenders to charge the total amount of this Draw Request against Borrower’s Loan account and to advance from the proceeds of the Loan the funds hereby requested. The advance made pursuant to this Draw Request is acknowledged to be an accommodation to Borrower and is not a waiver by Agent or Lenders of any defaults or events of default under the Loan Documents or any other claims of Agent or Lenders against Borrower or Guarantor(s).

EXHIBIT J

7.          The representations of Borrower in Article 4 are true and correct in all material respects except as disclosed to Agent in writing.

The advances and disbursements on the attached sheets are hereby approved and authorized.

BORROWER:

EXHIBIT J

EXHIBIT K

BORROWER EIN NUMBERS

Borrower	U.S. EIN

KBSIII Domain Gateway, LLC	45-3138490

KBSIII 1550 West McEwen Drive, LLC	35-2440577

KBSIII 155 North 400 West, LLC	90-0804979

KBSIII Tower at Lake Carolyn, LLC	46-1568803

KBSIII 201 Spear Street, LLC	46-3998675

EXHIBIT K

EXHIBIT L

FORM OF JOINDER AGREEMENT

EXHIBIT L